Exhibit 4(l)

                       FOURTH AMENDMENT TO CREDIT AGREEMENT

     THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Fourth Amendment") dated as of June 29, 2001, is entered into among LUBY'S INC. (formerly known as Luby's Cafeterias, Inc.), a Delaware corporation (the "Borrower"), the banks listed on the signature pages hereof ("Lenders") and BANK OF AMERICA, N.A. (successor by merger to NationsBank, N.A., successor by merger to NationsBank of Texas, N.A.), as Administrative Lender for the Lenders (in said capacity, the "Administrative Lender").

                                    RECITALS:

     A. The Borrower, the Lenders, and the Administrative Lender heretofore entered into that certain Credit Agreement, dated as of February 27, 1996, as amended by the First Amendment to Credit Agreement dated as of January 24, 1997, the Second Amendment to Credit Agreement dated as of July 3, 1997, and the Third Amendment to Credit Agreement dated as of October 27, 2000 (said Credit Agreement, as amended, the "Credit Agreement").

     B. The Borrower, the Lenders, and the Administrative Lender desire to amend the Credit Agreement.

     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, the Lenders, and the Administrative Lender covenant and agree as follows:

                                   ARTICLE 1

                                  Definitions

     Section 1.1 Definitions. Unless otherwise defined in this Fourth Amendment, terms defined by the Credit Agreement, where used in this Fourth Amendment, shall have the same meanings in this Fourth Amendment as are prescribed by the Credit Agreement.

                                  ARTICLE 2

                                  Amendments

     Section 2.1 Amendment to Definitions in Article 1 of the Credit Agreement. Effective as of the date hereof, the following definitions in Article 1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

     "Applicable Margin" means one and one-half percent (1.50%).


     "Commitment" means $124,184,380, as reduced from time to time pursuant to
Section 2.6.

     "Default Rate" means a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, or (b) the sum of the Prime Rate plus four percent (4.0%).

     "EBITDA" means, for any period, determined in accordance with GAAP on a consolidated basis, the sum of (a) Operating Income, plus (b) nonrecurring, non-cash charges which decrease Operating Income, plus (c) depreciation and amortization, minus (d) nonrecurring credits which are included in Operating Income; provided, that for purposes of determining compliance with Section 5.9, calculation of EBITDA shall exclude (i) the non-cash portion of Harris Pappas' and Chris Pappas' stock option compensation (up to $1,300,000 through August 31, 2001, $1,900,000 through August 31, 2002, $1,300,000 through August 31, 2003 and
$700,000 through August 31, 2004), (ii) cost of stock options with employees (up to a maximum of $1,700,000 over a period beginning on the Fourth Amendment Date and ending on the day preceding the Maturity Date), (iii) accounting requirements for future store closings required by GAAP and (iv) costs of closing a store location.

     "Maturity Date" means April 30, 2003, provided, that in the event the Further Extension Conditions are satisfied on April 30, 2003, the Maturity Date shall thereupon be automatically extended to, and thereafter shall be, April 30, 2004.

     "Permitted Investments" means loans or advances by the Borrower to its employees made in the normal and ordinary course of business up to an aggregate maximum amount of $200,000 at any time outstanding and other Investments in
(a) wholly-owned Restricted Subsidiaries (i) that are subject to the provisions of this Agreement, (ii) that have unconditionally guaranteed the performance of the Borrower's obligations under this Agreement, in form and substance satisfactory to the Administrative Lender, and (iii) that concurrently deliver to the Lenders (A) an opinion acceptable to the Lenders with respect to the validity and enforceability of such guarantee and (B) such other documents, such as corporate resolutions, certificates of incumbency, by-laws and articles of incorporation, as the Lenders shall reasonably require, provided, that if any such Investment in any such Restricted Subsidiary is a loan or advance, the Debt incurred thereby is not prohibited by Section 5.6; (b) Investments permitted by the Investment Policy, (c) Existing Investments, (d) Investments in Cash Equivalents and (e) Investments in Unrestricted Subsidiaries, provided that at no time shall (i) the gross revenues of all Unrestricted Subsidiaries for any four consecutive fiscal quarters constitute 10% or more of the consolidated gross revenues of the Borrower and its Subsidiaries for such period of (ii) the assets of all Unrestricted Subsidiaries constitute 10% or more the consolidated asset of the Borrower and its Subsidiaries.

     Section 2.2 Addition of Definitions in Article 1 of the Credit Agreement. Effective as of the date hereof, the following definitions hereby are added to
Article 1 of the Credit Agreement, which shall be deemed inserted in appropriate alphabetical position:

     "Budget" means a budget, in form and substance satisfactory to the Administrative Lender and the Lenders, setting forth the projected financial performance of the Borrower and its Subsidiaries for the period beginning May 1, 2001 and ending April 30, 2004, including compliance with the requirements of
Section 5.9.

     "Excess Cash" means the amount (determined on a net basis after tax) by which consolidated EBITDA for each such fiscal year exceeds the following amount specified for each such fiscal year, respectively: $16,000,000 for fiscal year ending August 31, 2001; $35,000,000 for fiscal year ending August 31, 2002; $44,000,000 for fiscal year ending August 31, 2003; and $47,000,000 for fiscal year ending August 31, 2004.

     "Fourth Amendment Date" means June 29, 2001.

     "Further Extension" means extension of the Maturity Date to April 30, 2004, effective upon satisfaction of the Further Extension Conditions.

     "Further Extension Conditions" means each of the following: (a) the Borrower shall have delivered to the Administrative Lender a certificate signed by an Authorized Officer of the Borrower, effective as of April 30, 2003, stating that no Default or Event of Default has occurred and remains in existence on such date, (b) all payments required by subparagraphs (i) and
(ii) of Section 2.5(b) shall have been made, (c) no Default or Event of Default shall have occurred and remain in existence on April 30, 2003 and (d) the Borrower shall have paid to the Administrative Lender, for the benefit of the Administrative Lender and the Lenders, the fee required by Section 5.22.

     "Mortgage" means a deed of trust or mortgage and security agreement, in form and substance satisfactory to the Administrative Lender and the Lenders, pursuant to which the Borrower, or a Subsidiary of the Borrower, shall grant to the Administrative Lender, for the sole benefit of the Administrative Lender and the Lenders, a first and prior Lien in all real property, improvements and fixtures located on real property owned by the Borrower or such Subsidiary, as the case may be, to secure the Obligations.

     "Pappas Loans" means loans made by Harris Pappas and Chris Pappas, or a family trust of Harris Pappas and Chris Pappas or an entity controlled by Harris Pappas and Chris Pappas, in either case acceptable to the Administrative Lender and the Lenders, which loans are (i) evidenced by one or more promissory notes in form and substance satisfactory to the Administrative Lender and the Lenders and (ii) unsecured and unconditionally subordinate in right of payment and claim to the prior payment in full of the Obligations, in form and substance satisfactory to the Administrative Lender and the Lenders.

     Section 2.3 Deletion of Definitions in Article 1 of the Credit Agreement. Effective as of the date hereof, the definitions of "Earnings Available for Fixed Charges," "Fixed Charges," "Fixed Charges Coverage Ratio" hereby are deleted are from Article 1 of the Credit Agreement.

     Section 2.4 Amendment to Section 2.1. Effective as of the date hereof, the third sentence of Section 2.1 hereby is amended to insert the following at the end thereof:

     "...; and provided further, that no LIBOR Advance shall be made on or after the Fourth Amendment Date."

     Section 2.5 Amendment to Section 2.3(a)(ii). Effective as of the date hereof, Section 2.3(a)(ii) hereby is amended and restated to read in its entirety as follows:

     (ii) Interest on each Revolving Credit Advance shall be computed on the basis of a year of 365 or 366 days, as applicable, for the number of days actually elapsed, and shall be payable in arrears on the first day of each calendar month and on the Maturity Date.

     Section 2.6  Amendment to Section 2.5(b).  Effective as of the date hereof,
Section 2.5(b) hereby is amended to add the following, immediately after the existing last sentence thereof:

     In addition, the Borrower shall make the following mandatory payments in reduction of the outstanding principal of the Revolving Credit Loans:


       (i) On or before August 28, 2001, in an amount not less than $1,000,000;

      (ii) On or before April 30, 2003, in an amount not less than $17,000,000;

     (iii) Within 45 days after the end of each fiscal year (through and including the fiscal year ending prior to the Maturity Date), in an amount equal to 50% of Excess Cash for such fiscal year;

      (iv) Promptly upon receipt thereof, an amount equal to all proceeds (net of reasonable costs and expenses) of any sale, assignment or refinancing of any real or personal property of the Borrower or any of its Subsidiaries; and

       (v)  If the Further Extension becomes effective:

            (a) On or before October 31, 2003, in an amount not less than $6,000,000.00; and

            (b) On or before March 31, 2004, in an amount not less than $7,000,000.00.

     Section 2.7  Amendment to Section 2.6(b).  Effective as of the date hereof,
Section 2.6(b) hereby is amended to add the following, immediately after the existing last sentence thereof:

     Additionally, the Commitment shall automatically reduce (A)(i) by $1,000,000 on the earlier of June 30, 2001 or the date of the Borrower's payment pursuant to clause (i) of the last sentence of Section 2.5(b),
     (ii) by $17,000,000 on the earlier of April 30, 2003 or the date of the Borrower's payment pursuant to clause (ii) of the last sentence of Section 2.5(b), (B) if the Further Extension becomes effective, (i) by $6,000,000 on the earlier of October 31, 2003 or the date of the Borrower's payment pursuant to clause (v)(a) of the last sentence of Section 2.5(b) and
     (ii) by $7,000,000 on the earlier of March 31, 2004 or the date of the Borrower's payment pursuant to clause (v)(b) of the last sentence of
     Section 2.5(b) and (C) on the date of payment thereof, by an amount equal to each payment made by the Borrower pursuant to Section 2.5(b)(iii) and Section 2.5(b)(iv).

     Section 2.8 Amendment to Section 4.1(j).  Effective as of the date hereof,
Section 4.1(j) hereby is amended and restated to read in its entirety as follows:

     (j) No Adverse Change. Since June 1, 2001, no event or circumstance has occurred or arisen that could have a Material Adverse Effect.

     Section 2.9 Amendment to Section 5.3(a).  Effective as of the date hereof,
Section 5.3(a) hereby is amended and restated to read in its entirety as follows:

     (a) The Borrower covenants and agrees that it will not, and will cause each of its Restricted Subsidiaries to not, directly or indirectly
     (i) sell, transfer or otherwise dispose of any of its assets (whether now owned or hereafter acquired) or (ii) enter into any arrangement with any Person, whereby the Borrower or any such Restricted Subsidiary shall sell or transfer any property, whether now owned or hereafter acquired, used or useful in its business, and thereafter rent or lease the property so sold or transferred ("Sale-Leaseback"), except (i) sales of inventory or equipment in the ordinary course of business, and product material in the ordinary course of business, (iii) dispositions of Cash Equivalents or cash in the ordinary course of business, and (iv) dispositions of the property to the Borrower or to a Restricted Subsidiary. In connection with any request by the Borrower for consent to the sale of any real property, the Borrower will promptly furnish to the Administrative Lender, at the Borrower's sole cost and expense, an appraisal of such real property and all improvements thereon, prepared by a credentialed appraiser acceptable to the Agent and in form, and on a valuation basis, satisfactory to the Administrative Agent, provided that the Administrative Lender and the Lenders shall have no obligation to approve any such request for consent.

     Section 2.10  Amendment to Section 5.4.  Effective as of the date hereof,
Section 5.4 hereby is amended and restated to read in its entirety as follows:

     Section 5.4.  Capital Expenditures.    Capital Expenditures by the Borrower
     shall be made solely from cash flow or from proceeds of Pappas Loans, exclusive of any disposition or refinancing of real estate. Capital Expenditures, excluding Capital Expenditures made from Excess Cash pursuant to Section 5.19, shall not exceed (i) $20,000,000 in the aggregate during any fiscal year of the Borrower or (ii) $5,000,000 during any fiscal quarter of such fiscal year.

     Section 2.11  Amendment to Section 5.6.  Effective as of the date hereof,
Section 5.6 hereby is amended and restated to read in its entirety as follows:

     Section 5.6 Incurrence and Retention of Debt. The Borrower covenants and agrees that it will not, and will cause each Restricted Subsidiary to not, incur, create, assume, or suffer to exist any Debt except (a) the Obligations, (b) Existing Debt, (c) Debt in respect of contingent obligations to the extent permitted under Section 5.5, (d) Debt in respect of Interest Rate Protection Agreements, (e) Debt of the Borrower or a Restricted Subsidiary to a Restricted Subsidiary or the Borrower, incurred in the ordinary course of business in amounts, and for purposes, consistent with prior business practices of the Borrower, provided that any such Debt shall be subject to a subordination agreement in form and substance satisfactory to the Administrative Lender, (f) Debt in respect of the Pappas Loans, provided that such Debt is subordinated in right of payment and claim to the Obligations, in form and substance satisfactory to the Administrative Lender and the Lenders, (g) other Debt in an aggregate amount not to exceed $200,000 at any time outstanding, and (h) letters of credit issued in the ordinary course of business.

     Section 2.12  Amendment to Section 5.9.  Effective as of the date hereof,
Section 5.9 hereby is amended and restated to read in its entirety as follows:

     Section 5.9.  Minimum EBITDA.

    (a)  The Borrower shall maintain minimum quarterly EBITDA in amounts,
    (i) for each of the first three (3) fiscal quarters of each fiscal year, at least equal to 90.0% of the Borrower's projected quarterly EBITDA for each such fiscal quarter and (ii) for the fiscal year to date period through the end of such fiscal quarter, at least 90.0% of the Borrower's projected cumulative EBITDA for such period, in each case as reflected in the Budget.

    (b)  The Borrower shall maintain minimum annual EBITDA as follows:
    $16,000,000 for the Borrower's fiscal year ending August 31, 2001; $35,000,000 for the Borrower's fiscal year ending August 31, 2002; $44,000,000 for the Borrower's fiscal year ending August 31, 2003; and $47,000,000 for the Borrower's fiscal year ending August 31, 2004.

     Section 2.13 Amendment to Section 5.16(b). Effective as of the date hereof, Section 5.16(b) hereby is amended and restated to read in its entirety as follows:

     (b)  the Pappas Loans.

     Section 2.14 Amendment to add Section 5.19. Effective as of the date hereof, Section 5.19 hereby is amended and restated to read in its entirety as follows:

     Section 5.19. Excess Cash. The Borrower will use Excess Cash, if any, in excess of amounts required to be paid to the Lenders pursuant to clause
     (iii) of Section 2.5(b), only for working capital purposes, including without limitation Capital Expenditures.

     Section 2.15 Amendment to add Section 5.20. Effective as of the date hereof, the Credit Agreement hereby is amended to add a new Section 5.20, which shall read in its entirety as follows:

     Section 5.20. Mortgages. On or before the expiration of 15 days thereafter, the Borrower shall execute and deliver, and shall cause each of its Subsidiaries to execute and deliver, to the Administrative Lender for the benefit of the Administrative Lender and the Lenders, a deed of trust or mortgage and security agreement pursuant to which the Borrower and each such Subsidiary shall grant to the Administrative Lender, for the benefit of the Administrative Lender and the Lenders, a first and prior Lien on all real property and improvements owned by the Borrower or such Subsidiaries, and a first and prior security interest and lien in and to all equipment and fixtures now or hereafter located thereon, in each case in form and substance satisfactory to the Administrative Lender and the Lenders. On or before the Fourth Amendment Date, and at such times thereafter as any such item comes into its possession, the Borrower shall deliver to the Administrative Lender, and shall cause each of its Subsidiaries to deliver to the Administrative Lender, true and complete copies of all appraisals, title policies and environmental reports with respect to such real estate (in each case, together with all applicable schedules and attachments) which the Borrower or any such Subsidiary has in its possession or under its control, accompanied by a letter executed by an Authorized Officer of the Borrower certifying that such documents constitute all such items in the Borrower's or any s such Subsidiaries' possession or control. The Borrower will cooperate with the Administrative Lender in allowing it to obtain any appraisals or environmental reports, at the Lenders' expense, as the Administrative Lender may request.

     Section 2.16 Amendment to add Section 5.21. Effective as of the date hereof, the Credit Agreement hereby is amended to add a new Section 5.21, which shall read in its entirety as follows:

     Section 5.21. Additional Pappas Loans. On or before 30 days after the Fourth Amendment Date, the Borrower will receive cash proceeds of Pappas Loans in an aggregate amount not less than $7,000,000. All proceeds of all Pappas Loans received by the Borrower will be used by the Borrower solely for working capital purposes of the Borrower in the ordinary course of business.

     Section 2.17 Amendment to add Section 5.22. Effective as of the date hereof, the Credit Agreement hereby is amended to add a new Section 5.22, which shall read in its entirety as follows:

     Section 5.22. Further Extension. In consideration for the Further Extension, and subject to the Credit Agreement, the Borrower shall pay to the Administrative Lender, for the benefit of the Administrative Lender and the Lenders, a fee in an amount equal to one-half of one percent (0.5%) of the aggregate unpaid principal and accrued interest on the Revolving Loans outstanding on April 30, 2003.

    Section 2.18  Amendment to Section 6.1.  Effective as of the date hereof,
Section 6.1 hereby is amended to re-designate existing subsection (g) as subsection "(l)" and add new subsections (g), (h), (i), (j) and (k) immediately following existing subsection (f), which shall read in their entirety, respectively, as follows:

     (g) Not less than 60 days before the end of each fiscal year, a monthly projection of consolidated statement of income for the following fiscal year.

     (h) Within 30 days after the end of each fiscal quarter, a compliance certificate setting forth a calculation of actual EBITDA for such fiscal quarter, signed by the chief financial officer of the Borrower or other Authorized Officer of Luby's satisfactory to the Administrative Lender.

     (i) Within 30 days after the end of each fiscal quarter, a quarterly report of Capital Expenditures made during the preceding fiscal quarter.

     (j) Within 30 days after the last day of each calendar month, a financial report, in form satisfactory to the Administrative Lender and the Lenders, reflecting actual financial performance compared to projected financial performance as set forth in the Budget.

     Section 2.19  Amendment to Section 10.12.  Effective as of the date hereof,
Section 10.12 hereby is amended and restated to read in its entirety as follows:

     Section 10.12 Amendment and Waiver. The provisions of this Agreement may not be amended, modified or waived except by written agreement of the Borrower, the Administrative Lender and all Lenders; provided however, that no such amendment, modification or waiver shall be made (a) without the consent of the Administrative Lender, if it would alter the rights, duties or obligations of the Administrative Lender or (b) without the consent of the Issuing Bank, if it would alter the rights, duties or obligations of the Issuing Bank. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Administrative Lender, the Lenders and the Borrower.

     Section 2.20 Amendment to Schedules. Schedules 2, 3, 4, 5, 6, and 7 to Credit Agreement are amended and restated to read in their entirety as Schedules 2, 3, 4, 5, 6 and 7 attached hereto.

                                    ARTICLE 3

                                  Miscellaneous

     Section 3.1 Representations and Warranties; No Event of Default. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof and after giving effect to the amendment contemplated by this Fourth Amendment, subject to Section 3.3:

     (a) the representations and warrants contained in the Credit Agreement are true and correct on and as of the date hereof as made on and as of such date;

     (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

     (c) the Borrower has full power and authority to execute, deliver and perform this Fourth Amendment, and the Credit Agreement, as amended by this Fourth Amendment, the execution, delivery and performance of this Fourth Amendment and the Credit Agreement, as amended by this Fourth Amendment, have been authorized by all corporate action of the Borrower, and this Fourth Amendment and the Credit Agreement, as amended hereby, constitute the legal valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

     (d) neither the execution, delivery and performance of this Fourth Amendment or the Credit Agreement, as amended by this Fourth Amendment, nor the consummation of any transactions herein or therein (including without limitation the incurrence of Debt evidenced by the Pappas Loans), will contravene or conflict with any law, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries or any of their respective property is subject;

     (e) no authorization, approval consent, or other action by, notice to, or filing with, any Tribunal or other Person (other than the Board of Directors of the Borrower) is required for the (i) execution, delivery or performance by the Borrower of this Fourth Amendment and the Credit Agreement, as amended by this Fourth Amendment, or (ii) acknowledgment of this Fourth Amendment by any Guarantor; and

     (f) except as attached hereto, the all Schedules and Exhibits to the Credit Agreement are true, correct and complete as of the Fourth Amendment Date.

     Section 3.2 Condition of Effectiveness. This Fourth Amendment shall be effective as of the date first above written, subject to the following:

     (a) The Borrower shall have received cash proceeds of Pappas Loans in an aggregate amount not less than $3,000,000, on terms satisfactory to the Administrative Lender and the Lenders;

     (b) The Borrower shall have delivered to the Administrative Lender the Budget;

     (c) Unless otherwise included in the Budget delivered pursuant to Section 3.2(c), the Borrower shall have delivered to the Administrative Lender a monthly projection of consolidated statement of income for the remaining portion of the Borrower's current fiscal year, and such projection shall be in form and substance satisfactory to the Administrative Lender and the Lenders;


     (d) The Borrower shall have paid to the Administrative Lender, for the benefit of the Lenders, in immediately available funds:

         (i) An extension fee, subject to the Credit Agreement, in the amount of $517,434.92; and

        (ii)  The waiver fee required by Section 3.3;

     (e) the Administrative Lender shall have received counterparts of this Fourth Amendment executed by each Lender;

     (f) the Administrative Lender shall have received counterparts of this Fourth Amendment executed by the Borrower and acknowledged by each Guarantor;

     (g) the representations and warranties set forth in Section 3.1 of this Fourth Amendment shall be true and correct;

     (h) the Administrative Lender shall have received a copy of the certified resolutions of the Borrower authorizing the execution, delivery and performance of this Fourth Amendment; and

         (i) the Administrative Lender shall have received, in form and substance satisfactory to the Administrative Lender and its counsel, such other documents, opinions, certificates and instruments as the Administrative Lender shall require.

     Section 3.3 Agreement for Specific Waiver. On the date of timely receipt by the Borrower of the aggregate cash proceeds of the Pappas Loans required by Section 5.21, and conditioned that no other Default or Event of Default shall then be in existence, the Event of Default which exists by reason of noncompliance on February 28, 2001 with Section 5.4 and Section 5.9 of the Credit Agreement and continuing thereafter through the Fourth Amendment Date shall be deemed to be waived, provided that such waiver is expressly conditioned and limited as provided by this Section 3.3. In consideration of the agreement provided by the Administrative Lender and the Lenders pursuant to this Section 3.3, on the Fourth Amendment Date the Borrower agrees to pay to the Administrative Lender, for the benefit of the Administrative Lender and the Lenders, a waiver fee in the amount of $310,460.95, which fee is non-refundable, subject to the terms of the Credit Agreement.

     Section 3.4  Guarantors' Acknowledgment.  By signing below, each Guarantor
(i) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Fourth Amendment, (ii) acknowledges and agrees that its obligations in respect of its Subsidiary Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Fourth Amendment or any of the provisions contemplated herein, (iii) ratifies and confirms is obligations under its Subsidiary Guaranty, and agrees that its obligations under its Subsidiary Guaranty cover the Commitment as increased by this Fourth Amendment, and (iv) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Subsidiary Guaranty.

     Section 3.5  Reference to the Credit Agreement.

     (a) Upon the effectiveness of this Fourth Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

     (b) The Credit Agreement, as amended aby the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.

     Section 3.6 Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Administrative Lender in connection with the preparation, reproduction, execution and delivery of this Fourth Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Lender with respect thereto and with respect to advising the Administrative Lender as to its rights and responsibilities under the Credit Agreement, as hereby amended).

     Section 3.7 Execution in Counterparts. This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. A telecopy of any such executed counterpart shall be deemed valid as an original thereof.

     Section 3.8 Governing Law; Binding Effect. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon the Borrower and each Lender and their respective successors and assigns.

     Section 3.9 Headings. Section headings in this Fourth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fourth Amendment for any other purpose.

     Section 3.10 Entire Agreement. THE CREDIT AGREEMENT, AS AMENDED BY THIS FOURTH AMENDMENT AND THE OTHER LOAN DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO ORAL UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the date first above written.

                                              LUBY'S INC.

                                              By: /s/CHRISTOPHER J. PAPPAS
                                                  ______________________________
                                              Name:  Christopher J. Pappas

                                              Title: President and CEO


                                              BANK OF AMERICA, N.A.

                                              By:/s/S. MARCHANT
                                                 _______________________________
                                              Name: Santiago Marchant
                                              Title: Senior Vice President


                                              SUNTRUST BANK


                                              By: /s/WILLIAM O. PRIESTER
                                                 _______________________________
                                              Name: William O. Priester
                                              Title: Vice President


                                              THE CHASE MANHATTAN BANK


                                              By: /s/H. DAVID JONES
                                                 _______________________________
                                              Name: J. David Jones
                                              Title: Vice President


                                              By:
                                                 _______________________________
                                              Name:
                                              Title:


                                             THE BANK OF TOKYO-MITSUBISHI, LTD.
                                             HOUSTON AGENCY


                                              By: /s/JAY FORT
                                                 _______________________________
                                              Name: Jay Fort
                                              Title: Vice President


                                              By: /s/JOHN MEARNS
                                                 _______________________________
                                              Name: John Mearns
                                              Title: Vice President and Manager


ACKNOWLEDGED AND AGREED:

LUBY'S HOLDINGS, INC.


By: /s/CHRISTOPHER J. PAPPAS
    _________________________________
Name: Christopher J. Pappas
Title: President and CEO


LUBCO, INC.


By: CHRISTOPHER J. PAPPAS
    _________________________________
Name: Christopher J. Pappas
Title: President and CEO


LUBY'S LIMITED PARTNER, INC.


By: /s/CHRISTOPHER J. PAPPAS
   __________________________________
Name: Christopher J. Pappas
Title: President and CEO


LUBY'S MANAGEMENT, INC.


By: /s/CHRISTOPHER J. PAPPAS
   __________________________________
Name: President and CEO
Title:

LUBY'S RESTAURANTS LIMITED PARTNERSHIP

By:  LUBY'S MANAGEMENT, INC., its
    general partner


By: /s/CHRISTOPHER J. PAPPAS
   __________________________________
Name: Christopher J. Pappas
Title: President and CEO



                                           SCHEDULE 2

                                       EXISTING LITIGATION


                                              NONE


                                           SCHEDULE 3


                                          SUBSIDIARIES

1.  Borrower is a Delaware corporation.

2.  Subsidiaries:

    a.  Luby's Holdings, Inc.
        a Delaware corporation
        100% owned by Borrower

    b.  LUBCO, Inc.
        a Delaware corporation
        100% owned by Luby's Holdings, Inc.

    c.  Luby's Management, Inc.
        a Delaware corporation
        100% owned by Luby's Management, Inc.

    d.  Luby's Limited Partner, Inc.
        a Delaware corporation
        100% owned by Luby's Holdings, Inc.

    e.  Luby's Restaurants Limited Partnership
        a Texas limited partnership
        1% owned by Luby's Management Inc., as general partner
        99% owned by Luby's Limited Partner, Inc.

    f.  Luby's BEVCO, Inc.
        a Texas corporation
        100% owned by Luby's Restaurants Limited Partnership

3.  All of Borrower's Subsidiaries are Restricted Subsidiaries.

                                        SCHEDULE 4


                                    EXISTING INVESTMENTS
                                    (as of June 29, 2001)



The Chase Manhattan Bank
San Antonio, Texas
# 341618
Money Market Fund
Value: $9,835,000


                                       SCHEDULE 5

                                     EXISTING LIENS


                                         NONE


                                       SCHEDULE 6

                                      EXISTING DEBT


Guaranties of debt incurred by employees of the Borrower for loans from The Chase Manhattan Bank in order to finance acquisition of capital stock of the Borrower, the aggregate amount of such loans not to exceed $1,700,000


                                       SCHEDULE 7

                           POLICY FOR INVESTMENT OF EXCESS CASH



                                                               Exhibit 4(m)

                                               _________________ County, Texas


                             DEED OF TRUST, ASSIGNMENT,
                      SECURITY AGREEMENT AND FINANCING STATEMENT


     THIS DEED OF TRUST, ASSIGNMENT, SECURITY AGREEMENT AND FINANCING STATEMENT dated July __, 2001, is executed and delivered by LUBY'S RESTAURANTS LIMITED PARTNERSHIP, a Texas limited partnership ("Grantor"), with its principal place of business located at 2211 Northeast Loop 410, San Antonio, Texas 78217, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Grantor.

                                  R E C I T A L S:

     1. Pursuant to the terms and provisions of the Credit Agreement, Borrower agreed to cause Grantor, one of its Subsidiaries (as defined in the Credit Agreement), to execute and deliver this Mortgage.

     2. This Mortgage is part of the security for the Secured Indebtedness.

     ARTICLE 1 - Certain Definitions; Granting Clauses; Secured Indebtedness

     Section 1.1. Certain Definitions and Reference Terms. In addition to other terms defined herein, each of the following terms shall be defined as follows:

     "Administrative Lender": Bank of America, National Association (successor in interest by merger to NationsBank, N.A., successor in interest by merger to NationsBank of Texas, N.A.), as Administrative Lender under the Credit Agreement for the benefit of the Lenders, together with its successors and assigns.

     "Borrower": Luby's, Inc., a Delaware corporation (formerly known as Luby's Cafeterias, Inc.), with its principal place of business located at 2211 Northeast Loop 410, San Antonio, Texas, 78217, and its successors and permitted assigns.

     "Credit Agreement": The certain Credit Agreement dated as of February 27, 1996, among Borrower, the Lenders party thereto and Administrative Lender, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, as the same may hereafter be renewed, extended, supplemented, increased, amended, modified or restated from time to time.

     "Default":  As defined in Section 4.1.

     "First Amendment": The certain First Amendment to Credit Agreement dated as of January 24, 1997, made and entered into by and among Borrower, the Lenders party thereto and Administrative Lender.

     "Fourth Amendment": The certain Fourth Amendment to Credit Agreement dated effective as of June 29, 2001, made and entered into by and among Borrower, the Lenders party thereto and Administrative Lender.

     "Grantor":  As defined in the preamble to this Mortgage.

     "Guaranty": The certain Guaranty dated January 24, 1997 executed by Grantor for the benefit of the Administrative Lender and the Lenders, as the same may hereafter be renewed, extended, supplemented, increased, amended, modified or restated from time to time.

     "Lenders": Bank of America, National Association, a national banking association, with its principal place of business located at 901 Main Street, 11th Floor, Dallas, Texas 75202, and each of the other "Lenders" (as defined by the Credit Agreement) party to the Credit Agreement from time to time, and their successors and assigns.

     "Loan Papers": Collectively, the Notes, the Credit Agreement, this Mortgage, and such other documents evidencing, governing, guaranteeing, securing or otherwise executed in connection therewith, including, without limitation, all documents defined as "Loan Papers" in the Credit Agreement, as they or any of them may have been or from time to time hereafter may be renewed, extended, supplemented, increased, amended, modified or restated.

     "Mortgage": This Deed of Trust, Assignment, Security Agreement and Financing Statement, as the same may be renewed, extended, supplemented, increased, modified, amended or restated from time to time.

     "Notes": All Revolving Credit Notes executed in connection with the Credit Agreement, all other promissory notes, if any, from time to time executed by Borrower under the Credit Agreement, and any and all renewals, extensions, modifications, amendments, supplements or restatements of any of the foregoing, from time to time.

    "Second Amendment": The certain Second Amendment to Credit Agreement dated as of July 3, 1997, made and entered into by and among Borrower, the Lenders party thereto and Administrative Lender.

     "Secured Indebtedness":  Defined in Section 1.4.

     "Third Amendment": The certain Third Amendment to Credit Agreement dated as of October 27, 2000, made and entered into by and among Borrower, the Lenders party thereto and Administrative Lender.

     "Trustee": PRLAP, Inc., or any successor or substitute appointed and designated as herein provided from time to time acting hereunder.

Except as provided hereinabove, terms defined by the Credit Agreement, where used herein, shall have the same meanings herein as are prescribed by the Credit Agreement, reference to which hereby is made (which definitions are incorporated herein by reference).

     Section 1.2. Mortgaged Property. Grantor does hereby GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN and SET OVER to the Trustee the following:
(a) the real estate (herein called the "Land") described in Exhibit "A" which is attached hereto and incorporated herein by reference for all purposes, and
(i) all improvements now or hereafter situated or to be situated on the Land (herein together called the "Improvements"); and (ii) all right, title and interest of Grantor in and to (1) all streets, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to the Land or the Improvements; (2) any strips or gores between the Land and abutting or adjacent properties; and (3) all water and water rights, timber, crops and mineral interests on or pertaining to the Land (the Land, Improvements and other rights, titles and interests referred to in this clause (a) being herein sometimes collectively called the "Premises");
(b) all fixtures, equipment, systems, machinery, furniture, furnishings, appliances, building and construction materials, supplies, and articles of personal property, of every kind and character, now owned or hereafter acquired by Grantor, which are now or hereafter attached to the Land or the Improvements, and all renewals and replacements of, substitutions for and additions to the foregoing (the properties referred to in this clause (b) being herein sometimes collectively called the "Accessories," all of which are hereby declared to be permanent accessions to the Land); (c) all (i) plans and specifications for the Improvements; (ii) Grantor's rights, but not liability for any breach by Grantor, under all insurance policies and other contracts and general intangibles related to the Premises or the Accessories; (iii) deposits (including but not limited to Grantor's rights in tenants' security deposits, deposits with respect to utility services to the Premises and any deposits or reserves hereunder or under any other Loan Papers for taxes, insurance or otherwise) related to the Premises or the Accessories; (iv) permits, licenses, franchises, certificates, development rights, commitments and rights for utilities, and other rights and privileges obtained in connection with the Premises or the Accessories; (v) leases, rents, royalties, bonuses, issues, profits, revenues and other benefits of the Premises and the Accessories (without derogation of Article 3 hereof); (vi) oil, gas and other hydrocarbons and other minerals produced from or allocated to the Land and all products processed or obtained therefrom, and the proceeds thereof; and (vii) engineering, accounting, title, legal, and other technical or business data concerning the Mortgaged Property which are in the possession of Grantor or in which Grantor can otherwise grant a security interest; and (d) all (i) proceeds of or arising from the properties, rights, titles and interests referred to above in this Section 1.2, including but not limited to proceeds of any sale, lease or other disposition thereof, proceeds of each policy of insurance relating thereto (including premium refunds), proceeds of the taking thereof or of any rights appurtenant thereto, including change of grade of streets, curb cuts or other rights of access, by eminent domain or transfer in lieu thereof for public or quasi-public use under any law, and proceeds arising out of any damage thereto; and (ii) other interests of every kind and character which Grantor now has or hereafter acquires in, to or for the benefit of the properties, rights, titles and interests referred to above in this Section 1.2 and all property used or useful in connection therewith, including but not limited to rights of ingress and egress and remainders, reversions and reversionary rights or interests; and if the estate of Grantor in any of the property referred to above in this Section 1.2 is a leasehold estate, this conveyance shall include, and the lien and security interest created hereby shall encumber and extend to, all other or additional title, estates, interests or rights which are now owned or may hereafter be acquired by Grantor in or to the property demised under the lease creating the leasehold estate; TO HAVE AND TO HOLD the foregoing rights, interests and properties, and all rights, estates, powers and privileges appurtenant thereto (herein collectively called the "Mortgaged Property"), unto the Trustee, and his successors or substitutes in this trust, and to his or their successors and assigns, in trust, however, upon the terms, provisions and conditions herein set forth.

     Section 1.3. Security Interest. Grantor hereby grants to Administrative Lender, for the benefit of the Administrative Lender and the Lenders, a security interest, lien and collateral assignment in and to all of the Mortgaged Property which constitutes personal property or fixtures, including without limitation all property described in clauses (b) and (c) of Section 1.2 (herein sometimes collectively called the "Collateral"). In addition to its rights hereunder or otherwise, Administrative Lender shall have all of the rights of a secured party under the Texas Business and Commerce Code, or under the Uniform Commercial Code in force in any other state to the extent the same is applicable law, in each case as may be in effect in such jurisdiction from time to time.

     Section 1.4. Secured Indebtedness. This Mortgage is made to secure and enforce the payment and performance of the following agreements, promissory notes, obligations, indebtedness and liabilities, and all renewals, extensions, supplements, increases, modifications, amendments or restatements thereof, in whole or in part, from time to time (collectively, the "Secured Indebtedness"):
(a) the Guaranty, and all of Grantor's obligations and indebtedness thereunder, and (b) each and all of the following: (i) each and all of the Notes, and any and all other promissory notes given in substitution thereof or in modification, supplement, increase, renewal, extension or restatement thereof, in whole or in part; (ii) all Obligations (as defined by the Credit Agreement) and all renewals, extensions, modifications, amendments, increases or novations thereof;
(iii) all obligations and indebtedness for reimbursement, costs and expenses in respect of letters of credit, if any, at any time issued by the Issuing Bank or any of its affiliates for the benefit of Grantor or Borrower; (iv) all other indebtedness and other obligations owed to Administrative Lender or Lenders by Guarantors, Grantor, Borrower or any Subsidiary of Borrower, now or hereafter incurred or arising pursuant to or permitted by the provisions of the Notes, the Credit Agreement, this Mortgage, or any of the other Loan Papers, or any other document now or hereafter evidencing, governing, guaranteeing, securing or otherwise executed in connection therewith, including but not limited to any loan or financing agreement, tri-party financing agreement or other agreement between Grantor, Borrower or any Subsidiary of Borrower and Administrative Lender or Lenders, or among Grantor, Borrower or any Subsidiary of Borrower and/or Administrative Lender or Lenders and any other party or parties, pertaining to the repayment or use of the proceeds of the Revolving Credit Advances evidenced by the Notes and the Credit Agreement; and (v) all other loans and any future loans made by Administrative Lender or Lenders to Grantor, Borrower or any Subsidiary of Borrower, and all other debts, obligations and liabilities of Grantor, Borrower or any Subsidiary of Borrower of every kind and character now or hereafter existing in favor of Administrative Lender or Lenders, whether direct or indirect, primary or secondary, joint or several, fixed or contingent, secured or unsecured, and whether originally payable to Administrative Lender or Lenders or to a third party and subsequently acquired by Administrative Lender or Lenders, it being contemplated that Grantor, Borrower or any Subsidiary of Borrower may hereafter become indebted to Administrative Lender or Lenders for such further debts, obligations and liabilities; provided, however, and notwithstanding the foregoing provisions of this clause (b)(v), this Mortgage shall not secure any such other loan, advance, debt, obligation or liability with respect to which Administrative Lender or Lenders is by Applicable Law prohibited from obtaining a lien on real estate nor shall this clause (b)(v) operate or be effective to constitute or require any assumption or payment by any person, in any way, of any debt of any other person to the extent that the same would violate or exceed the limit provided in any applicable usury or other law. It is specifically contemplated by Grantor and Administrative Lender and Lenders that the Secured Indebtedness, or any portion thereof, may be increased and rearranged, in whole or in part, by subsequent amendments, restatements, supplements and other modifications and additions to the Loan Papers and that additional promissory notes and loan agreements may be issued and entered into in connection therewith; furthermore, Grantor and Administrative Lender and Lenders acknowledge and understand that this Mortgage secures and will continue to secure, among other things, all future advances under the Credit Agreement (all such future obligations and indebtedness herein referred to for convenience as the "Future Indebtedness"). Grantor, and each party at any time claiming an interest in or lien or encumbrance against the Mortgaged Property, or any part thereof, agree that all Future Indebtedness and all other advances made by Administrative Lender or Lenders from time to time under any of the Loan Papers and all other portions of the Secured Indebtedness shall be secured by this Mortgage with the same priority as if all had been advanced, had arisen or had become owing or performable on the date of this Mortgage, and no reduction of the outstanding principal balance under the Notes, the Credit Agreement, or any other Loan Paper shall extinguish, release or subordinate any right, title, interest, lien, security interest, power or privilege now or hereafter intended, created or arising hereunder or under any other Loan Paper. This Mortgage shall remain in full force and effect as to all Future Indebtedness and to all subsequent advances or subsequently arising portions of the Secured Indebtedness without loss of priority until the Secured Indebtedness is fully and finally paid, performed and satisfied and all agreements and obligations, if any, of Administrative Lender and Lenders for further advances or for the extension of additional credit or Future Indebtedness have been terminated and this Mortgage has been released of record by Administrative Lender.

     ARTICLE 2 - Representations, Warranties and Covenants

     Section 2.1.  Grantor represents, warrants, and covenants as follows:

     (a) Payment and Performance. Grantor will timely and properly perform and comply with all of the covenants, agreements, and conditions imposed upon it by this Mortgage and the other Loan Papers and will not permit a Default to occur hereunder or thereunder. Time shall be of the essence in this Mortgage

     (b) Title and Permitted Encumbrances. Grantor has, in Grantor's own right, and Grantor covenants to maintain, lawful, good and marketable title to the Mortgaged Property, free and clear of all liens, charges, claims, security interests, and encumbrances except for (i) the matters, if any, of record only to the extent the same are valid and subsisting and affect the Mortgaged Property, (ii) the liens and security interests evidenced by this Mortgage,
(iii) statutory liens for ad valorem taxes and standby fees on the Mortgaged Property which are not yet delinquent, and (iv) other liens and security interests (if any) in favor of Lenders and any Permitted Liens as defined by the Credit Agreement (the matters described in the foregoing clauses (i), (ii), (iii) and (iv) being herein called the "Permitted Encumbrances"). Grantor, and Grantor's successors and assigns, will warrant and forever defend title to the Mortgaged Property, subject as aforesaid, to the Trustee and his successors or substitutes and assigns, against the claims and demands of all persons claiming or to claim the same or any part thereof. Grantor will punctually pay, perform, observe and keep all covenants, obligations and conditions in or pursuant to any Permitted Encumbrance and will not modify or permit modification of any Permitted Encumbrance without the prior written consent of Administrative Lender. Inclusion of any matter as a Permitted Encumbrance does not constitute approval or waiver by Administrative Lender of any existing or future violation or other breach thereof by Grantor, by the Mortgaged Property or otherwise. No part of the Mortgaged Property constitutes all or any part of the homestead of Grantor. If any right or interest of Administrative Lender in the Mortgaged Property or any part thereof shall be endangered or questioned or shall be attacked directly or indirectly, the Trustee and Administrative Lender, or either of them (whether or not named as parties to legal proceedings with respect thereto), are hereby authorized and empowered to take such steps as in their discretion may be proper for the defense of any such legal proceedings or the protection of such right or interest of Administrative Lender, including but not limited to the employment of independent counsel, the prosecution or defense of litigation, and the compromise or discharge of adverse claims. All expenditures so made of every kind and character shall be a demand obligation (which obligation Grantor hereby promises to pay) owing by Grantor to Administrative Lender or the Trustee (as the case may be), and the party (Administrative Lender or the Trustee, as the case may be) making such expenditures shall be subrogated to all rights of the person receiving such payment.

     (c) Taxes and Other Impositions. Grantor will pay, or cause to be paid, all taxes, assessments and other charges or levies imposed upon or against or with respect to the Mortgaged Property or the ownership, use, occupancy or enjoyment of any portion thereof, or any utility service thereto, as the same become due and payable, including but not limited to all ad valorem taxes assessed against the Mortgaged Property or any part thereof, and shall deliver promptly to Administrative Lender such evidence of the payment thereof as Administrative Lender may require.

     (d) Insurance. Grantor will keep the Mortgaged Property insured against loss or damage by fire, explosion, windstorm, hail, flood (if the Mortgaged Property shall at any time be located in an identified "flood prone area" in which flood insurance has been made available pursuant to the Flood Disaster Protection Act of 1973), tornado and such other hazards as may be required by Administrative Lender by policies of fire, extended coverage and other insurance in such company or companies, in such amounts, upon such terms and provisions, and with such endorsements, all as may be acceptable to Administrative Lender. Grantor will also provide such other insurance as Administrative Lender may from time to time require, in such companies, upon such terms and provisions, in such amounts, and with such endorsements, all as are approved by Administrative Lender. Grantor further agrees that Grantor will deliver to Administrative Lender the original policies evidencing such insurance and any additional insurance which shall be taken out upon any part of the Mortgaged Property and receipts evidencing the payment of all premiums, and will deliver certificates evidencing renewals of all such policies of insurance to Administrative Lender at least fifteen (15) days before any such insurance shall expire. Without limiting the discretion of Administrative Lender with respect to required endorsements to insurance policies, Grantor further agrees that all such policies shall provide that proceeds thereunder will be payable to Administrative Lender as its interest may appear pursuant and subject to a mortgage clause (without contribution) of standard form attached to or otherwise made a part of the applicable policy. Upon any foreclosure hereof or transfer of title to the Mortgaged Property in extinguishment of the whole or any part of the Secured Indebtedness, all of Grantor's right, title and interest in and to any of such insurance policies, and all proceeds payable thereunder, in each case insofar as pertain to the Mortgaged Property, shall thereupon vest in the purchaser at foreclosure or other such transferee, to the extent permissible under such policies. Administrative Lender shall not be, under any circumstances, liable or responsible for failure to collect or exercise diligence in the collection of any proceeds of any such insurance policies or for the obtaining, maintaining or adequacy of any insurance or for failure to see to the proper application of any amount paid over to Grantor. Grantor shall at all times comply with the requirements of such insurance policies and of the issuers of such policies and of any board of fire underwriters or similar body as applicable to or affecting the Mortgaged Property.

     (e) Reserve for Insurance, Taxes and Assessments. Upon request of Administrative Lender, to secure certain of Grantor's obligations in paragraphs
(c) and (d) above, but not in lieu of such obligations, Grantor will deposit with Administrative Lender a sum equal to ad valorem taxes, assessments and charges (which charges for the purpose of this paragraph shall include without limitation any recurring charge which could result in a lien against the Mortgaged Property) against the Mortgaged Property for the current year and the premiums for such policies of insurance for the current year, all as estimated by Administrative Lender and prorated to the end of the calendar month following the month during which Administrative Lender's request is made, and thereafter will deposit with Administrative Lender, on each date when an installment of principal and/or interest is due on the Notes, or any of them, sufficient funds (as estimated from time to time by Administrative Lender) to permit Administrative Lender to pay at least fifteen (15) days prior to the due date thereof, the next maturing ad valorem taxes, assessments and charges and premiums for such policies of insurance. Administrative Lender shall have the right to rely upon tax information furnished by applicable taxing authorities in the payment of such taxes or assessments and shall have no obligation to make any protest of any such taxes or assessments. Any excess over the amounts required for such purposes shall be held by Administrative Lender for future use, applied to any Secured Indebtedness or refunded to Grantor, at Administrative Lender's option, and any deficiency in such funds so deposited shall be made up by Grantor upon demand of Administrative Lender. All such funds so deposited shall bear no interest, may be mingled with the general funds of Administrative Lender and shall be applied by Administrative Lender toward the payment of such taxes, assessments, charges and premiums when statements therefor are presented to Administrative Lender by Grantor (which statements shall be presented by Grantor to Administrative Lender a reasonable time before the applicable amount is due); provided, however, that, if a Default shall have occurred hereunder, such funds may at Administrative Lender's option be applied to the payment of the Secured Indebtedness in the order determined by Administrative Lender in its sole discretion, and that Administrative Lender may (but shall have no obligation) at any time, in its discretion, apply all or any part of such funds toward the payment of any such taxes, assessments, charges or premiums which are past due, together with any penalties or late charges with respect thereto. The conveyance or transfer of Grantor's interest in the Mortgaged Property for any reason (including without limitation the foreclosure of a subordinate lien or security interest or a transfer by operation of law) shall constitute an assignment or transfer of Grantor's interest in and rights to such funds held by Administrative Lender under this Section 2.1(e).

     (f) Condemnation. Grantor shall notify Administrative Lender immediately of any threatened or pending proceeding for condemnation affecting the Mortgaged Property or arising out of damage to the Mortgaged Property, and Grantor shall, at Grantor's expense, diligently prosecute any such proceedings. Administrative Lender shall have the right (but not the obligation) to participate in any such proceeding and to be represented by counsel of its own choice. Administrative Lender shall be entitled to receive all sums which may be awarded or become payable to Grantor for the condemnation of the Mortgaged Property, or any part thereof, for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Grantor for injury or damage to the Mortgaged Property. Grantor shall, promptly upon request of Administrative Lender, execute such additional assignments and other documents as may be necessary from time to time to permit such participation and to enable Administrative Lender to collect and receipt for any such sums. All such sums are hereby assigned to Administrative Lender, and shall, after deduction therefrom of all reasonable expenses actually incurred by Administrative Lender, including attorneys' fees, at Administrative Lender's option be (1) released to Grantor, or (2) applied (upon compliance with such terms and conditions as may be required by Administrative Lender) to repair or restoration of the Mortgaged Property so affected, or (3) applied to the payment of the Secured Indebtedness in such order and manner as Administrative Lender, in its sole discretion, may elect, whether or not due. In any event the unpaid portion of the Secured Indebtedness shall remain in full force and effect and the payment thereof shall not be excused. Administrative Lender shall not be, under any circumstances, liable or responsible for failure to collect or to exercise diligence in the collection of any such sum or for failure to see to the proper application of any amount paid over to Grantor. Administrative Lender is hereby authorized, in the name of Grantor, to execute and deliver valid acquittances for, and to appeal from, any such award, judgment or decree. All costs and expenses (including but not limited to attorneys' fees) incurred by Administrative Lender in connection with any condemnation shall be a demand obligation owing by Grantor (which Grantor hereby promises to pay) to Administrative Lender pursuant to this Mortgage.

     (g) Compliance with Legal Requirements. The Mortgaged Property and the use, operation and maintenance thereof and all activities thereon comply in all material respects with all applicable Legal Requirements (defined below). The Mortgaged Property is not dependent on any other property or premises or any interest therein other than the Mortgaged Property to fulfill any requirement of any Legal Requirement. No part of the Mortgaged Property constitutes a nonconforming use under any zoning law or similar law or ordinance. Grantor has obtained and shall preserve in force all requisite zoning, utility, building, health and operating permits from the governmental authorities having jurisdiction over the Mortgaged Property. If Grantor receives a notice or claim from any person that the Mortgaged Property, or any use, activity, operation or maintenance thereof or thereon, is not in compliance with any Legal Requirement, Grantor will promptly furnish a copy of such notice or claim to Administrative Lender. Grantor has received no notice and has no knowledge of any such noncompliance. As used in this Mortgage: (i) the term "Legal Requirement" means any Law (defined below), agreement, covenant, restriction, easement or condition (including, without limitation of the foregoing, any condition or requirement imposed by any insurance or surety company), as any of the same now exists or may be changed or amended or come into effect in the future; and (ii) the term "Law" means any federal, state or local law, statute, ordinance, code, rule, regulation, license, permit, authorization, decision, order, injunction or decree, domestic or foreign.

     (h) Maintenance, Repair and Restoration. Grantor will keep the Mortgaged Property in first class order, repair, operating condition and appearance, causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Mortgaged Property to be misused, abused or wasted or to deteriorate. Except to the extent as may be permitted by the Credit Agreement, Grantor will not, without the prior written consent of Administrative Lender, (i) remove from the Mortgaged Property any fixtures or personal property covered by this Mortgage except such as is replaced by Grantor by an article of equal suitability and value, owned by Grantor, free and clear of any lien or security interest (except that created by this Mortgage), or (ii) make any structural alteration to the Mortgaged Property or any other alteration thereto which impairs the value thereof. If any act or occurrence of any kind or nature (including any condemnation or any casualty for which insurance was not obtained or obtainable) shall result in damage to or loss or destruction of the Mortgaged Property, Grantor shall give prompt notice thereof to Administrative Lender and Grantor shall promptly, at Grantor's sole cost and expense and regardless of whether insurance or condemnation proceeds (if any) shall be available or sufficient for the purpose, commence and continue diligently to completion to restore, repair, replace and rebuild the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to the damage, loss or destruction.

     (i)  No Other Liens.   Grantor will not, without the prior written consent
of Administrative Lender, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual, security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Mortgaged Property, or any part thereof, other than the Permitted Encumbrances, regardless of whether the same are expressly or otherwise subordinate to the lien or security interest created in this Mortgage, and should any of the foregoing become attached hereafter in any manner to any part of the Mortgaged Property without the prior written consent of Administrative Lender, Grantor will cause the same to be promptly discharged and released. Except as may be otherwise provided in the Credit Agreement, Grantor will own all parts of the Mortgaged Property and will not acquire any fixtures, equipment or other property forming a part of the Mortgaged Property pursuant to a lease, license, security agreement or similar agreement, whereby any party has or may obtain the right to repossess or remove same, without the prior written consent of Administrative Lender. If Administrative Lender consents to the voluntary grant by Grantor of any lien, security interest, or other encumbrance which is not otherwise permitted by the Credit Agreement (hereinafter called "Subordinate Mortgage") covering any of the Mortgaged Property or if the foregoing prohibition is determined by a court of competent jurisdiction to be unenforceable as to a Subordinate Mortgage, any such Subordinate Mortgage shall contain express covenants to the effect that: (1) the Subordinate Mortgage is unconditionally subordinate to this Mortgage and all Leases (hereinafter defined); (2) if any action (whether judicial or pursuant to a power of sale) shall be instituted to foreclose or otherwise enforce the Subordinate Mortgage, no tenant of any of the Leases (hereinafter defined) shall be named as a party defendant, and no action shall be taken that would terminate any occupancy or tenancy without the prior written consent of Administrative Lender; (3) Rents (hereinafter defined), if collected by or for the holder of the Subordinate Mortgage, shall be applied first to the payment of the Secured Indebtedness then due and expenses incurred in the ownership, operation and maintenance of the Mortgaged Property in such order as Administrative Lender may determine, prior to being applied to any indebtedness secured by the Subordinate Mortgage; (4) written notice of Default under the Subordinate Mortgage and written notice of the commencement of any action (whether judicial or pursuant to a power of sale) to foreclose or otherwise enforce the Subordinate Mortgage or to seek the appointment of a receiver for all or any part of the Mortgaged Property shall be given to Administrative Lender with or immediately after the occurrence of any such Default or commencement; and (5) neither the holder of the Subordinate Mortgage, nor any purchaser at foreclosure thereunder, nor anyone claiming by, through or under any of them shall succeed to any of Grantor's rights hereunder without the prior written consent of Administrative Lender

     (j) Operation of Mortgaged Property. Grantor will pay all fees or charges of any kind in connection with the operation of the Mortgaged Property. Grantor will not initiate or permit any zoning reclassification of the Mortgaged Property or seek any variance under existing zoning ordinances applicable to the Mortgaged Property or use or permit the use of the Mortgaged Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other Legal Requirement. Grantor will preserve, protect, renew, extend and retain all material rights and privileges granted for or applicable to the Mortgaged Property. Without the prior written consent of Administrative Lender, there shall be no drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface or subsurface of the Land regardless of the depth thereof or the method of mining or extraction thereof. Grantor will cause all debts and liabilities of any character (including without limitation all debts and liabilities for labor, material and equipment and all debts and charges for utilities servicing the Mortgaged Property) incurred in the construction, maintenance, operation and development of the Mortgaged Property to be promptly paid.

     (k)  Intentionally deleted.

     (l) Status of Grantor; Suits and Claims; Loan Papers. Grantor is and will continue to be (i) duly organized, validly existing and in good standing under the laws of its state of organization, (ii) authorized to do business in, and in good standing in, each state in which the Mortgaged Property is located, and
(iii) possessed of all requisite power and authority to carry on its business and to own and operate the Mortgaged Property. Each Loan Paper executed by Grantor has been duly authorized, executed and delivered by Grantor, and the obligations thereunder and the performance thereof by Grantor in accordance with their terms are and will continue to be within Grantor's power and authority (without the necessity of joinder or consent of any other person), are not and will not be in contravention of any Legal Requirement to which Grantor or the Mortgaged Property is subject, and do not and will not result in the creation of any encumbrance against any assets or properties of Grantor, or any other person liable, directly or indirectly, for any of the Secured Indebtedness, except as expressly contemplated by the Loan Papers. There is no suit, action, claim, investigation, inquiry, proceeding or demand pending (or, to Grantor's knowledge, threatened) which affects the Mortgaged Property (including, without limitation, any which challenges or otherwise pertains to Grantor's title to the Mortgaged Property) or the validity, enforceability or priority of any of the Loan Papers. There is no judicial or administrative action, suit or proceeding pending (or, to Grantor's knowledge, threatened) against Grantor, or against any other person liable directly or indirectly for the Secured Indebtedness, except as has been disclosed in writing by Grantor to Administrative Lender. The Loan Papers constitute legal, valid and binding obligations of Grantor (and of each guarantor, if any) enforceable in accordance with their terms, except as the enforceability thereof may be limited by Debtor Relief Laws (hereinafter defined) and except as the availability of certain remedies may be limited by general principles of equity. Grantor is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended, Sections 1445 and 7701 (i.e., Grantor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined therein and in any regulations promulgated thereunder). The Revolving Credit Advances evidenced by the Notes and the Credit Agreement are solely for business purposes, and are not for personal, family, household or agricultural purposes. Grantor will not cause or permit any change to be made in its name, identity, or corporate or partnership structure, unless Grantor shall have notified Administrative Lender of such change prior to the effective date of such change, and shall have first taken all action required by Administrative Lender for the purpose of further perfecting or protecting the lien and security interest of Administrative Lender in the Mortgaged Property. Grantor's principal place of business and chief executive office, and the place where Grantor keeps its books and records concerning the Mortgaged Property has for the preceding four months been and will continue to be (unless Grantor notifies Administrative Lender of any change in writing prior to the date of such change) the address of Grantor set forth at the end of this Mortgage.

     (m) Certain Environmental Matters. Grantor hereby makes all representations and warranties set forth in the Credit Agreement relating to environmental matters with respect to the Mortgaged Property. Further, Grantor agrees to comply with all Environmental Requirements applicable to the Mortgaged Property.

     (n) Further Assurances. Grantor will, promptly on request of Administrative Lender, (i) correct any defect, error or omission which may be discovered in the contents, execution or acknowledgment of this Mortgage or any other Loan Paper; (ii) execute, acknowledge, deliver, procure and record and/or file such further documents (including, without limitation, further deeds of trust, security agreements, financing statements, continuation statements, and assignments of rents or leases) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage and the other Loan Papers, to more fully identify and subject to the liens and security interests hereof any property intended to be covered hereby (including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Mortgaged Property) or as deemed advisable by Administrative Lender to protect the lien or the security interest hereunder against the rights or interests of third persons; and (iii) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of Administrative Lender to enable Administrative Lender to comply with the requirements or requests of any agency having jurisdiction over Administrative Lender or any examiners of such agencies with respect to the Secured Indebtedness, Grantor or the Mortgaged Property. Grantor shall pay all costs connected with any of the foregoing, which shall be a demand obligation owing by Grantor (which Grantor hereby promises to pay) to Administrative Lender pursuant to this Mortgage.

     (o) Fees and Expenses. Without limitation of any other provision of this Mortgage or of any other Loan Paper and to the extent not inconsistent with the Credit Agreement or otherwise prohibited by applicable law, Grantor will pay, and will reimburse to Administrative Lender and/or the Trustee on demand to the extent paid by Administrative Lender and/or the Trustee all costs and expenses, including reasonable attorneys' fees and expenses, incurred or expended in connection with the exercise of any right or remedy, or the enforcement of any obligation of Grantor, hereunder or under any other Loan Paper to which Grantor is a party.

     (p)  Indemnification.

          (i) Grantor agrees to defend, protect, indemnify and hold harmless the Administrative Lender, each Lender, the Trustee, each of their respective affiliates, and each of their respective (including such affiliates') officers, directors, employees, agents, attorneys, shareholders and consultants (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth herein) of each of the foregoing (collectively, "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect or consequential and whether based on any federal, state, or local laws and regulations, under common law or at equitable cause, or on contract, tort or otherwise, arising from or connected with the past, present or future operations of Grantor or its predecessors in interest, or the past, present or future environmental condition of property of Grantor or otherwise), in any manner relating to or arising out of this Mortgage, the other Loan Papers, or any act, event or transaction or alleged act, event or transaction relating or attendant thereto, INCLUDING IN CONNECTION WITH, OR AS A RESULT, IN WHOLE OR IN PART, OF ANY NEGLIGENCE OF THE ADMINISTRATIVE LENDER OR ANY LENDER, or in connection with any investigation of any potential matter covered hereby, but excluding (a) any claim or liability that arises as the result of the gross negligence or willful misconduct of any Indemnitee, as finally judicially determined by a court of competent jurisdiction, and (b) matters raised by one Lender against another Lender or by any shareholders of a Lender against a Lender or its management (collectively, "Indemnified Matters"). To the extent that any Indemnified Matter involves one or more Indemnitees, such Indemnitees shall use the same legal counsel unless any Indemnitee in its reasonable discretion determines that conflicts exist or may arise in connection with such representation.

          (ii) In addition, Grantor shall periodically, upon request, reimburse each Indemnitee for its reasonable legal and other actual expenses (including the cost of any investigation and preparation) incurred in connection with any Indemnified Matter. If for any reason the foregoing indemnification is unavailable to any Indemnitee or insufficient to hold any Indemnitee harmless with respect to Indemnified Matters, then Grantor shall contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by Grantor and Grantor's partners on the one hand and such Indemnitee on the other hand but also the relative fault of Grantor and such Indemnitee, as well as any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations under this Section shall be in addition to any liability which Grantor may otherwise have, shall extend upon the same terms and conditions to each Indemnitee, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of Grantor, the Administrative Lender, the Lenders and all other Indemnitees. This Section shall survive any termination of this Agreement and payment of the obligations.

     (q) Records and Financial Reports. Grantor will keep accurate books and records with respect to the Mortgaged Property in accordance with the requirements of the Credit Agreement.

     (r) Taxes on the Notes, the Credit Agreement or this Mortgage. Grantor will comply with its obligation to pay taxes as provided by the Credit Agreement. In the event of the enactment after this date of any law of any governmental entity applicable to Administrative Lender, Lenders, the Notes, the Credit Agreement, the Mortgaged Property or this Mortgage deducting from the value of property for the purpose of taxation any lien or security interest thereon, or imposing upon Administrative Lender or Lender the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Grantor, or changing in any way the laws relating to the taxation of deeds of trust or mortgages or security agreements or debts secured by deeds of trust or mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect this Mortgage or the Secured Indebtedness or Administrative Lender or Lenders, then, and in any such event, Grantor, upon demand by Administrative Lender, shall pay such taxes, assessments, charges or liens, or reimburse Administrative Lender and Lenders therefor; provided, however, that if in the opinion of counsel for Administrative Lender (i) it might be unlawful to require Grantor to make such payment or (ii) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in such event, Administrative Lender may elect, by notice in writing given to Grantor, to declare all of the Secured Indebtedness to be and become due and payable sixty
(60) days from the giving of such notice.

     (s) Statement Concerning the Notes, the Credit Agreement or this Mortgage. Grantor shall at any time and from time to time furnish within seven (7) days of request by Administrative Lender a written statement in such form as may be required by Administrative Lender stating that (i) the Notes, the Credit Agreement, this Mortgage and the other Loan Papers are valid and binding obligations of Grantor, enforceable against Grantor in accordance with their terms; (ii) the unpaid principal balance of the Notes and on the indebtedness evidenced by the Credit Agreement; (iii) the date to which interest on the Notes and the indebtedness evidenced by the Credit Agreement is paid; (iv) that the Notes, the Credit Agreement, this Mortgage and the other Loan Papers have not been released, subordinated or modified; and (v) that there are no offsets or defenses against the enforcement of the Notes, the Credit Agreement, this Mortgage or any other Loan Paper. If any of the foregoing statements are untrue, Grantor shall, alternatively, specify the reasons therefor.

     (t) Common Enterprise. The successful operation and condition of Grantor is dependent on the financial condition and continued successful performance of the functions of Borrower. Grantor expects to derive benefit (and its board of directors has determined that Grantor will derive benefit), directly and indirectly, from the credit extended by the Lenders to the Borrower under the Credit Agreement. Grantor has determined that execution, delivery, and performance of this Mortgage is within its corporate purpose, will be of direct and indirect benefit to Grantor and is in its best interest.

     Section 2.2. Performance by Administrative Lender on Grantor's Behalf. Grantor agrees that, if Grantor fails to perform any act or to take any action which under any Loan Paper Grantor is required to perform or take, or to pay any money which under any Loan Paper Grantor is required to pay, and whether or not the failure then constitutes a Default hereunder or thereunder, and whether or not there has occurred any Default or Defaults hereunder or the Secured Indebtedness has been accelerated, Administrative Lender, in Grantor's name or its own name, may, but shall not be obligated to, perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Administrative Lender and any money so paid by Administrative Lender shall be a demand obligation owing by Grantor to Administrative Lender (which obligation Grantor hereby promises to pay), shall be a part of the Secured Indebtedness, and Administrative Lender, upon making such payment, shall be subrogated to all of the rights of the person, entity or body politic receiving such payment. Administrative Lender and its designees shall have the right to enter upon the Mortgaged Property at any time and from time to time for any such purposes. No such payment or performance by Administrative Lender shall waive or cure any Default or waive any right, remedy or recourse of Administrative Lender. Any such payment may be made by Administrative Lender in reliance on any statement, invoice or claim without inquiry into the validity or accuracy thereof. Each amount due and owing by Grantor to Administrative Lender pursuant to this Mortgage shall bear interest, from the date such amount becomes due until paid, at the Default Rate, which interest shall be payable to Administrative Lender on demand; and all such amounts, together with such interest thereon, shall automatically and without notice be a part of the Secured Indebtedness. The amount and nature of any expense by Administrative Lender hereunder and the time when paid shall be fully established by the certificate of Administrative Lender or any of Administrative Lender's officers or agents.

     Section 2.3. Absence of Obligations of Administrative Lender with Respect to Mortgaged Property. Notwithstanding anything in this Mortgage to the contrary, including, without limitation, the definition of "Mortgaged Property" and/or the provisions of Article 3 hereof, (i) to the extent permitted by applicable law, the Mortgaged Property is composed of Grantor's rights, title and interests therein but not Grantor's obligations, duties or liabilities pertaining thereto, (ii) Administrative Lender neither assumes nor shall have any obligations, duties or liabilities in connection with any portion of the items described in the definition of "Mortgaged Property" herein, either prior to or after obtaining title to such Mortgaged Property, whether by foreclosure sale, the granting of a deed of lieu of foreclosure or otherwise, and (iii) Administrative Lender may, at any time prior to or after the acquisition of title to any portion of the Mortgaged Property as above described, advise any party in writing as to the extent of Administrative Lender's interest therein and/or expressly disaffirm in writing any rights, interests, obligations, duties and/or liabilities with respect to such Mortgaged Property or matters related thereto. Without limiting the generality of the foregoing, it is understood and agreed that Administrative Lender shall have no obligations, duties or liabilities prior to or after acquisition of title to any portion of the Mortgaged Property, as lessee under any lease or purchaser or seller under any contract or option unless Administrative Lender elects otherwise by written notification.

     ARTICLE 3 - Absolute Assignment of Leases and Rents and Leases

     Section 3.1. Assignment. As additional security for the Secured Indebtedness, Grantor hereby absolutely and unconditionally assigns, transfers and conveys to Administrative Lender all Rents (hereinafter defined) and all of Grantor's rights in and under all Leases (hereinafter defined). Until a Default has occurred and is continuing hereunder, each lessee or sublessee under the Leases may pay Rents directly to Grantor, and Grantor shall have, pursuant to the revocable license hereby granted to Grantor by Administrative Lender, the right to receive such Rents; provided that Grantor shall hold such Rents in trust, to be applied to the Secured Indebtedness as required under the Credit Agreement or as required by Administrative Lender in its reasonable discretion. Upon the occurrence of a Default hereunder, Administrative Lender shall have the right, power and privilege (but shall be under no duty) to revoke the aforesaid license and to demand possession of the Rents, which demand shall to the fullest extent permitted by applicable law be sufficient action by Administrative Lender to entitle Administrative Lender to immediate and direct payment of the Rents (including delivery to Administrative Lender of Rents collected for the period in which the demand occurs and for any subsequent period), for application as provided in this Mortgage, all without the necessity of any further action by Administrative Lender, including, without limitation, any action to obtain possession of the Land, Improvements or any other portion of the Mortgaged Property. Grantor hereby authorizes and directs the tenants under the Leases to pay Rents to Administrative Lender upon written demand by Administrative Lender, without further consent of Grantor, without any obligation to determine whether a Default has in fact occurred and regardless of whether Administrative Lender has taken possession of any portion of the Mortgaged Property, and the tenants may rely upon any written statement delivered by Administrative Lender to the tenants. Any such payment to Administrative Lender shall constitute payment to Grantor under the Leases, and Grantor hereby appoints Administrative Lender as Grantor's lawful attorney-in-fact for giving, and Administrative Lender is hereby empowered to give, acquittances to any tenants for such payments to Administrative Lender after a Default. The assignment contained in this Section shall become null and void upon the release of this Mortgage. As used herein:
(i) "Lease" means each existing or future lease, sublease (to the extent of Grantor's rights thereunder) or other agreement under the terms of which any person has or acquires any right to occupy or use the Mortgaged Property, or any part thereof, or interest therein, and each existing or future guaranty of payment or performance thereunder, and all extensions, renewals, modifications and replacements of each such lease, sublease, agreement or guaranty; and (ii) "Rents" means all of the rents, revenue, income, profits and proceeds derived and to be derived from the Mortgaged Property or arising from the use of enjoyment of any portion thereof or from any Lease, including but not limited to liquidated damages following Default under any such Lease, all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Mortgaged Property, all of Grantor's rights to recover monetary amounts from any tenant in bankruptcy including, without limitation, rights of recovery for use and occupancy and damage claims arising out of Lease Defaults, including rejections, under any applicable Debtor Relief Law (as hereinafter defined), together with any sums of money that may now or at any time hereafter be or become due and payable to Grantor by virtue of any and all royalties, overriding royalties, bonuses, delay rentals and any other amount of any kind or character arising under any and all present and all future oil, gas, mineral and mining leases covering the Mortgaged Property or any part thereof, and all proceeds and other amounts paid or owing to Grantor under or pursuant to any and all contracts and bonds relating to the construction or renovation of the Mortgaged Property.

     Section 3.2. Covenants, Representations and Warranties Concerning Leases and Rents. Grantor covenants, represents and warrants that: (i) Grantor has good title to, and is the owner of the entire landlord's interest in, the Leases and Rents hereby assigned and authority to assign them; (ii) all Leases are valid and enforceable, and in full force and effect, and are unmodified except as stated therein; (iii) unless otherwise stated in a Permitted Encumbrance, no Rents or Leases have been or will be assigned, mortgaged, pledged or otherwise encumbered and no other person has or will acquire any right, title or interest in such Rents or Leases; (iv) no Rents have been waived, released, discounted, set off or compromised; (v) except as stated in the Leases, Grantor has not received any funds or deposits from any tenant for which credit has not already been made on account of accrued Rents; (vi) Grantor shall perform all of its obligations under the Leases and enforce the tenants' obligations under the Leases to the extent enforcement is prudent under the circumstances; (vii) Grantor will not without the prior written consent of Administrative Lender, enter into any Lease after the date hereof, or waive, release, discount, set off, compromise, reduce or defer any Rent, receive or collect Rents more than one (1) month in advance, grant any rent-free period to any tenant, reduce any Lease term or waive, release or otherwise modify any other material obligation under any Lease, renew or extend any Lease except in accordance with a right of the tenant thereto in such Lease, approve or consent to an assignment of a Lease or a subletting of any part of the premises covered by a Lease, or settle or compromise any claim against a tenant under a Lease in bankruptcy or otherwise;
(viii) Grantor will not, except in good faith where the tenant is in material Default thereunder, terminate or consent to the cancellation or surrender of any Lease having an unexpired term of one year or more unless promptly after the cancellation or surrender a new Lease of such premises is made with a new tenant having a credit standing, in Administrative Lender's judgment, at least equivalent to that of the tenant whose Lease was canceled, on substantially the same terms as the terminated or canceled Lease; (ix) Grantor will not execute any Lease except in accordance with the Loan Papers and for actual occupancy by the tenant thereunder; (x) Grantor shall give prompt notice to Administrative Lender, as soon as Grantor first obtains notice, of any claim, or the commencement of any action, by any tenant or subtenant under or with respect to a Lease regarding any claimed damage, Default, diminution of or offset against Rent, cancellation of the Lease, or constructive eviction, excluding, however, notices of Default under residential Leases, and Grantor shall defend, at Grantor's expense, any proceeding pertaining to any Lease, including, if Administrative Lender so requests, any such proceeding to which Administrative Lender is a party; (xi) Grantor shall as often as requested by Administrative Lender, within ten (10) days of each request, deliver to Administrative Lender a complete rent roll of the Mortgaged Property in such detail as Administrative Lender may require and financial statements of the tenants, subtenants and guarantors under the Leases to the extent available to Grantor, and deliver to such of the tenants and others obligated under the Leases specified by Administrative Lender written notice of the assignment in Section 3.1 hereof in form and content satisfactory to Administrative Lender; (xii) promptly upon request by Administrative Lender, Grantor shall deliver to Administrative Lender executed originals of all Leases and copies of all records relating thereto;
(xiii) there shall be no merger of the leasehold estates, created by the Leases, with the fee estate of the Land without the prior written consent of Administrative Lender; and (xiv) Administrative Lender may at any time and from time to time by specific written instrument intended for the purpose, unilaterally subordinate the lien of this Mortgage to any Lease, without joinder or consent of, or notice to, Grantor, any tenant or any other person, and notice is hereby given to each tenant under a Lease of such right to subordinate. No such subordination shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder; and nothing herein shall be construed as subordinating this Mortgage to any Lease.

     Section 3.3. No Liability of Administrative Lender. Administrative Lender's acceptance of this assignment shall not be deemed to constitute Administrative Lender a "mortgagee in possession," nor obligate Administrative Lender to appear in or defend any proceeding relating to any Lease or to the Mortgaged Property, or to take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under any Lease, or assume any obligation for any deposit delivered to Grantor by any tenant and not as such delivered to and accepted by Administrative Lender. Administrative Lender shall not be liable for any injury or damage to person or property in or about the Mortgaged Property, or for Administrative Lender's failure to collect or to exercise diligence in collecting Rents, but shall be accountable only for Rents that it shall actually receive. Neither the assignment of Leases and Rents nor enforcement of Administrative Lender's rights regarding Leases and Rents (including collection of Rents) nor possession of the Mortgaged Property by Administrative Lender nor Administrative Lender's consent to or approval of any Lease (nor all of the same), shall render Administrative Lender liable on any obligation under or with respect to any Lease or constitute affirmation of, or any subordination to, any Lease, occupancy, use or option. If Administrative Lender seeks or obtains any judicial relief regarding Rents or Leases, the same shall in no way prevent the concurrent or subsequent employment of any other appropriate rights or remedies nor shall same constitute an election of judicial relief for any foreclosure or any other purpose. Administrative Lender neither has nor assumes any obligations as lessor or landlord with respect to any Lease. The rights of Administrative Lender under this Article 3 shall be cumulative of all other rights of Administrative Lender under the Loan Papers or otherwise.

     ARTICLE 4 - Default

     Section 4.1. Events of Default. The occurrence of any one of the following shall be a Default under this Mortgage ("Default"):

     (a) Failure to Pay Indebtedness. Any of the Secured Indebtedness is not timely paid when due.

     (b) Nonperformance of Covenants. Any covenant, agreement or condition herein or in any other Loan Paper (other than covenants otherwise addressed in another paragraph of this Section, such as covenants to pay the Secured Indebtedness) is not fully and timely performed, observed or kept, and (i) any such failure under this Mortgage is not cured within thirty (30) days or (ii) any such failure under any other Loan Paper is not cured within the applicable grace period (if any) provided for in such other Loan Paper.

     (c) Representations. Any statement, representation or warranty in any of the Loan Papers, or in any financial statement or any other writing heretofore or hereafter delivered to Administrative Lender in connection with the Secured Indebtedness is false, misleading or erroneous in any material respect on the date hereof or on the date as of which such statement, representation or warranty is made, and such statement, representation or warranty is not made true and correct (as of the time such corrective action is taken) within the applicable grace period (if any) provided for in such Loan Paper.

     (d) Bankruptcy or Insolvency. The owner of the Mortgaged Property or any person liable, directly or indirectly, for any of the Secured Indebtedness (or any general partner or joint venturer of such owner or other person):

          (1) (i) Executes an assignment for the benefit of creditors, or takes any action in furtherance thereof; or (ii) admits in writing its inability to pay, or fails to pay, its debts generally as they become due; or (iii) as a debtor, files a petition, case, proceeding or other action pursuant to, or voluntarily seeks the benefit or benefits of, Title 11 of the United States Code as now or hereafter in effect or any other law, domestic or foreign, as now or hereafter in effect relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement, composition, extension or adjustment of debts, or similar laws affecting the rights of creditors (Title 11 of the United States Code and such other laws being herein called "Debtor Relief Laws"), or takes any action in furtherance thereof; or (iv) seeks the appointment of a receiver, trustee, custodian or liquidator of the Mortgaged Property or any part thereof or of any significant portion of its other property; or

          (2) Suffers the filing of a petition, case, proceeding or other action against it as a debtor under any Debtor Relief Law or seeking appointment of a receiver, trustee, custodian or liquidator of the Mortgaged Property or any part thereof or of any significant portion of its other property, and (i) admits, acquiesces in or fails to contest diligently the material allegations thereof, or (ii) the petition, case, proceeding or other action results in entry of any order for relief or order granting relief sought against it, or (iii) in a proceeding under the Federal Bankruptcy Code, the case is converted from one chapter to another; or

          (3) Conceals, removes, or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or suffers or permits, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings.

     (e) Transfer of the Mortgaged Property. Any sale, lease, conveyance, assignment, pledge, encumbrance, or transfer of all or any part of the Mortgaged Property or any interest therein, voluntarily or involuntarily, whether by operation of law or otherwise, except: (i) to the extent as may be permitted by the Credit Agreement, and (ii) the grant, in the ordinary course of business, of a leasehold interest in a part of the Improvements to a tenant for occupancy, not containing a right or option to purchase and not in contravention of any provision of this Mortgage or of any other Loan Paper. Administrative Lender may, in its sole discretion, waive a Default under this paragraph, but it shall have no obligation to do so, and any waiver may be conditioned upon such one or more of the following (if any) which Administrative Lender may require: the grantee's integrity, reputation, character, creditworthiness and management ability being satisfactory to Administrative Lender in its sole judgment and grantee executing, prior to such sale or transfer, a written assumption agreement containing such terms as Administrative Lender may require, a principal paydown on the Secured Indebtedness evidenced by the Notes and/or the Credit Agreement (or any one or more thereof), an increase in the rate of interest payable under the Notes and/or the Credit Agreement (or any one or more thereof), a transfer fee, a modification of the term of the Notes and/or the Credit Agreement (or any one or more thereof), and any other modification of the Loan Papers which Administrative Lender may require.

     (f) Transfer of Ownership of Grantor. The sale, pledge, encumbrance, assignment or transfer, voluntarily or involuntarily, whether by operation of law or otherwise, of any interest in Grantor (if Grantor is not a natural person but is a corporation, partnership, trust or other legal entity), except in strict accordance with the terms and provisions of the Loan Papers.

     (g)  Intentionally deleted.

     (h)  Intentionally deleted.

     (i) Default Under Other Lien. A Default or event of Default occurs and has not been cured within the applicable grace period (if any) under any lien, security interest or assignment covering the Mortgaged Property or any part thereof (whether or not Administrative Lender has consented, and without hereby implying Administrative Lender's consent, to any such lien, security interest or assignment not created hereunder), or the holder of any such lien, security interest or assignment declares a Default or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

     (j)  Intentionally deleted.

     (k)  Intentionally deleted.

     (l) Liquidation, Etc. The liquidation, termination, dissolution, merger, consolidation or failure to maintain good standing in the State of Texas (or in the case of an individual, the death or legal incapacity) of the owner of the Mortgaged Property or any person obligated to pay any part of the Secured Indebtedness, except for any merger, dissolution or consolidation of a wholly-owned subsidiary pursuant to which Grantor acquires all of the assets of such subsidiary.

     (m) Enforceability; Priority. Any Loan Paper shall for any reason without Administrative Lender's specific written consent cease to be in full force and effect, or shall be declared null and void or unenforceable in whole or in part, or the validity or enforceability thereof, in whole or in part, shall be challenged or denied by any party thereto other than Administrative Lender; or the liens, mortgages or security interests of Administrative Lender in any of the Mortgaged Property become unenforceable in whole or in part, or cease to be of the priority herein required, or the validity or enforceability thereof, in whole or in part, shall be challenged or denied by Grantor or any person obligated to pay any part of the Secured Indebtedness.

     (n) Other Loan Papers. Any Event of Default occurs under the Credit Agreement or any other Loan Paper other than this Mortgage, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Paper.

The enumeration of specific events of Default shall not impair the demand nature of any of the Secured Indebtedness which by its terms or otherwise is payable on demand.

     ARTICLE 5 - Remedies

     Section 5.1. Certain Remedies. If a Default shall occur, Administrative Lender may (but shall have no obligation to) exercise any one or more of the following remedies, without notice (unless notice is required by applicable statute or law):

     (a) Acceleration. With respect to any Secured Indebtedness other than any Secured Indebtedness which is payable on demand, Administrative Lender may at any time and from time to time declare any or all of such Secured Indebtedness immediately due and payable and such Secured Indebtedness shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, notice of acceleration or of intention to accelerate or any other notice or declaration of any kind, all of which are hereby expressly waived by Grantor. Without limitation of the foregoing, upon the occurrence of a Default described in clauses (i), (iii) or (iv) of paragraph (d)(1) of Section 4.1 hereof, all Secured Indebtedness shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, declaration or notice of acceleration or intention to accelerate, or any other notice, declaration or act of any kind, all of which are hereby expressly waived by Grantor.

     (b) Enforcement of Assignment of Rents. Prior or subsequent to taking possession of any portion of the Mortgaged Property or taking any action with respect to such possession, Administrative Lender may: (1) collect and/or sue for the Rents in Administrative Lender's own name, give receipts and releases therefor, and after deducting all expenses of collection, including attorneys' fees and expenses, apply the net proceeds thereof to the Secured Indebtedness in such manner and order as Administrative Lender may elect and/or to the operation and management of the Mortgaged Property, including the payment of management, brokerage and attorney's fees and expenses; and (2) require Grantor to transfer all security deposits and records thereof to Administrative Lender together with original counterparts of the Leases.

     (c) Foreclosure. Upon the occurrence of a Default, the Trustee, or his successor or substitute, is authorized and empowered and it shall be his special duty at the request of Administrative Lender to sell the Mortgaged Property or any part thereof situated in the State of Texas, at the courthouse of any county (whether or not the counties in which the Mortgaged Property is located are contiguous, if the Mortgaged Property is located in more than one county) in the State of Texas in which any part of the Mortgaged Property is situated, at public vendue to the highest bidder for cash between the hours of ten o'clock a.m. and four o'clock p.m. on the first Tuesday in any month or at such other place, time and date as provided by the statutes of the State of Texas then in force governing sales of real estate under powers of sale conferred by deed of trust, after having given notice of such sale in accordance with such statutes. Any sale made by the Trustee hereunder may be as an entirety or in such parcels as Administrative Lender may request. To the extent permitted by applicable law, any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. The sale by the Trustee of less than the whole of the Mortgaged Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Property shall be sold; and, if the proceeds of such sale of less than the whole of the Mortgaged Property shall be less than the aggregate of the Secured Indebtedness and the expense of executing this trust as provided herein, this Mortgage and the lien hereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale had been made; provided, however, that Grantor shall never have any right to require the sale of less than the whole of the Mortgaged Property but Administrative Lender shall have the right, at its sole election, to request the Trustee to sell less than the whole of the Mortgaged Property. Trustee may, after any request or direction by Administrative Lender, sell not only the real property but also the Collateral and other interests which are a part of the Mortgaged Property, or any part thereof, as a unit and as a part of a single sale, or may sell any part of the Mortgaged Property separately from the remainder of the Mortgaged Property. It shall not be necessary for the Trustee to have taken possession of any part of the Mortgaged Property or to have present or to exhibit at any sale any of the Collateral. After each sale, the Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of Grantor, conveying the property so sold to the purchaser or purchasers with general warranty of title by Grantor, subject to the Permitted Encumbrances (and to such leases and other matters, if any, as the Trustee may elect upon request of Administrative Lender), and shall receive the proceeds of said sale or sales and apply the same as herein provided. Payment of the purchase price to the Trustee shall satisfy the obligation of purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. The power of sale granted herein shall not be exhausted by any sale held hereunder by the Trustee or his substitute or successor, and such power of sale may be exercised from time to time and as many times as Administrative Lender may deem necessary until all of the Mortgaged Property has been duly sold and all Secured Indebtedness has been fully paid. In the event any sale hereunder is not completed or is defective in the opinion of Administrative Lender, such sale shall not exhaust the power of sale hereunder and Administrative Lender shall have the right to cause a subsequent sale or sales to be made hereunder. Any and all statements of fact or other recitals made in any deed or deeds or other conveyances given by the Trustee or any successor or substitute appointed hereunder as to nonpayment of the Secured Indebtedness or as to the occurrence of any Default, or as to Administrative Lender's having declared all of said indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or as to the refusal, failure or inability to act of the Trustee or any substitute or successor trustee, or as to the appointment of any substitute or successor trustee, or as to any other act or thing having been duly done by Administrative Lender or by such the Trustee, substitute or successor, shall be taken as prima facie evidence of the truth of the facts so stated and recited. The Trustee or his successor or substitute may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by the Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of the Trustee, his successor or substitute. If the Trustee or his successor or substitute shall have given notice of sale hereunder, any successor or substitute Trustee thereafter appointed may complete the sale and the conveyance of the property pursuant thereto as if such notice had been given by the successor or substitute Trustee conducting the sale.

     (d) Uniform Commercial Code. Without limitation of Administrative Lender's rights of enforcement with respect to the Collateral or any part thereof in accordance with the procedures for foreclosure of real estate, Administrative Lender may exercise its rights of enforcement with respect to the Collateral or any part thereof under the Texas Business and Commerce Code or under the Uniform Commercial Code in force in any other state to the extent the same is applicable law, in each case as in effect from time to time, and in conjunction with, in addition to or in substitution for those rights and remedies: (1) Administrative Lender may enter upon Grantor's premises to take possession of, assemble and collect the Collateral or, to the extent and for those items of the Collateral permitted under applicable law, to render it unusable; (2) Administrative Lender may require Grantor to assemble the Collateral and make it available at a place Administrative Lender designates which is mutually convenient to allow Administrative Lender to take possession or dispose of the Collateral; (3) written notice mailed to Grantor as provided herein at least five (5) days prior to the date of public sale of the Collateral or prior to the date after which private sale or other disposition of the Collateral will be made shall constitute reasonable notice; (4) any sale made pursuant to the provisions of this paragraph shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with and upon the same notice as required for the sale of the Mortgaged Property under power of sale as provided in paragraph (c) above in this Section 5.1; (5) in the event of a foreclosure sale, whether made by the Trustee under the terms hereof, or under judgment of a court, the Collateral and the other Mortgaged Property may, at the option of Administrative Lender, be sold as a whole; (6) it shall not be necessary that Administrative Lender take possession of the Collateral or any part thereof prior to the time that any sale pursuant to the provisions of this Section 5.1 is conducted and it shall not be necessary that the Collateral or any part thereof be present at the location of such sale; (7) with respect to application of proceeds of disposition of the Collateral under Section 5.3 hereof, the costs and expenses incident to disposition shall include the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys' fees and legal expenses incurred by Administrative Lender; (8) any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the Secured Indebtedness or as to the occurrence of any Default, or as to Administrative Lender having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by Administrative Lender, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and (9) Administrative Lender may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Administrative Lender, including the sending of notices and the conduct of the sale, but in the name and on behalf of Administrative Lender. In the event the Administrative Lender seeks to take possession of all or any portion of the Collateral by judicial process, the Grantor irrevocably waiver (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Administrative Lender retain possession and disposed of the Collateral until after trial or final judgement. The Grantor agrees that the Administrative Lender has no obligation to preserved rights to the Collateral or marshal any Collateral for the benefit of any person.

     (e) Lawsuits. Administrative Lender may proceed by a suit or suits in equity or at law, whether for collection of the Secured Indebtedness, the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction.

     (f) Entry on Mortgaged Property. Administrative Lender is authorized, prior or subsequent to the institution of any foreclosure proceedings, to the fullest extent permitted by applicable law, to enter upon the Mortgaged Property, or any part thereof, and to take possession of the Mortgaged Property and all books and records relating thereto, and to exercise without interference from Grantor any and all rights which Grantor has with respect to the management, possession, operation, protection or preservation of the Mortgaged Property. Administrative Lender shall not be deemed to have taken possession of the Mortgaged Property or any part thereof except upon the exercise of its right to do so, and then only to the extent evidenced by its demand and overt act specifically for such purpose. All costs, expenses and liabilities of every character incurred by Administrative Lender in managing, operating, maintaining, protecting or preserving the Mortgaged Property shall constitute a demand obligation of Grantor (which obligation Grantor hereby promises to pay) to Administrative Lender pursuant to this Mortgage. If necessary to obtain the possession provided for above, Administrative Lender may invoke any and all legal remedies to dispossess Grantor. In connection with any action taken by Administrative Lender pursuant to this Section, Administrative Lender shall not be liable for any loss sustained by Grantor resulting from any failure to let the Mortgaged Property or any part thereof, or from any act or omission of Administrative Lender in managing the Mortgaged Property unless such loss is caused by the willful misconduct and bad faith of Administrative Lender, nor shall Administrative Lender be obligated to perform or discharge any obligation, duty or liability of Grantor arising under any lease or other agreement relating to the Mortgaged Property or arising under any Permitted Encumbrance or otherwise arising. Grantor hereby assents to, ratifies and confirms any and all actions of Administrative Lender with respect to the Mortgaged Property taken under this Section 5.1.

     (g) Receiver. Administrative Lender shall as a matter of right be entitled to the appointment of a receiver or receivers for all or any part of the Mortgaged Property, whether such receivership be incident to a proposed sale (or sales) of such property or otherwise, and without regard to the value of the Mortgaged Property or the solvency of any person or persons liable for the payment of the Secured Indebtedness, and Grantor does hereby irrevocably consent to the appointment of such receiver or receivers, waives any and all defenses to such appointment, agrees not to oppose any application therefor by Administrative Lender, and agrees that such appointment shall in no manner impair, prejudice or otherwise affect the rights of Administrative Lender to application of Rents as provided in this Mortgage. Nothing herein is to be construed to deprive Administrative Lender of any other right, remedy or privilege it may have under the law to have a receiver appointed. Any money advanced by Administrative Lender in connection with any such receivership shall be a demand obligation (which obligation Grantor hereby promises to pay) owing by Grantor to Administrative Lender pursuant to this Mortgage.

     (h) Termination of Commitment to Lend. Administrative Lender may terminate any commitment or obligation to lend or disburse funds under any Loan Paper.

     (i) Other Rights and Remedies. Administrative Lender may exercise any and all other rights and remedies which Administrative Lender may have under the Loan Papers, or at law or in equity or otherwise.

The enumeration of the availability of specific remedies in the event of Default shall not impair the demand nature of any of the secured obligations which by its terms or otherwise is payable on demand.


     Section 5.2. Effective as Mortgage. This instrument shall be effective as a mortgage as well as a deed of trust and upon the occurrence of a Default may be foreclosed as to any of the Mortgaged Property in any manner permitted by applicable law, and any foreclosure suit may be brought by the Trustee or by Administrative Lender; and to the extent, if any, required to cause this instrument to be so effective as a mortgage as well as a deed of trust, Grantor hereby mortgages the Mortgaged Property to Administrative Lender. In the event a foreclosure hereunder shall be commenced by the Trustee, or his substitute or successor, Administrative Lender may at any time before the sale of the Mortgaged Property direct the Trustee to abandon the sale, and may then institute suit for the collection of the Notes, or any of them, and/or any other Secured Indebtedness, and for the foreclosure of this Mortgage. It is agreed that if Administrative Lender should institute a suit for the collection of the Notes, or any of them, or any other Secured Indebtedness and for the foreclosure of this Mortgage, Administrative Lender may at any time before the entry of a final judgment in said suit dismiss the same, and require the Trustee, his substitute or successor to sell the Mortgaged Property in accordance with the provisions of this Mortgage.

     Section 5.3. Proceeds of Foreclosure. The proceeds of any sale held by the Trustee or Administrative Lender or any receiver or public officer in foreclosure of the liens and security interests evidenced hereby shall be applied in such order of priority as Administrative Lender may elect, in its sole discretion, which may include the application thereof in accordance with the following: FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale, including but not limited to all reasonable attorneys' fees and legal expenses, all court costs and charges of every character, and a reasonable fee (not exceeding five percent (5%) of the gross proceeds of such sale) to the Trustee acting under the provisions of paragraph
(c) of Section 5.1 hereof if foreclosed by power of sale as provided in said paragraph, and to the payment of the other Secured Indebtedness, including specifically without limitation the principal, accrued interest and attorneys' fees due and unpaid on the Notes and on the Credit Agreement and the amounts due and unpaid and owed to Administrative Lender under this Mortgage, the order and manner of application to the items in this clause FIRST to be in Administrative Lender's sole discretion; and SECOND, unless otherwise required by applicable law, the remainder, if any there shall be, shall be paid to Grantor, or to Grantor's heirs, devisees, representatives, successors or assigns, or such other persons (including the Administrative Lender or beneficiary of any inferior lien) as may be entitled thereto by law; provided, however, that if Administrative Lender is uncertain which person or persons are so entitled, Administrative Lender may interplead such remainder in any court of competent jurisdiction, and the amount of any attorneys' fees, court costs and expenses incurred in such action shall be a part of the Secured Indebtedness and shall be reimbursable (without limitation) from such remainder.

     Section 5.4. Administrative Lender as Purchaser. Administrative Lender shall have the right to become the purchaser at any sale held by the Trustee or substitute or successor or by any receiver or public officer or at any public sale, and Administrative Lender shall have the right to credit upon the amount of Administrative Lender's successful bid, to the extent necessary to satisfy such bid, all or any part of the Secured Indebtedness in such manner and order as Administrative Lender may elect.

     Section 5.5. Foreclosure as to Matured Debt. Upon the occurrence of a Default, Administrative Lender shall have the right to proceed with foreclosure (judicial or nonjudicial) of the liens and security interests hereunder without declaring the entire Secured Indebtedness due, and in such event any such foreclosure sale may be made subject to the unmatured part of the Secured Indebtedness; and any such sale shall not in any manner affect the unmatured part of the Secured Indebtedness, but as to such unmatured part this Mortgage shall remain in full force and effect just as though no sale had been made. The proceeds of such sale shall be applied as provided in Section 5.3 hereof except that the amount paid under clause FIRST thereof shall be only the matured portion of the Secured Indebtedness and any proceeds of such sale in excess of those provided for in clause FIRST (modified as provided above) shall be applied to the prepayment (without penalty) of any other Secured Indebtedness in such manner and order and to such extent as Administrative Lender deems advisable, and the remainder, if any, shall be applied as provided in clause SECOND of
Section 5.3 hereof. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Secured Indebtedness.

     Section 5.6. Remedies Cumulative. All rights and remedies provided for herein and in any other Loan Paper are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and the Trustee and Administrative Lender shall, in addition to the rights and remedies provided herein or in any other Loan Paper, be entitled to avail themselves of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the Secured Indebtedness and the enforcement of the covenants herein and the foreclosure of the liens and security interests evidenced hereby, and the resort to any right or remedy provided for hereunder or under any such other Loan Paper or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate right or rights or remedy or remedies.

     Section 5.7. Administrative Lender's Discretion as to Security. Administrative Lender may resort to any security given by this Mortgage or to any other security now existing or hereafter given to secure the payment of the Secured Indebtedness, in whole or in part, and in such portions and in such order as may seem best to Administrative Lender in its sole and uncontrolled discretion, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Mortgage.

     Section 5.8. Grantor's Waiver of Certain Rights. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Grantor, for Grantor, Grantor's heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by applicable law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole of the Secured Indebtedness, notice of election to mature or declare due the whole of the Secured Indebtedness and all rights to a marshaling of assets of Grantor, including the Mortgaged Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and/or security interests hereby created. Grantor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatever to defeat, reduce or affect the right of Administrative Lender under the terms of this Mortgage to a sale of the Mortgaged Property for the collection of the Secured Indebtedness without any prior or different resort for collection, or the right of Administrative Lender under the terms of this Mortgage to the payment of the Secured Indebtedness out of the proceeds of sale of the Mortgaged Property in preference to every other claimant whatever. Grantor waives any right or remedy which Grantor may have or be able to assert pursuant to Chapter 34 of the Texas Business and Commerce Code, or any other provision of Texas law, pertaining to the rights and remedies of sureties. If any law referred to in this Section 5.8 and now in force, of which Grantor or Grantor's heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Mortgaged Property might take advantage despite this Section 5.8, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this
Section 5.8. To the extent permitted by law, Grantor further waives all rights Grantor might otherwise have under Section 51.003 of the Texas Property Code.

     Section 5.9. Delivery of Possession After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale, Grantor or Grantor's heirs, devisees, representatives, successors or assigns are occupying or using the Mortgaged Property, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; and to the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the property (such as an action for forcible detainer) in any court having jurisdiction.

     ARTICLE 6 - Miscellaneous

     Section 6.1. Scope of Mortgage. This Mortgage is a deed of trust and mortgage of both real and personal property, a security agreement, a financing statement and a collateral assignment, and also covers proceeds and fixtures.

     Section 6.2. Effective as a Financing Statement. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Mortgaged Property and is to be filed for record in the real estate records of each county where any part of the Mortgaged Property (including said fixtures) is situated. This Mortgage shall also be effective as a financing statement covering minerals or the like (including oil and gas) and accounts subject to Section 9.103(e) of the Texas Business and Commerce Code, as amended, and similar provisions (if any) of the Uniform Commercial Code as enacted in any other state where the Mortgaged Property is situated which will be financed at the wellhead or minehead of the wells or mines located on the Mortgaged Property and is to be filed for record in the real estate records of each county where any part of the Mortgaged Property is situated. This Mortgage shall also be effective as a financing statement covering any other Mortgaged Property and may be filed in any other appropriate filing or recording office. The mailing address of Grantor is the address of Grantor set forth at the end of this Mortgage and the address of Administrative Lender from which information concerning the security interests hereunder may be obtained is the address of Administrative Lender set forth at the end of this Mortgage. A carbon, photographic or other reproduction of this Mortgage or of any financing statement relating to this Mortgage shall be sufficient as a financing statement for any of the purposes referred to in this Section 6.2.

     Section 6.3. Notice to Account Debtors. In addition to the rights granted elsewhere in this Mortgage, Administrative Lender may at any time notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness included in the Collateral to pay Administrative Lender directly.

     Section 6.4. Waiver by Administrative Lender. Administrative Lender may at any time and from time to time by a specific writing intended for the purpose: (a) waive compliance by Grantor with any covenant herein made by Grantor to the extent and in the manner specified in such writing; (b) consent to Grantor's doing any act which hereunder Grantor is prohibited from doing, or to Grantor's failing to do any act which hereunder Grantor is required to do, to the extent and in the manner specified in such writing; (c) release any part of the Mortgaged Property or any interest therein from the lien and security interest of this Mortgage, without the joinder of the Trustee; or (d) release any party liable, either directly or indirectly, for the Secured Indebtedness or for any covenant herein or in any other Loan Paper, without impairing or releasing the liability of any other party. No such act shall in any way affect the rights or powers of Administrative Lender or the Trustee hereunder except to the extent specifically agreed to by Administrative Lender in such writing.

     Section 6.5. No Impairment of Security. The lien, security interest and other security rights of Administrative Lender hereunder or under any other Loan Paper shall not be impaired by any indulgence, moratorium or release granted by Administrative Lender including, but not limited to, any renewal, extension or modification which Administrative Lender may grant with respect to any Secured Indebtedness, or any surrender, compromise, release, renewal, extension, exchange or substitution which Administrative Lender may grant in respect of the Mortgaged Property, or any part thereof or any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any Secured Indebtedness. The taking of additional security by Administrative Lender shall not release or impair the lien, security interest or other security rights of Administrative Lender hereunder or affect the liability of Grantor or of any endorser, guarantor or surety, or improve the right of any junior lienholder in the Mortgaged Property (without implying hereby Administrative Lender's consent to any junior lien).

     Section 6.6. Acts Not Constituting Waiver by Administrative Lender. Administrative Lender may waive any Default without waiving any other prior or subsequent Default. Administrative Lender may remedy any Default without waiving the Default remedied. Neither failure by Administrative Lender to exercise, nor delay by Administrative Lender in exercising, nor discontinuance of the exercise of any right, power or remedy (including but not limited to the right to accelerate the maturity of the Secured Indebtedness or any part thereof) upon or after any Default shall be construed as a waiver of such Default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Administrative Lender of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Grantor therefrom shall in any event be effective unless the same shall be in writing and signed by Administrative Lender and then such waiver or consent shall be effective only in the specific instance, for the purpose for which given and to the extent therein specified. No notice to nor demand on Grantor in any case shall of itself entitle Grantor to any other or further notice or demand in similar or other circumstances. Remittances in payment of any part of the Secured Indebtedness other than in the required amount in immediately available U.S. funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Administrative Lender in immediately available U.S. funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Administrative Lender of any payment in an amount less than the amount then due on any Secured Indebtedness shall be deemed an acceptance on account only and shall not in any way excuse the existence of a Default hereunder.

     Section 6.7. Grantor's Successors. If the ownership of the Mortgaged Property or any part thereof becomes vested in a person other than Grantor, Administrative Lender may, without notice to Grantor, deal with such successor or successors in interest with reference to this Mortgage and to the Secured Indebtedness in the same manner as with Grantor, without in any way vitiating or discharging Grantor's liability hereunder or for the payment of the indebtedness or performance of the obligations secured hereby. No transfer of the Mortgaged Property, no forbearance on the part of Administrative Lender, and no extension of the time for the payment of the Secured Indebtedness given by Administrative Lender shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Grantor hereunder for the payment of the indebtedness or performance of the obligations secured hereby or the liability of any other person hereunder for the payment of the Secured Indebtedness. Each Grantor agrees that it shall be bound by any modification of this Mortgage or any of the other Loan Papers made by Administrative Lender and any subsequent owner of the Mortgaged Property, with or without notice to such Grantor, and no such modifications shall impair the obligations of such Grantor under this Mortgage or any other Loan Paper. Nothing in this Section 6.7 or elsewhere in this Mortgage shall be construed to imply Administrative Lender's consent to any transfer of the Mortgaged Property.

     Section 6.8. Place of Payment; Forum. All Secured Indebtedness which may be owing hereunder at any time by Grantor shall be payable at the place designated in the Notes or the Credit Agreement, as the case may be, (or if no such designation is made, at the address of Administrative Lender indicated at the end of this Mortgage). Grantor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any Texas state court, or any United States federal court, sitting in the county in which the Secured Indebtedness is payable, and to the non-exclusive jurisdiction of any state or United States federal court sitting in the state in which any of the Mortgaged Property is located, over any suit, action or proceeding arising out of or relating to this Mortgage or the Secured Indebtedness. Grantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any Texas state court, or any United States federal court, sitting in the county in which the Secured Indebtedness is payable may be made by certified or registered mail, return receipt requested, directed to Grantor at its address stated in this Mortgage, or at a subsequent address of Grantor of which Administrative Lender received actual notice from Grantor in accordance with this Mortgage, and service so made shall be complete five (5) days after the same shall have been so mailed.

     Section 6.9. Subrogation to Existing Liens; Vendor's Lien. To the extent that proceeds of the Notes and/or the Credit Agreement are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Mortgaged Property, such proceeds have been advanced by Administrative Lender or Lenders at Grantor's request, and Administrative Lender and Lenders shall be subrogated to any and all rights, security interests and liens owned by any owner or Administrative Lender of such outstanding liens, security interests, charges or encumbrances, however remote, irrespective of whether said liens, security interests, charges or encumbrances are released, and all of the same are recognized as valid and subsisting and are renewed and continued and merged herein to secure the Secured Indebtedness, but the terms and provisions of this Mortgage shall govern and control the manner and terms of enforcement of the liens, security interests, charges and encumbrances to which Administrative Lender is subrogated hereunder. It is expressly understood that, in consideration of the payment of such indebtedness by Administrative Lender or Lenders, Grantor hereby waives and releases all demands and causes of action for offsets and payments in connection with the said indebtedness. If all or any portion of the proceeds of the Revolving Credit Advances evidenced by the Notes, the Credit Agreement or of any other Secured Indebtedness has been advanced for the purpose of paying the purchase price for all or a part of the Mortgaged Property, no vendor's lien is waived; and Administrative Lender and Lenders shall have, and is hereby granted, a vendor's lien on the Mortgaged Property as cumulative additional security for the Secured Indebtedness. Administrative Lender may foreclose under this Mortgage or under the vendor's lien without waiving the other or may foreclose under both.

     Section 6.10. Application of Payments to Certain Indebtedness. If any part of the Secured Indebtedness cannot be lawfully secured by this Mortgage or if any part of the Mortgaged Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall, unless otherwise designated by Administrative Lender, be applied on said indebtedness first in discharge of that portion thereof which is not secured by this Mortgage.

     Section 6.11. Compliance with Usury Laws. It is the intent of Grantor, Administrative Lender, Lenders and all other parties to the Loan Papers to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between Administrative Lender, Lenders and Grantor (or any other party liable with respect to any indebtedness under the Loan Papers) are hereby limited by the provisions of this Section 6.11 which shall override and control all such agreements, whether now existing or hereafter arising. In no way, nor in any event or contingency (including but not limited to prepayment, Default, demand for payment, or acceleration of the maturity of any obligation), shall the interest taken, reserved, contacted for, charged, chargeable, or received under this Mortgage, the Notes, the Credit Agreement or any other Loan Paper or otherwise, exceed the Maximum Amount (as defined in the Credit Agreement). If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum Amount, any such construction shall be subject to the provisions of this Section 6.11 and such document shall ipso facto be automatically reformed and the interest payable shall be automatically reduced to the Maximum Amount, without the necessity of execution of any amendment or new document. If Administrative Lender or Lenders shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the Maximum Amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Secured Indebtedness in the inverse order of its maturity and not to the payment of interest, or refunded to Grantor or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. Any right to accelerate maturity of the Notes or any other Secured Indebtedness does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Administrative Lender and Lenders do not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to Administrative Lender and Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the Maximum Amount. As used in this Section, the term "applicable law" shall mean the laws of the State of Texas or the federal laws of the United States applicable to this transaction, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

     Section 6.12. Substitute Trustee. The Trustee may resign by an instrument in writing addressed to Administrative Lender, or the Trustee may be removed at any time with or without cause by an instrument in writing executed by Administrative Lender. In case of the death, resignation, removal, or disqualification of the Trustee, or if for any reason Administrative Lender shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then Administrative Lender shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by Administrative Lender and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the Secured Indebtedness has been paid in full, or until the Mortgaged Property is fully and finally sold hereunder. If Administrative Lender is a corporation or association and such appointment is executed on its behalf by an officer of such corporation or association, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation or association. Upon the making of any such appointment and designation, all of the estate and title of the Trustee in the Mortgaged Property shall vest in the named successor or substitute Trustee and he shall thereupon succeed to, and shall hold, possess and execute, all the rights, powers, privileges, immunities and duties herein conferred upon the Trustee. All references herein to "Trustee" shall be deemed to refer to the Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder.

     Section 6.13. No Liability of Trustee. The Trustee shall not be liable for any error of judgment or act done by the Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever (including the Trustee's negligence), except for the Trustee's gross negligence or willful misconduct. The Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and the Trustee shall be under no liability for interest on any moneys received by him hereunder. Grantor hereby ratifies and confirms any and all acts which the herein named Trustee or his successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof. Grantor will reimburse the Trustee for, and save him harmless against, any and all liability and expenses which may be incurred by him in the performance of his duties. The foregoing indemnity shall not terminate upon discharge of the Secured Indebtedness or foreclosure, or release or other termination, of this Mortgage.

     Section 6.14. Release of Mortgage; Partial Release. If all of the Secured Indebtedness be paid as the same becomes due and payable and all of the covenants, warranties, undertakings and agreements made in this Mortgage and the other Loan Papers are kept and performed, and all obligations, if any, of Administrative Lender and Lenders for further advances have been terminated, then, and in that event only, all rights under this Mortgage shall terminate (except to the extent expressly provided herein with respect to indemnifications, representations and warranties and other rights which are to continue following the release hereof) and the Mortgaged Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, and such liens and security interests shall be released by Administrative Lender in due form at Grantor's cost. Without limitation, all provisions herein for indemnity of Administrative Lender, Lenders, or the Trustee shall survive discharge of the Secured Indebtedness and any foreclosure, release or termination of this Mortgage. The Administrative Lender in its discretion may partially release any portion of the Mortgaged Property from this Mortgage, subject to the terms of the Credit Agreement.

     Section 6.15. Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Paper shall be in writing and, unless otherwise specifically provided in such other Loan Paper, shall be deemed sufficiently given or furnished if delivered by personal delivery, by courier, or by registered or certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified at the end of this Mortgage (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by telegram, telex, or facsimile. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or facsimile, upon receipt; provided that, service of a notice required by Texas Property Code Section 51.002, as amended, shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This Section 6.15 shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Paper or to require giving of notice or demand to or upon any person in any situation or for any reason.

     Section 6.16. Invalidity of Certain Provisions. A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Mortgage to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

     Section 6.17. Gender; Titles; Construction. Within this Mortgage, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. Titles appearing at the beginning of any subdivisions hereof are for convenience only, do not constitute any part of such subdivisions, and shall be disregarded in construing the language contained in such subdivisions. The use of the words "herein," "hereof," "hereunder" and other similar compounds of the word "here" shall refer to this entire Mortgage and not to any particular Article, Section, paragraph or provision. The term "person" and words importing persons as used in this Mortgage shall include firms, associations, partnerships (including limited partnerships), joint ventures, trusts, corporations and other legal entities, including public or governmental bodies, agencies or instrumentalities, as well as natural persons.

     Section 6.18. Reporting Compliance. Grantor agrees to comply with any and all reporting requirements applicable to the transactions evidenced by the Notes and Credit Agreement and secured by this Mortgage which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, including but not limited to The International Investment Survey Act of 1976, The Agricultural Foreign Investment Disclosure Act of 1978, The Foreign Investment in Real Property Tax Act of 1980 and the Tax Reform Act of 1984 and further agrees upon request of Administrative Lender to furnish Administrative Lender with evidence of such compliance.

     Section 6.19. Administrative Lender's Consent. Except where otherwise expressly provided herein or in the Credit Agreement, in any instance hereunder where the approval, consent or the exercise of judgment of Administrative Lender is required or requested, (i) the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Administrative Lender, and Administrative Lender shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner, regardless of the reasonableness of either the request or Administrative Lender's judgment, and (ii) no approval or consent of Administrative Lender shall be deemed to have been given except by a specific writing intended for the purpose and executed by an authorized representative of Administrative Lender.

     Section 6.20. Grantor. Grantor and the person or persons signing on its behalf hereunder, represent and warrant to Administrative Lender that this instrument is executed, acknowledged and delivered by Grantor's duly authorized representative.

     Section 6.21. Execution; Recording. This Mortgage has been executed in several counterparts, all of which are identical, and all of which counterparts together shall constitute one and the same instrument. The date or dates reflected in the acknowledgments hereto indicate the date or dates of actual execution of this Mortgage, but such execution is as of the date shown on the first page hereof, and for purposes of identification and reference the date of this Mortgage shall be deemed to be the date reflected on the first page hereof. Grantor will cause this Mortgage and all amendments and supplements thereto and substitutions therefor and all financing statements and continuation statements relating thereto to be recorded, filed, re-recorded and refiled in such manner and in such places as the Trustee or Administrative Lender shall reasonably request and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

     Section 6.22. Successors and Assigns. The terms, provisions, covenants and conditions hereof shall be binding upon Grantor, and the heirs, devisees, representatives, successors and assigns of Grantor, and shall inure to the benefit of the Trustee and Administrative Lender and shall constitute covenants running with the Land. All references in this Mortgage to Grantor shall be deemed to include all such heirs, devisees, representatives, successors and assigns of Grantor.

     Section 6.23. Modification or Termination. The Loan Papers may only be modified or terminated by a written instrument or instruments intended for that purpose and executed by the party against which enforcement of the modification or termination is asserted. Any alleged modification or termination which is not so documented shall not be effective as to any party.

     Section 6.24. No Partnership, etc. The relationship between Administrative Lender and Lenders and Grantor is solely that of lender and borrower. Administrative Lender and Lenders have no fiduciary or other special relationship with Grantor. Nothing contained in the Loan Papers is intended to create any partnership, joint venture, association or special relationship between Grantor and Administrative Lender or in any way make Administrative Lender or Lenders a co-principal with Grantor with reference to the Mortgaged Property. All agreed contractual duties between or among Administrative Lender, Lenders, Grantor and Trustee are set forth herein and in the other Loan Papers and any additional implied covenants or duties are hereby disclaimed. Any inferences to the contrary of any of the foregoing are hereby expressly negated.

     Section 6.25. Applicable Law. THIS MORTGAGE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

     Section 6.26. Entire Agreement. The Loan Papers constitute the entire understanding and agreement between Grantor and Administrative Lender and Lenders with respect to the transactions arising in connection with the Secured Indebtedness and supersede all prior written or oral understandings and agreements between Grantor and Administrative Lender and Lenders with respect to the matters addressed in the Loan Papers. Grantor hereby acknowledges that, except as incorporated in writing in the Loan Papers, there are not, and were not, and no persons are or were authorized by Administrative Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Papers. To the extent of any conflict or inconsistency between Grantor's covenants (both affirmative and negative) contained in the Credit Agreement and those contained in this Mortgage, the requirements of the covenants contained in the Credit Agreement shall govern and control. This Mortgage is executed and delivered by Grantor pursuant to the Credit Agreement.

THE WRITTEN LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, this instrument is executed by Grantor as of the date first written on page 1 hereof.

                                         GRANTOR:

                                         LUBY'S RESTAURANTS LIMITED PARTNERSHIP,
                                         a Texas limited partnership

                                         By:  Luby's Management, Inc., its
                                         General Partner


The address, telecopy number and         By:
federal tax identification number of     Name:
Grantor are:                             Title:

2211 Northeast Loop 410
San Antonio, Texas 78217
Attention: Ron Riemenschneider


The address of Administrative Lender is:

Bank of America, N.A.
901 Main Street, 11th Floor
Dallas, Dallas County, Texas  75202
Attention: Santiago Marchant



THE STATE OF TEXAS

COUNTY OF _________

     This instrument was acknowledged before me on July __, 2001, by          ,
              of Luby's Management, Inc., on behalf of such corporation, as General Partner for Luby's Restaurants Limited Partnership.


(S E A L)                            Notary Public in and for the State of Texas

                                     Notary's Printed Name:

My Commission Expires:

                                     EXHIBIT A
                                        to
                      Deed of Trust, Assignment, Security Agreement
                                and Financing Statement


                                     THE LAND

                                                               Exhibit 4(n)

                  SUBORDINATION AND INTERCREDITOR AGREEMENT

     THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (as hereafter amended, restated or otherwise modified from time to time, the "Agreement") is entered into as of June 29, 2001 (the "Effective Date"), by and among HARRIS J. PAPPAS and CHRISTOPHER J. PAPPAS (each a "Junior Creditor" and collectively "Junior Creditors"), BANK OF AMERICA, N.A., acting in its capacity as administrative agent for the Senior Creditors (defined below) (in such capacity, together with its successors and assigns in such capacity, hereinafter called (the "Agent") and LUBY'S INC., a Delaware corporation (together with its successors and assigns, the "Credit Party"). Terms defined in Section 1, where used in the Recitals below and elsewhere in this Agreement, shall have the same meanings, where so used, as are prescribed therein.

                                    RECITALS

     The Credit Party, the Agent and Senior Lenders have executed and entered into the Senior Credit Agreement. Pursuant to the Senior Credit Agreement, the Credit Party is obligated for payment and performance of the Senior Debt and, as security therefore, the Credit Party or its subsidiaries have granted to the Agent the Senior Creditor Liens. The Credit Party has issued to the Junior Creditors the Junior Notes. As an inducement to and as one of the conditions precedent to the obligation of the Senior Creditors to extend credit to the Credit Party under the Senior Credit Agreement, the Agent and the Senior Creditors have required the execution and delivery of this Agreement by the Junior Creditors and the Credit Party. The Agent, the Junior Creditors and the Credit Party wish to enter into this Agreement on the terms provided herein

                                 AGREEMENT

     NOW, THEREFORE, in order to induce the Agent and Senior Creditors to extend credit under the Senior Credit Agreement, and for value received, the receipt and sufficiency of which hereby are acknowledged by each of the undersigned, the parties hereto hereby agree as follows:

     1. Definitions. The following terms shall have the following meanings in this Agreement:

     "Agent" has the meaning prescribed for such term in the introductory paragraph of this Agreement and includes any successor to the Agent in such capacity.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and from time to time in effect (11 U.S.C. Section 101, et seq).

     "Business Day" means any day that is not a Saturday, Sunday or a day on which national banks in Dallas, Texas or Charlotte, North Carolina are required or permitted under applicable law to be closed.

     "Commitments" means, collectively, all commitments of Senior Creditors to extend credit under the Senior Credit Agreement.

     "Credit Party" has the meanings prescribed for such term in the introductory paragraph of this Agreement.

     "Equally Senior Securities" means any securities of the Credit Party or any other Person provided for by a plan of reorganization or readjustment, the payment of which is senior (at least to the extent provided in the subordination provisions of this Agreement, and in form reasonably satisfactory to the holders at the time thereof of the Senior Debt) to the payment of all Junior Debt under any such plan of reorganization or readjustment.

     "Equally Subordinate Securities" means any securities of the Credit Party or any other Person provided for by a plan of reorganization or readjustment, the payment of which (a) is subordinate (at least to the extent provided in the subordination provisions of this Agreement, and in form reasonably satisfactory to the holders at the time thereof of the Senior Debt) to the payment of all Senior Debt under any such plan of reorganization or readjustment, and (b) is not subordinate to any other claim or interest of any Person.

     "Indefeasibly Paid" means, with respect to the making of any payment on or in respect of any Senior Debt, a payment of such Senior Debt in full with respect to which (i) more than 90 days has passed since the date of such payment without there having been filed any Proceeding with respect to the Credit Party or (ii) in the event any Proceeding is filed within 90 days of the date of such payment, no claim of avoidance under section 547 of the Bankruptcy Code is made within 2 years of the date of commencement of such Proceeding.

     "Junior Creditors" has the meaning prescribed for such term in the introductory paragraph of this Agreement.

     "Junior Debt" means (i) all principal of, premium, if any, and all interest on, the Junior Notes, (ii) all other indebtedness, obligations and liabilities of the Credit Party, whether now existing or hereafter incurred or created, under or with respect to the Junior Notes or any Junior Debt Document, (including, without limitation, indemnity obligations or any claims for rescission or for damages arising under or with respect to any Junior Note or Junior Debt Documents), (iii) all obligations arising under any guaranty executed by Credit Party for the benefit of any Junior Creditor in respect of any Junior Debt and (iv) any and all renewals, extensions or rearrangements thereof.

     "Junior Debt Documents" means, collectively, the Junior Notes and any and all agreements, instruments or documents now existing or hereafter executed and/or delivered in connection with the Junior Debt, pursuant to which the person executing and/or delivering same undertakes, guarantees or assures payment and/or performance of any Junior Debt or grants or purports to grant any liens, security interests, collateral assignments, mortgages, pledges or other interests in any property for the benefit of the Junior Creditors to secure the Junior Debt, or any part thereof (provided, that the foregoing reference to liens, security interests or other interests in property shall not be construed to allow the granting of any liens, security interests or other interests in property which otherwise are prohibited by the terms of this Agreement), and all other documents and instruments evidencing or governing all or any portion of the Junior Debt, in each case as the same may be modified, amended, renewed, extended, restated, supplemented or otherwise modified from time to time

     "Junior Default" means a default in the payment of the Junior Notes or any other Junior Debt Documents, or in the performance of any term, covenant or condition contained in the Junior Notes or other Junior Debt Documents, or any other occurrence which, in and of itself or with notice or the passage of time, or both, would permit any Junior Creditor to accelerate the payment of all or any portion of any Junior Debt evidenced by the Junior Notes.

     "Junior Default Notice" means a written notice from the Junior Creditors or the Credit Party to the Agent pursuant to which the Agent is notified of the occurrence of a Junior Default, which notice incorporates a reasonably detailed description of such Junior Default.

     "Junior Note" means the each of the certain subordinated promissory notes issued by the Credit Party to each of the Junior Creditors pursuant to the terms of that certain Purchase Agreement dated March 9, 2001 by and among the Credit Party and the Junior Creditors, each of which is executed by the Credit Party payable to each of the Junior Creditors, respectively, in aggregate face principal amount of $10,000,000, as listed in Schedule 1 attached to this agreement, as may be renewed, extended, modified, amended, supplemented, restated or replaced; and "Junior Notes" means, collectively, all of such notes.

     "Plan" means any plan of partial or complete liquidation, reorganization, readjustment, arrangement, composition or extension, whether in a Proceeding or otherwise.

     "Proceeding" means any (a) insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Credit Party, its property or its creditors as such,
(b) proceeding for any liquidation, dissolution or other winding-up of the Credit Party, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) assignment for the benefit of creditors of the Credit Party or (d) other marshaling of the assets of the Credit Party.

     "Senior Credit Agreement" means that certain Credit Agreement dated as of February 27, 1996, among the Credit Party, the Agent and the Senior Creditors, as amended by the First Amendment to Credit Agreement dated January 24, 1997, the Second Amendment to Credit Agreement dated July 3, 1997, the Third Amendment to Credit Agreement dated October 27, 2000 and the Fourth Amendment dated June 29, 2001, in each case among the Credit Party, the Agent and the Senior creditors, and any successor or replacement credit agreement, including, without limitation, any replacement credit agreement effected by the Credit Party with any other Person in any refinancing of the Senior Debt, as any of the forgoing may be modified, amended, renewed, extended, restated, supplemented or otherwise modified from time to time.

     "Senior Creditor" means each of the "Lenders" (as defined by the Senior Credit Agreement) from time to time party to the Senior Credit Agreement, and also includes any Person that is a lender or otherwise refinances the Senior Debt in any replacement or refinancing facility, and "Senior Creditors" means two or more or all of such Persons.


     "Senior Creditor Collateral" means all property of the Credit Party, now owned or hereafter acquired, in which any Senior Creditor Lien is granted pursuant to the Senior Debt Documents, and all proceeds thereof

     "Senior Creditor Liens" means any and all liens, security interests, collateral assignments, pledges, mortgages or other interests in the Senior Creditor Collateral held by the Agent, for the benefit of itself or the Senior Creditors, now or hereafter existing, and any and all other liens, security interests, collateral assignments, pledges, mortgages or other interests, if any, at any time held or claimed by the Agent in any other property of the Credit Party.

     "Senior Debt" means (a) all principal of, and premium, if any, and interest on, the Senior Loans (including, without limitation, any interest accruing thereon at the legal rate after the commencement of any Proceeding and any additional interest that would have accrued thereon but for the commencement of such Proceeding), (b) all reimbursement and other obligations under or in connection with any letter of credit issued by any Senior Creditor or any affiliate of such Senior Creditor, for the benefit of the Credit Party, (c) all obligations of the Credit Party under or in respect of any interest rate exchange agreement, interest rate swap agreement or other similar agreement entered into in respect of all or any portion of the Senior Debt referred to in clause (a) above, (d) all other indebtedness, obligations and liabilities of Credit Party to the Agent or any Senior Creditor, the issuer of any letter of credit under the Senior Credit Agreement or any other holder of any such indebtedness or obligations, whether now existing or hereafter incurred or created, under or with respect to any Senior Debt Document, (including, without limitation, obligations arising under any guaranty executed by any such Credit Party for the benefit of the Agent or any Senior Creditor in respect of any Senior Debt described herein, or under any claims for rescission or for damages arising under or with respect to the Senior Debt Documents), (e) all indebtedness and obligations arising in connection with any refinancings, refundings, replacements or increases of any of the foregoing, whether with the Senior Creditors, or any of them, or with any other Person and (f) any and all renewals, extensions or rearrangements of any of the foregoing. Without limiting the extent and generality of the forgoing, "Senior Debt" includes all indebtedness and obligations included within the "Obligations" (as the same may be renewed, refinanced, or increased) as defined by the Senior Credit Agreement (which definition is incorporated herein by reference).

     "Senior Debt Documents" means, collectively, the Senior Credit Agreement, and any and all agreements, instruments or documents now existing or hereafter executed in connection with the Senior Debt, pursuant to which the person executing same undertakes, guarantees or assures payment and/or performance of any Senior Debt or grants or purports to grant any liens, security interests, collateral assignments, mortgages, pledges or other interests in any property to the Agent, or otherwise for the benefit of Senior Creditors, to secure the Senior Debt, or any part thereof, and all other documents and instruments evidencing or pertaining to all or any portion of the Senior Debt, in each case as the same may be modified, amended, renewed, extended, restated, supplemented, refinanced or otherwise modified from time to time from time to time. Without limiting the extent and generality of the forgoing, "Senior Debt Documents" includes all "Loan Documents"as defined by the Senior Credit Agreement (which definition is incorporated herein by reference).

     "Senior Default" means any "Default" as defined by the Senior Credit Agreement (which definition is incorporated herein by reference) or any event or condition, howsoever defined, under any replacement or refinancing facility that with notice or the passage of time, or both, would be a Senior Event of Default.


     "Senior Event of Default" means any "Event of Default" as defined by the Senior Credit Agreement (which definition is incorporated herein by reference) or any event or condition, howsoever defined, under any replacement or refinancing facility that would give any holder of the Senior Debt, or the Agent or any other agent on behalf of any such holder, the right to accelerate the Senior Debt or any portion thereof.

     "Senior Loans" means all "Revolving Credit Advances" as defined by the Senior Credit Agreement (which definition is incorporated herein by reference) or other loans or advances thereunder, outstanding from time to time, and any loans constituting Senior Debt made in any replacement or refinancing facility, whether with Senior Creditors, or any of them, or with any other Person.

     "Senior Payment Default" means an event, condition or default which with the giving of notice, the passage of time or both would be a Senior Payment Event of Default.

     "Senior Payment Event of Default" means any Senior Event of Default arising from default in the payment of any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise.

     "Subsidiary" has the meaning prescribed for such term as defined by the Senior Credit Agreement (which definition is incorporated herein by reference).

     2. Junior Debt Subordination. Until all Senior Debt shall first be Indefeasibly Paid and the Commitments terminated, each Junior Creditor agrees, for itself and each holder of the Junior Debt, and their respective successors and assigns, that the Junior Debt hereby is expressly subordinated and junior in right of payment and claim to the prior payment of all Senior Debt in the manner and to the extent set forth in this Agreement, provided, that subject to Sections 2(a), 2(b) and 2(c) below, the Credit Party may pay, and the holders of the Junior Debt may take, receive and retain, regularly scheduled payments of accrued interest when due under the terms of the Junior Note.

          (a) Upon the occurrence of a Senior Payment Default or a Senior Payment Event of Default then, unless and until such Senior Payment Default or Senior Payment Event of Default shall have been remedied or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities or by set-off or otherwise), including any payment to the holder of any Junior Debt by reason of the subordination of any indebtedness or other obligation to, or any guarantee of, such Junior Debt, shall be paid by the Credit Party or taken, received or retained by any Junior Creditor, on account of any Junior Debt, or as a sinking fund for any Junior Debt, or in respect of any redemption, retirement, purchase or other acquisition of any of the Junior Debt.

          (b) Upon the happening of a Senior Default or a Senior Event of Default (other than under circumstances when the terms of Sections 2(a) or 2(c) are applicable), then, unless and until such Senior Default or Senior Event of Default shall have been remedied or waived in writing by the Agent or shall have ceased to exist, no direct or indirect payment (in cash, property or securities or by set-off or otherwise), including any payment to the holder of any Junior Debt by reason of the subordination of any indebtedness or other obligation to, or any guarantee of, such Junior Debt) shall paid by the Credit Party or taken, received or retained by any Junior Creditor, on account of any Junior Debt, or as a sinking fund for any Junior Debt, or in respect of any redemption, retirement, purchase or other acquisition of any Junior Debt, during the period of 180 days after written notice of such Senior Default or Senior Event of Default shall have been given by the Agent to the Credit Party and to the Junior Creditors, provided, that upon expiration of such 180 day period, and provided that no event described in Sections 2(a) or 2(c) then exists, the holders of the Junior Debt shall be entitled to receive only such payments in respect thereof that constitute scheduled payments of accrued interest due and payable on the Junior Notes within such period.

          (c)  In the event of any Proceeding:

               (i) All Senior Debt shall first be Indefeasibly Paid and the Commitments terminated before any payment (including any payment which may be payable to the holder of any Junior Debt by reason of the subordination of any indebtedness or other obligation to, or any guarantee of, such Junior Debt) or distribution of any kind, whether in cash, securities or other property (excluding Equally Subordinate Securities to the extent set forth in the proviso to Section 2(b)), shall be made to any holder of any Junior Debt on account of such Junior Debt.

               (ii) Any payment (including any payment which may be payable to the holder of any Junior Debt by reason of the subordination of any indebtedness or other obligation to, or guarantee of, such Junior Debt) or distribution of any kind or character, whether in cash, securities or other property (excluding Equally Subordinate Securities to the extent set forth in the proviso to this Section 2(c)(ii)), which would otherwise (but for the subordination provisions of this Agreement) be payable or deliverable in respect of any Junior Debt shall be paid or delivered directly to the Agent, for the benefit of the holders of the Senior Debt (or if, at the time of such payment or distribution there shall be no Agent, then to such holders), for application in payment of the Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt shall have been Indefeasibly Paid in full and the Commitments terminated; provided, however, that no such delivery to the Agent, or such holders of the Senior Debt, shall be made of stock or obligations which are issued pursuant to reorganization proceedings or dissolution or liquidation proceedings, or upon any merger, consolidation, sale, lease, transfer or other disposal not prohibited by the provisions of the Senior Debt Documents (any such event a "Restructuring"), by any the Credit Party, as reorganized, or by the corporation succeeding to the Credit Party or acquiring its property and assets, as the case may be, if such stock or obligations are Equally Subordinate Securities and either (i) the Senior Debt shall have been Indefeasibly Paid in full or (ii) the Senior Creditors shall have received debt or equity securities that constitute Equally Senior Securities (or any combination thereof) in substitution for the Senior Debt as part of such Restructuring in an aggregate principal amount equal to the aggregate principal amount of the Senior Debt immediately prior to such Restructuring

               (iii) Each holder of Junior Debt shall retain the right to vote and otherwise act in any Proceeding (including, without limitation, the right to vote to accept or reject any Plan proposed in any Proceeding), provided, that no such holder shall vote with respect to any such Plan or take any other action in any way so as to contest (i) the validity of any liens or security interests granted to, or for the benefit of, the holders of any Senior Debt, (ii) the relative rights and duties of the holders of the Senior Debt as established in the Senior Debt Documents with respect to such liens and security interests, or (iii) the enforceability of any Senior Debt Document or this Agreement; and provided further, that in the event any holder of Junior Debt fails to vote any claim in respect of any Junior Debt in connection with any Proceeding prior to 5 Business Days before the expiration of the time to vote any such claim, then the Agent, for the holders of the Senior Debt is hereby irrevocably authorized to have the right (but not the obligation) to vote such claim, and is hereby authorized to vote such claim for and on behalf of such holder of Junior Debt. In the event any holder of Senior Debt votes any claim in accordance with the authority granted hereby, no holder of any Junior Debt shall be entitled to change or withdraw such vote.

               (iv) If the holder of any Junior Debt does not file a proper claim, proof of debt, amendment of proof of debt, petition or other document as shall be necessary in order to have such Junior Debt allowed in any such Proceeding, and in the form required in any such Proceeding, prior to 30 days before the expiration of the time to file such claim, proof of debt, amendment of proof of debt, petition or other document, then the Agent is hereby irrevocably authorized to have the right (but not the obligation) to file, and is hereby authorized to file, an appropriate claim, proof of debt, amendment for and on behalf of such holder of Junior Debt.

     3. Lien Priorities.

          (a) The Senior Creditor Liens, and all rights of the Agent and any other holder of the Senior Creditor Liens, in and to the Senior Creditor Collateral are and shall be first, senior and prior to any liens, security interests, collateral assignments, mortgages, pledges, claims or other rights at any time claimed by the Junior Creditors, or any of them, in any property of the Credit Party.

          (b) The Junior Creditors each hereby expressly disclaims any interest in any property of the Credit Party and hereby expressly subordinates to the Agent and the Senior Creditors all right, title and interest which it may hereafter have or acquire from the Credit Party in and to any Senior Creditor Collateral (provided that the foregoing shall not be construed to authorize the Credit Party to grant to the Junior Creditors, or any of them, or for any Junior Creditor to acquire or obtain, any security interest, lien, collateral assignment, mortgage, pledge or other interest in any Senior Creditor Collateral).

          (c) The priorities agreed to and established by this Section 3 are applicable irrespective of the manner or order of creation, attachment or perfection, the time or order of filing of any financing statement or the time of giving or failure to give any notice, or of any other priority that might otherwise exist under applicable law exclusive of this Agreement.

     4. Limitation on Actions, Remedies. Each Junior Creditor agrees, and each other holder of any Junior Debt, by its acceptance of any instrument evidencing any Junior Debt, agrees that:

          (a) Until the Senior Debt is Indefeasibly Paid and the Commitments terminated it will not at any time, without the prior written consent of the holders of all of the Senior Debt (i) commence, prosecute or participate in any administrative, legal or equitable action against the Credit Party to collect or enforce any Junior Debt, (ii) commence, prosecute, or participate in commencing or prosecuting, any Proceeding, or (iii) take any action to enforce or exercise remedies against or in respect of any property of the Credit Party included in the Senior Creditor Collateral.

          (b) Until the Senior Debt is Indefeasibly Paid in full and the Commitments terminated, the Credit Party agrees that it will not grant or convey to any Junior Creditor, and each Junior Creditor agrees that it will not acquire or obtain from the Credit Party or any other Person, any lien, security interest or other interest in any property of the Credit Party.

          (c) If, in violation of the provisions herein set forth, any Junior Creditor shall commence, prosecute or participate in any suit, action, case or proceeding against or with respect to the Credit Party, then the Credit Party may interpose as a defense or plea the provisions set forth herein, and the Agent or any holder of any Senior Debt may intervene and interpose such defense or plea in its own name or in the name of the Credit Party, and shall, in any event, be entitled to restrain the enforcement of the payment provisions of the Junior Debt, or of remedies in respect of property of the Credit Party included in the Senior Creditor Collateral, in its own name or in the name of applicable Credit Party, as the case may be, in the same suit, action, case or Proceeding or in any independent suit, action, case or Proceeding, to the extent any such enforcement would be in violation of this Agreement.

     5. Turnover of Improper Payments. If any payment or distribution of any character, whether in cash, securities or other property shall be received by any Junior Creditor or any other holder of any Junior Debt in contravention of any of the terms hereof and before all the Senior Debt shall have been Indefeasibly Paid and the Commitments terminated, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the Agent for the benefit of the holders of the Senior Debt at the time outstanding (or if, at such time, there shall be no Agent, then to each such holder), for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full. In the event of the failure of any holder of any Junior Debt to endorse or assign any such payment, distribution or security, the Agent is hereby irrevocably authorized to endorse or assign the same.

     6.  No Prejudice or Impairment.

          (a) The rights of the Agent, the Senior Creditors and any other holders of any Senior Debt as against the holders of any Junior Debt, and the rights and obligations of the Junior Creditors, in each case as provided by this Agreement, shall remain in full force and effect without regard to, and shall not be impaired by any circumstance, including without limitation:

               (i)  any act or failure to act on the part of the Credit
Party; or

               (ii) any extension or indulgence in respect of any payment or prepayment of any Senior Debt or any part thereof or in respect of any other amount payable to any holder of any Senior Debt; or


               (iii) ny amendment, modification, extension, supplement or restatement, or waiver of, deletion from or compromise, release, consent or other action in respect of, any of the terms of any Senior Debt, any Senior Debt Document or any other agreement which may be made relating to any Senior Debt; or

               (iv) any extension of credit under the Senior Debt Documents, whether or not the Senior Lenders were obligated to make such extension of credit and notwithstanding any noncompliance with, or failure of, any condition precedent to any such extension of credit, or any increase in the amount of the Senior Debt; or

               (iv) any exercise or non-exercise by the holder of any Senior Debt of any right, power, privilege or remedy under or in respect of such Senior Debt, the Senior Debt Documents or any waiver of any such right, power, privilege or remedy or of any default in respect of such Senior Debt, the Senior Debt Documents or this Agreement, or any receipt by the holder of any Senior Debt of any security, or any failure by such holder to perfect a security interest in, or any release by such holder of, any security for the payment of such Senior Debt; or

               (v) any merger or consolidation of the Credit Party or any of its subsidiaries into or with any other Person, or any sale, lease or transfer of any or all of the assets of the Credit Party or any of its subsidiaries to any other Person; or

               (vi) absence of any notice to, or knowledge by, any holder of any Junior Debt of the existence or occurrence of any of the matters or events set forth in the foregoing subdivisions (i) through (v).

         (b) Each holder of any Junior Debt unconditionally waives, for the benefit of the Agent, the Senior Creditors and any other holder of the Senior Debt and subject to Section 26, (i) notice of any of the matters referred to in
Section 6(a), (ii) all notices which may be required, whether by statute, rule of law or otherwise, to preserve intact any rights of any holder of any Senior Debt against the Credit Party, including, without limitation, any demand, presentment and protest, proof of notice of nonpayment under any Senior Debt or the Senior Debt Documents, and notice of any failure on the part of the Credit Party to perform and comply with any covenant, agreement, term or condition of the Senior Debt or the Senior Debt Documents, excluding, however, notices required hereunder to initiate the applicable blockage periods under Section 2(b), (iii) any right to require any enforcement, assertion or exercise by any holder of any Senior Debt of any right, power, privilege or remedy conferred in such Senior Debt or the Senior Debt Documents, or otherwise, (iv) any requirement of diligence on the part of the Agent or any holder of any of the Senior Debt, (v) any requirement on the part of the Agent or any holder of any Senior Debt to mitigate damages resulting from any default under such Senior Debt or the Senior Debt Documents, and (vi) any notice of any sale, transfer or other disposition of any Senior Debt or Senior Lien by any holder thereof.

          (c) The obligations of the holders of Junior Debt under this Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior Debt, or any other payment to any holder of any Senior Debt in its capacity as such, is rescinded or must otherwise be restored or returned by the holder of such Senior Debt upon the occurrence of any Proceeding, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Credit Party or any substantial part of the Credit Party's property, or otherwise, all as though such payment had not been made. Without limiting the foregoing, if at any time after the Senior Debt is Indefeasibly Paid, any Senior Creditor is required to repay any amount received by it in respect of the Senior Debt, then the Junior Creditor shall pay to the Agent, for the benefit of the Senior Creditors, the lesser of the aggregate amount received by the Junior Creditor in respect of the Junior Debt since the date the Senior Debt was Indefeasibly Paid or the amount of any such required repayment.

     7.  Credit Party's Obligations Absolute.

          (a) Nothing contained herein shall impair, as between the Credit Party and the holder of any Junior Debt, the obligation of the Credit Party to pay to the holder thereof all amounts payable in respect of such Junior Debt as and when the same shall become due and payable in accordance with the terms thereof or prevent the holder of any Junior Debt from exercising all rights, powers and remedies otherwise permitted by applicable law or upon a default or event of default under the Junior Note or any Junior Debt Document, all subject, however, to the rights of the holders of the Senior Debt and the obligations of the Junior Creditors as set forth in this Agreement, including without limitation as provided by Sections 2, 4 and 7(b).

          (b) Priority Payments to Senior Creditors. The Junior Creditors expressly (a) agree to the provisions of this Agreement which require the Credit Party to make or hold payments which would otherwise be payable or deliverable in respect of, or on account of, any Junior Debt to the holders of the Senior Debt (collectively, the "Priority Payment Provisions"); (b) request and direct the Credit Party to comply with all such Priority Payment Provisions and all other provisions of the same or similar tenor described in this Agreement; (c) release the Credit Party from, and waive any right to assert, any claim against Credit Party for complying with the terms of the Priority Payment Provisions; and (d) agree that compliance by the Credit Party with the terms of the Priority payment Provisions shall not be deemed to be a breach or default under the Junior Debt or the Junior Debt Documents.

     8. Subrogation. No holder of any Junior Debt shall have any subrogation or other rights as a holder of any Senior Debt or Senior Liens, and each holder of any Junior Debt hereby waives all such rights of subrogation and all rights of reimbursement or indemnity whatsoever and all rights of recourse to any security for any Senior Debt, until such time as all the Senior Debt shall be Indefeasibly Paid and the Commitments terminated and all of the obligations of the Credit Party under the Senior Debt and the Senior Debt Documents shall have been duly performed. From and after the time at which all Senior Debt shall have been Indefeasibly Paid and the Commitments terminated, the holders of the Junior Debt shall be subrogated to all rights of any holders of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the Junior Debt shall have been Indefeasibly Paid or such payment shall have been provided for in a manner satisfactory to all of the holders of Junior Debt, and for the purposes of such subrogation, no payment or distribution received by the holders of Senior Debt of cash, securities or other property to which the holders of the Junior Debt would have been entitled except for these subordination provisions shall, as between the Credit Party and its respective creditors other than the holders of Senior Debt, on the one hand, and the holders of the Junior Debt, on the other, be deemed to be a payment or distribution by the Credit Party to or on account of the Senior Debt.

     9. Legend on Junior Debt. The Credit Party and the Junior Creditors shall cause each Junior Note, and each other instrument at any time evidencing any Junior Debt, to contain the following legend conspicuously noted on the face thereof:

     "THIS [NAME OF INSTRUMENT] IS SUBJECT TO THE SUBORDINATION PROVISIONS SET FORTH IN THE CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF JUNE 29, 2001, AMONG HARRIS J. PAPPAS, CHRISTOPHER J. PAPPAS, BANK OF AMERICA, NATIONAL ASSOCIATION, AS AGENT, AND CERTAIN OTHER PERSONS SIGNATORY THERETO (INCLUDING EACH SUCH PARTY'S SUCCESSORS AND ASSIGNS). A COPY OF THIS AGREEMENT IS ON FILE AT THE OFFICE OF THE ISSUER HEREOF AND IS AVAILABLE FOR INSPECTION AT SUCH OFFICE."

     10. Other Subordination Agreements. Until all Senior Debt shall have been Indefeasibly Paid and the Commitments terminated, without the consent of the Agent and the holders of all of the Senior Debt, no holder of any Junior Debt shall, directly or indirectly, agree to subordinate such Junior Debt to any indebtedness, obligations or liabilities other than the Senior Debt.

     11. Modifications to Senior Debt or Junior Debt. The Senior Debt Documents may be modified, amended, supplemented or restated, and any indebtedness or obligations thereunder may be renewed, extended, increased, rearranged or refinanced without the prior consent of the Junior Creditors. No modification, amendment, supplement, restatement or replacement of the Junior Debt which (i) increases the principal of any Junior Note, (ii) increases the interest rate payable under any Junior Note, (iii) shortens the time for payment of any amount payable by the Credit Party under the Junior Note or any Junior Debt Document or (iv) causes the Credit Party's performance obligations under the Junior Debt Documents to be materially more burdensome to the Credit Party than exist as of the Effective Date, shall be effective without the prior consent of the Agent.

     12. No Conflict. Each Junior Creditor hereby consents to the Senior Loan Documents and each and all of the terms and provisions thereof, and to the execution, delivery and performance thereof by the Credit Party, and to any act or omission taken by any Credit Party, or any event or condition, required or allowed pursuant the Senior Loan Documents or any consent, amendment or waiver granted by the Agent or the Senior Creditors thereunder, and agrees that none of the foregoing shall be deemed to be a breach or default under the Junior Debt or the Junior Debt Documents. The provisions of this Section 12 shall survive any termination of this Agreement and remain in full force and effect for a period of 91 days after the Senior Debt has been Indefeasibly Paid and the Commitments have been terminated.

     13. Continued Effectiveness of this Agreement. The provisions of this Agreement are intended to and shall be enforceable at all times, notwithstanding the commencement or continuation of any Proceeding

     14. No Contest. Each Junior Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents or the Senior Creditor Liens.

     15. Representations and Warranties. Each Junior Creditor hereby represents and warrants to the Agent as follows:

          (a) This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of such Junior Creditor, enforceable in accordance with its terms, except as enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity.

          (b) Such Junior Creditor is the sole owner, beneficially and of record, of the Junior Note which is payable to such Junior Creditor, and the Junior Debt evidenced thereby.

          (c) No Junior Default is in existence as of the date of this Agreement.

          (d)  There are no Junior Debt Documents other than the Junior Notes.

     16. Junior Default Notice. The Junior Creditors and the Credit Party shall provide the Agent with a Junior Default Notice upon the occurrence of each Junior Default, and Junior Creditors shall notify the Agent in the event any such Junior Default thereafter is cured or waived.

     17. Cumulative Rights, No Waivers. Each and every right, remedy and power granted to the Agent hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein, in the Senior Credit Agreement or the other Senior Debt Documents or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by the Agent, from time to time, concurrently or independently and as often and in such order as the Agent may determine. Any failure or delay on the part of the Agent in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the rights of the Agent thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of the rights of the Agent hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

     18. Modification. No waiver of any provision of this Agreement, or consent to any departure therefrom by any Junior Creditor, shall be effective in any event unless the it is in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. Neither this Agreement, nor any provision hereof, may be amended or modified except pursuant to an agreement in writing entered into among the Agent, the Junior Creditors and the Credit Party. Any notice to or demand made by the Agent which is not expressly required of the Agent hereunder shall not itself entitle the Junior Creditors or the Credit Party to any other or further notice or demand in any same, similar or other circumstances.

     19. Further Assurance. The Credit Party and the Junior Creditors at any time and from time to time after execution and delivery of this Agreement, at the request of the Agent, shall promptly execute and deliver such further documents and do such further acts and things as the Agent reasonably may request that may be necessary in order to effect fully the purposes of this Agreement, including, without limitation, any amendment or restatement of this Agreement or release or termination of any financing statement.

     20. Notices. Except as otherwise provided herein, all notices and correspondence hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, or by telecopy transmission, promptly confirmed in writing sent by first-class mail to the following addresses:

          a)  If to Junior Creditors:

          Christopher J. Pappas and Harris J. Pappas
          642 Yale
          Houston, Texas 77007


          (b)  If to any Credit Party:

          Luby's Inc.
          2211 Northeast Loop 410
          San Antonio, Texas 78217

          (c)  If to the Agent:

          Bank of America, National Association
          901 Main Street, 11th Floor
          Dallas, Texas 75202
          Attention: Santiago Marchant, URGENT



or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 20. All such notices and correspondence shall be deemed given (a) if sent by certified or registered mail, 3 Business Days after being postmarked, (b) if sent by overnight delivery service, when received at the above stated addresses and (c) if sent by telecopy transmission, upon transmission of such transmission as evidenced by telecopy transmission confirmation.

     21. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     22. Assignment of Junior Debt. Neither the Junior Debt, nor any portion thereof, may be transferred or assigned to any Person unless prior to or at the time of such transfer or assignment such transferee or assignee agrees in writing, in form and substance satisfactory to the Agent, to be bound by this Agreement.

     23. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Agent and the Senior Creditors and shall be binding upon the successors and assigns of the Agent, the Senior Creditors, the Junior Creditors and the Credit Party.

     24. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be valid as an original. A telecopy of any such executed counterpart shall be deemed valid as an original

     25. Defines Rights of Creditors. The provisions of this Agreement are solely for the purpose of defining the relative rights of the Agent and the Senior Creditors, on the one hand, and the Junior Creditors, on the other hand, and shall not be deemed to create any rights or priorities in favor of any other Person, including, without limitation, the Credit Party or any debtor-in possession or trustee in bankruptcy in any Proceeding.

     26. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Junior Debt Documents, the provisions of this Agreement shall control and govern. For purposes of this Section, to the extent that any provisions of any of the Junior Debt Documents provide rights, remedies and benefits to the Agent or the Senior Creditors that exceed the rights, remedies and benefits provided to the Agent or the Senior Creditors under this Agreement, such provisions of the applicable Junior Debt Documents shall be deemed to supplement (and not to conflict with) the provisions hereof.

     27. Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement

     28. Termination. This Agreement shall terminate upon the Indefeasible Payment of the Senior Debt and termination of the Commitments.

     29. JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS RELATED HERETO.

     30. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

     31. Execution; Entire Agreement. A telecopy or other electronic transmission of any executed counterpart of this Agreement shall be deemed valid as an original.

     THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES REGARDING THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date.

                                         BANK OF AMERICA,
                                         NATIONAL ASSOCIATION, as Agent


                                         By: /s/S. MARCHANT
                                             _______________________________
                                            Santiago Marchant
                                            Senior Vice President

                                             /s/HARRIS J. PAPPAS
                                            ________________________________
                                            Harris J. Pappas, an individual

                                             /s/CHRISTOPHER J. PAPPAS
                                            ________________________________
                                            Christopher J. Pappas, an individual

                                            LUBY'S INC.


                                            By: /s/CHRISTOPHER J. PAPPAS
                                            _________________________________
                                            Name: Christopher J. Pappas
                                            Title: President and CEO


                          GUARANTORS' ACKNOWLEDGMENT

     By signing below, each Guarantor (i) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Subordination and Intercreditor Agreement, (ii) acknowledges and agrees that its obligations in respect of its Subsidiary Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Subordination and Intercreditor Agreement or any of the provisions contemplated herein, (iii) ratifies and confirms its obligations under its Subsidiary Guaranty, and (iv) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Subsidiary Guaranty.


LUBY'S HOLDINGS, INC.


By: /s/CHRISTOPHER J. PAPPAS
     _________________________
Name:  Christopher J. Pappas
Title: President and CEO


LUBCO, INC.

By: /s/CHRISTOPHER J. PAPPAS
     _________________________
Name:  Christopher J. Pappas
Title: President and CEO


LUBY'S LIMITED PARTNER, INC.

By: /s/CHRISTOPHER J. PAPPAS
     _________________________
Name:  Christopher J. Pappas
Title: President and CEO


LUBY'S MANAGEMENT, INC.

By: /s/CHRISTOPHER J. PAPPAS
     _________________________
Name:  Christopher J. Pappas
Title: President and CEO


LUBY'S RESTAURANTS LIMITED PARTNERSHIP

By:  LUBY'S MANAGEMENT, INC., its
general partner

      By: /s/CHRISTOPHER J. PAPPAS
          _________________________
          Name:  Christopher J. Pappas
          Title: President and CEO


                                         SCHEDULE 1
                                            to
                            SUBORDINATION AND INTERCREDITOR AGREEMENT

                                       JUNIOR NOTES


Junior Creditor                              Face Amount

Christopher J. Pappas                        $1,500,000

Harris J. Pappas                             $1,500,000

Christopher J. Pappas                        $3,500,000
[to be executed on July 2, 2001]

Harris J. Pappas                             $3,500,000
[to be executed on July 2, 2001]


                                                                Exhibit 4(o)

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATIONS STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS AND AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS CONVERTIBLE SUBORDINATED PROMISSORY NOTE IS SUBJECT TO THE SUBORDINATION PROVISIONS SET FORTH IN THE CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF JUNE, 2001, AMONG LUBY'S, INC., BANK OF AMERICA, NATIONAL ASSOCIATION, AS AGENT, AND CERTAIN OTHER PERSONS SIGNATORY THERETO (INCLUDING EACH SUCH PARTY'S SUCCESSORS AND ASSIGNS). A COPY OF THIS AGREEMENT IS ON FILE AT THE OFFICE OF THE ISSUER HEREOF AND IS AVAILABLE FOR INSPECTION AT SUCH OFFICE.

                                  LUBY'S INC.
                       CONVERTIBLE SUBORDINATED PROMISSORY NOTE
                                   DUE 2011

                                                              San Antonio, Texas
                                                              June 29, 2001

LUBY'S INC., a Delaware corporation (the "Company"), the principal office of which is located at 2211 Northeast Loop 410, San Antonio, Texas, for value received hereby promises to pay to Christopher J. Pappas, or his registered assigns, the sum of One Million Five Hundred Thousand Dollars ($1,500,000.00), or such other amount as shall then equal the outstanding principal amount hereof and any unpaid accrued interest hereon, as set forth below, and such amounts shall be due and payable on the earlier to occur of (i) March 1, 2011, or (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below). Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder. This Note is issued in connection with the transactions described in Section 2 of that certain Purchase Agreement between the Company and the Purchasers described therein, dated as of March 9, 2001 (the "Purchase Agreement"). The holder of this Note is subject to certain restrictions set forth in the Purchase Agreement and shall be entitled to certain rights and privileges set forth in the Purchase Agreement. This Note is one of the Notes referred to as the "Notes" in the Purchase Agreement. Terms used and not otherwise defined herein have the meaning given such terms in the Purchase Agreement.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:


1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

(1) "Company" includes any corporation or other entity that, to the extent permitted by this Note or the Purchase Agreement, shall succeed to or assume the obligations of the Company under this Note.

(2) "Holder," when the context refers to a holder of this Note, shall mean any persons who shall at the time be the registered holder of this Note.

(iii) "Interest Rate" means for the three month period preceding each Interest Payment Date (each an "Interest Period"), a rate of interest equal to the lesser of (i) the Maximum Legal Rate divided by 4 and (ii) LIBOR as reported by the Wall Street Journal two business days before the first day of such Interest Period plus two percent (2%). During an Event of Default, the Interest Rate shall equal the greater of (i) LIBOR plus two percent (2%) and (ii) ten percent (10%), but in no event to exceed the Maximum Legal Rate.

(iv) "Last Sale Price" on any Trading Day shall mean (i) the closing price regular way (or, if no closing price is reported the average of the bid and asked prices) as reported on the New York Stock Exchange Composite Tape, or (ii) if on such Trading Day the Common Stock is not listed or admitted to trading on such exchange, the closing price regular way (or, if no closing price is reported the average of the bid and asked prices) on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (iii) if not listed or admitted to trading on any national securities exchange on such Trading Day, then the average of the closing bid and asked prices as reported through the National Association of Securities Dealers, Inc. on its NASDAQ National Market or other NASDAQ market or through a similar organization if NASDAQ is no longer reporting information, or (iv) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market or other NASDAQ market on such Trading Day, then the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose or (v) if not quoted by any such organization on such Trading Day, the fair value of such Common Stock on such Trading Day, as reasonably determined by the Board of Directors in good faith.

(v) "LIBOR" shall mean the interest rate per annum (rounded upward to the nearest one-sixteenth (1/16th) of one percent) quoted in the Wall Street Journal for a three month contract in the London interbank market. In the event that the Wall Street Journal ceases to report the interest rate for a three month contract in the London interbank market, then LIBOR shall mean the interest rate per annum (rounded upward to the nearest one-sixteenth (1/16) of one percent) announced from time to time by CitiBank N.A. of New York for a three month contract in the London Interbank market two business days before the first day of such Interest Period.

(vi) "Trading Day" shall mean each Monday, Tuesday, Wednesday, Thursday, and Friday, other than any day on which securities are not traded on the New York Stock Exchange.

2. Interest. Commencing on September 1, 2001, and on each of December 1, March 1, June 1, and September 1 thereafter (each such date being referred to as an "Interest Payment Date") until all outstanding principal and interest on this Note shall have been paid in full, the Company shall pay interest at the Interest Rate on the principal of this Note outstanding during the period beginning on the date of issuance of this Note and ending on the date that the principal amount of this Note becomes due and payable. From the original issue date of this Note through and including the Interest Payment Date occurring closest to the second anniversary of the original issue date of this Note, the Company may pay on each Interest Payment Date accrued interest on the Note, at its election, in cash or shares of Common Stock or both; provided that not more than 60% of the total interest paid for the period through the first anniversary of the original issue date and none of the interest paid for the period after the first anniversary of the original issue date and through the second anniversary date of the original issue date shall be paid in shares of Common Stock unless the Holders of 51% of the aggregate principal amount of the outstanding Notes shall have consented to such payment in shares of Common Stock. The Company's election will in each case be made on or prior to the second Trading Day preceding the applicable Interest Payment Date, with prompt notice (as provided in Section 12 hereof) of such election being given to the Holder. The Company shall pay all interest that accrues and becomes payable after September 1, 2003 only in cash. The number of shares of Common Stock to be issued when interest is to be paid in shares of Common Stock will equal (i) the cash amount of the interest payable to be paid in shares of Common Stock divided by (ii) the average of the Last Sale Price of the Common Stock for the twenty (20) Trading Days immediately preceding the applicable Interest Payment Date, rounded down to the nearest full share.

3. Events of Default. If any of the events specified in this Section 3 shall occur (herein individually referred to as an "Event of Default") the Holder may, so long as any such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the
Company:

(i) Default in the payment of the principal and unpaid accrued interest of this Note when due and payable not cured by the Company within ten (10) days;

(ii) Any breach by the Company of any warranty or covenant in this Note; provided, that, in the event of any such breach, to the extent such breach is susceptible to cure, such breach shall not have been cured by the Company within 30 days after written notice to the Company of such breach by the Holder; or

(iii) Any event or occurrence exists that would constitute an "Event of Default" of the Company under any Senior Indebtedness (as defined below) of the Company whether or not such Event of Default has been waived by the holder of such Senior Indebtedness,

4. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Indebtedness, as hereinafter defined, whether outstanding as of the date hereof or thereafter created, received, assumed, or guaranteed.

4.1 Senior Indebtedness. As used in this Note, the term "Senior Indebtedness" shall mean the principal of, and unpaid accrued interest and premium, if any, on: (i) all indebtedness of the Company for money borrowed by the Company (whether or not secured), including any guaranty by the Company of any indebtedness of any subsidiary for money borrowed by such subsidiary (whether or not secured), and (ii) any such indebtedness or any debentures, notes, or other evidence of indebtedness issued in exchange for or to refinance such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor. Notwithstanding the foregoing, Senior Indebtedness shall not include (i) indebtedness of the Company owed or owing to any subsidiary of the Company or an officer, director or employee of the Company or any subsidiary, or (ii) indebtedness to trade creditors.

4.2 Default on Senior Indebtedness. If the Company shall default in the payment of any principal of, or premium or interest on, any Senior Indebtedness when the same becomes due and payable, whether at stated maturity or at a date fixed for redemption or by declaration of acceleration or otherwise (a "Payment Default"), then, upon written notice of such default to the Company by the holders of such Senior Indebtedness or any trustee therefor, unless or until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off, or otherwise) shall be made or agreed to be made on account of the principal of, or interest on, the Note, or in respect of any redemption, retirement, repurchase, or other acquisition of the Note other than those made in capital stock of the Company (or in cash in lieu of fractional shares thereof) pursuant to any conversion right of the Note or otherwise made in capital stock of the Company (or in cash in lieu of fractional shares thereof).

Upon (i) the happening of an Event of Default (other than a Payment Default) that permits the holders of Senior Indebtedness or any trustee therefor to accelerate its maturity (a "Nonpayment Default") and (ii) written notice of such event of default given to the Company by the holders of at least 25% in aggregate principal amount outstanding of such Senior Indebtedness or any trustee therefor (a "Payment Notice"), then, unless and until such Event of Default has been cured or waived or otherwise has ceased to exist, no payment (in cash, property, securities, by set-off, or otherwise) may be made by or on behalf of the Company on account of the principal of, or interest on, the Note), in any such case other than payments made in capital stock of the Company (or in cash in lieu of fractional shares thereof) pursuant to any conversion right of the Note or otherwise made in capital stock of the Company (or in cash in lieu of fractional shares thereof). Notwithstanding the foregoing, unless (i) the Senior Indebtedness in respect of which such Event of Default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period"), and (ii) such declaration has not been rescinded or waived, at the end of the Payment Blockage Period, the Company shall be required to pay all sums not paid to the Holders of the Note during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Note. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within any period of 360 consecutive days, and (ii) no default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such Event of Default is on the same issue of Senior Indebtedness) shall be made the basis for the commencement of any other Payment Blockage Period.

If (a) without the consent of the Company, a court having jurisdiction shall enter an order for relief with respect to the Company under the federal Bankruptcy Code or, without the consent of the Company, a court having jurisdiction shall enter a judgment, order, or decree adjudging the Company a bankrupt or insolvent, or enter an order for relief for reorganization, arrangement, adjustment, or composition of or in respect of the Company under the federal Bankruptcy Code or applicable state insolvency law, or (b) the Company shall institute proceedings for entry of an order for relief with respect to the Company under the federal Bankruptcy Code or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to reorganization, arrangement, composition, or relief under the federal Bankruptcy Code or any applicable state law, or shall consent to the filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official of the Company or of substantially all of its property, or the Company shall make a general assignment for the benefit of creditors as recognized under the federal Bankruptcy Code, then all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities, or other property, shall be made to any Holder of the Note on account thereof. Any payment or distribution, whether in cash, securities (other than a payment or distribution in capital stock of the Company), or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Note, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provision) be payable or deliverable in respect of the Note shall be paid or delivered directly to the holder of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full. In the event of such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the Holders of the Note, together with the Holders of any other obligations of the Company ranking on a parity with the Note, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of and interest on the Note and such other obligations before any payment or other distribution, whether in cash, property, or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to the Note and such other obligations.

If, notwithstanding the foregoing, any payment or distribution of any character, whether in cash, securities, or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Note, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by the Holder of the Note in contravention of any of the terms hereof, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness then outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full. In the event of the failure of the Holder of the Note to endorse or assign any such payment, distribution, or security, each holder of Senior Indebtedness is hereby irrevocably authorized to endorse or assign the same.

4.3 Effect of Subordination. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 4 to receive cash, securities, or other properties otherwise payable or deliverable to the Holder of this Note, nothing contained in this Section 4 shall impair, as between the Company and the Holder of this Note, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder of this Note the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of this Note, upon default hereunder, from exercising all rights, powers, and remedies otherwise provided herein or by applicable law.

4.4 Subrogation. Subject to the payment in full of all Senior Indebtedness and until this Note shall be paid in full, the Holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Subsection 4.2 above) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness.
No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder of this Note, be deemed to be a payment by the Company to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder of this Note would be entitled except for the provisions of this Section 4 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder of this Note, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

4.5 Undertaking. By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 4.

5. Prepayment. Upon 10 days' prior written notice to the Holder, the Company may at any time prepay in whole or in part the principal sum, plus accrued interest to date of payment, of this Note.

6.  Conversion.

6.1 Voluntary Conversion. Any Holder of this Note has the right, at the Holder's option, (i) at any time after the 18 month anniversary of the original issue date of the first Note issued and delivered under the Purchase Agreement and prior to the close of business on the second business day prior to March 1, 2011 (unless a notice of prepayment pursuant to Section 5 has been given with respect to the Note or some portion thereof), to convert this Note, in whole or in part, and (ii) at any time after delivery of a notice of prepayment in accordance with Section 5 of this Note and prior to the close of business on the second business day prior to the date prepayment is to be made (unless the Company subsequently fails to make the prepayment on the date of the proposed prepayment, in which event this clause (ii) of this Section 6.1 shall be of no further force or effect with respect to such proposed prepayment), to convert the portion of the Note to be prepaid, in whole or in part, in each case of conversion, into fully paid and nonassessable shares of Common Stock of the Company in accordance with the provisions of Subsection 6.2 hereof. The number of shares of Common Stock to be issued upon conversion ("Conversion Shares") shall be determined by dividing the aggregate principal amount to be converted together with all accrued but unpaid interest to the date of conversion, by the Conversion Price (as defined below) in effect at the time of such conversion. The initial Conversion Price shall be equal to $5.00 per share.

6.2  Conversion Procedure.   Before the Holder shall be entitled to convert
this Note into shares of Common Stock, it shall surrender this Note duly endorsed at the principal office of the Company and shall give written notice to the Company at its principal corporate office, of the election to convert the same pursuant to this Section 6, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to the Holder of this Note a certificate or certificates (bearing such legends as are required by the Purchase Agreement and applicable federal and state securities laws in the opinion of counsel to the Company) for the number of full shares of Common Stock to which the Holder of this Note shall be entitled as aforesaid, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable in lieu of fractional shares.
Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.
No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay in cash to the Holder the amount of outstanding principal that is not so converted.

7.  Conversion Price Adjustments.

7.1 Adjustments for Stock Splits, Subdivisions, and Combinations. In the event the Company shall (A) pay a dividend or make a distribution in shares of Common Stock on the Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, or (D) issue, by reclassification of its shares of Common Stock, any shares of capital stock of the Company, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of the Note thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company which he would have owned or been entitled to receive immediately following such action had such Note been converted immediately prior thereto.
An adjustment made pursuant to this Subsection 7.1 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a reclassification, subdivision or combination. If as a result of an adjustment made pursuant to this Subsection 7.1, the Holder of the Note thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock (including shares of Common Stock and other capital stock) of the Company, the Board of Directors (whose determination, by a duly adopted resolution, shall be conclusive) shall reasonably determine in good faith the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

7.2 Adjustments for Certain Rights Issuances. In the event the Company shall issue rights, options, or warrants to all holders of Common Stock entitling them (for a period not exceeding 60 days from the date of such issuance) to subscribe for or purchase shares of Common Stock at a price per share less than the average market price per share (as determined pursuant to Subsection 7.6 below) of the Common Stock on the record date mentioned below, the Conversion Price shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying:

(A) the Conversion Price in effect immediately prior to the date of issuance of such rights, options, or warrants by a fraction, of which

(B) the numerator shall be (x) the number of shares of Common Stock outstanding on the date of issuance of such rights, options, or warrants, immediately prior to such issuance, plus (y) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such average market price, and of which

(C) the denominator shall be (x) the number of shares of Common Stock outstanding on the date of issuance of such rights, options, or warrants, immediately prior to such issuance, plus (y) the number of additional shares of Common stock which are so offered for subscription or purchase.

Such adjustments shall become effective immediately after the record date for the determination of holders entitled to receive such rights, options, or warrants; provided, however, that if any such rights, options, or warrants issued by the Company as described in this Subsection 7.2 are only exercisable upon the occurrence of certain triggering events provided for in shareholder rights plans, then the Conversion Price will not be adjusted as provided in this Subsection 7.2 until such triggering events occur.

7.3 Adjustments for Other Distributions. In the event the Company shall distribute to all holders of Common Stock any of its assets, evidences of indebtedness, cash, or other assets or shares of capital stock, other than Common Stock (including securities, but other than (A) dividends or distributions exclusively in cash which exceed $.20 per share of Common Stock in any calendar year or (B) any dividend or distribution for which an adjustment is required to be made in accordance with Subsection 7.1 or 7.2 above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction the numerator of which shall be the average market price per share of the Common Stock (determined as provided in Subsection 7.6 below) on the record date mentioned below less the then fair market value (as reasonably determined in good faith by the Board of Directors) of the portion of the assets or evidence of indebtedness so distributed applicable to one share of Common Stock, and the denominator of which shall be such average market price per share of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

7.4  Notices of Record Date, etc.  In the event of:

(A) Any taking by the Company of a record of the holders of Common Stock of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(B) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or

(C) Any voluntary or involuntary dissolution, liquidation, or winding up of the Company, the Company will mail to the Holder of this Note at least ten (10) days prior to the earliest date specified therein, a notice specifying:

(i) The date on which any such record is to be taken for the purpose of such dividend, distribution, or right, and the amount and character of such dividend, distribution, or right; and

(ii) The date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

7.5 Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Common Stock (and/or its treasury stock) shall not be sufficient to effect the conversion of the entire outstanding principal amount of the Note, in addition to such other remedies as shall be available to the holder of the Note, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (and/or its treasury stock) to such number of shares as shall be sufficient for such purposes.

7.6  Market Price.  For the purpose of any computation under Subsections 7.2 and
7.3 above, the average market price per share of Common Stock on any date shall be deemed to be the average of the Last Sale Price of a share of Common Stock for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the date in question and the date before the "'ex' date," with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "'ex' date," when used with respect to any issuance or distribution means the first date on which the Common Stock trades regular way on the New York Stock Exchange (or if not listed or admitted to trading thereon, then on the principal national securities exchange on which the Common Stock is listed or admitted to trading) without the right to receive such issuance or distribution.

7.7 Notice of Adjustment. Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly mail or cause to be mailed a notice of such adjustment to the Holder of the Note at the address of the Holder as the same appears on the registry books of the Company.

8. Assignment. Subject to the restrictions on transfer described in Section 10 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators, and transferees of the parties.

9. Waiver and Amendment. Any provision of this Note may be amended, waived, or modified upon the written consent of the Company and holders of at least two-thirds of the aggregate principal amount of all then outstanding Notes.

10. Transfer of This Note or Securities Issuable on Conversion Hereof. This Note shall not be sold, transferred, hypothecated, pledged, or disposed of prior to the 18 month anniversary of the original issue date of the Note unless the employment of Holder is terminated prior to such date without "Cause" by the Company or by the Holder for "good reason," in each case as such terms are defined in that certain Employment Agreement between the Company and Holder dated March 9, 2001; provided, however, that the original Holder hereof may pledge this Note as security to any financial institution for any financing of such Holder's purchase of this Note. With respect to any offer, sale, or other disposition of this Note or securities into which such Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale, or other distribution may be effected without registration or qualification under any federal or state law then in effect. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with registration or qualification requirements under federal or state law, unless in the opinion of counsel for the Company such legend is not required. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

11. Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account, and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state, or local tax authorities.

12. Notices. Any notice, request, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if faxed with confirmation of receipt by telephone or if telegraphed or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered, faxed, or on the third Trading Day after being deposited in the mail or telegraphed in the manner set forth above and shall be deemed to have been received when delivered.

13. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or the Underlying Shares obtainable hereunder until, and then only to the extent that, this Note shall have been converted.

14.  Usury Savings Clause.

14.1 If at any time the sum of (i) the amount of interest computed in accordance with this Note and (ii) all other consideration received by a Holder that is deemed to constitute interest under applicable law, would exceed the Maximum Legal Rate, then the interest payable under this Note shall be computed upon the basis of the Maximum Legal Rate and strictly limited thereto, but any subsequent increase in the Maximum Legal Rate or subsequent reduction in the rate of interest payable under this Note shall not reduce such interest thereafter payable below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable equals the total amount of interest that would have accrued if such interest had been at all times computed solely on the basis of the interest rate set forth in Section 2 plus the other compensation received by such Holder that is deemed to constitute interest under applicable law. Furthermore, if at the maturity date, the total amount of interest paid or accrued under the foregoing provisions is less than the total amount of interest that would have accrued based upon the interest rate specified in Section 2, then, to the extent allowed by law, the Company agrees to pay to the Holder an amount equal to the difference between
(A) the lesser of (x) the amount of interest that would have accrued if the Maximum Legal Rate had at all times been in effect and (y) the amount of interest that would have accrued if the rate specified in Section 2 above had at all times been in effect; and (B) the amount of interest accrued in accordance with the foregoing provisions.

14.2 No agreements, conditions, provisions, or stipulations contained in this Note or any other instrument, document, or agreement between a Holder and the Company, or default of the Company, or exercise by a Holder of the right to accelerate the payment or the maturity of principal and interest, or to exercise any option whatsoever contained in this Note or any other agreement between a Holder and the Company, or arising out of any contingency whatsoever, shall entitle a Holder to contract for, charge, collect, or receive, in any event, interest exceeding the Maximum Legal Rate; and in no event shall the Company be obligated to pay interest exceeding such Maximum Legal Rate; and all agreements, conditions, or stipulations, if any, that may in any event or contingency whatsoever operate to bind, obligate, or compel the Company to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is contracted for, charged, collected, or received in excess of the Maximum Legal Rate ("Excess"), such Excess shall be, first, applied to reduce the principal then unpaid under this Note; and second, returned to the Company, it being the intention of the parties hereto not to enter into or cause at any time a usurious or otherwise illegal relationship. For the purpose of determining whether or not any Excess has been contracted for, charged, collected, or received by a Holder, the Company and each Holder shall, to the maximum extent permitted under applicable law, (A) characterize any nonprincipal payment as an expense, fee, or premium rather than interest, (B) exclude voluntary prepayments and the effects thereof, and (C) with respect to all interest at any time contracted for, charged, collected, or received by the Holders in connection with this Note, amortize, prorate, allocate, and spread the same in equal parts, or otherwise as appropriate, to ensure that, to the extent possible, no Excess exists during the entire term of this Note.

14.3 If, prior to the repayment in full of the obligations under this Note, the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Note or any other instrument, document, or agreement between a Holder and the Company than is currently allowed by applicable state or federal law, then the limitation of interest hereunder by the Maximum Legal Rate shall be increased to such greater rate of interest, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to each Holder by reason thereof, if any, shall be payable upon demand concurrently with the next payment of interest due under the Note; provided, however, if the Note is fully paid and discharged, no such interest charges shall be owing to a Holder by reason of such amendment.

14.4 "Maximum Legal Rate" means the maximum non-usurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged, or received with respect to the Note as to which such rate is to be determined, payable to the Holders pursuant to this Note or any other agreement, contract, or document by or between the Holders and the Company, under laws applicable to the Holders which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. The Maximum Legal Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of this Note or any other agreement, contract, or document by or between the Holders and the Company that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Legal Rate resulting from a change in the Maximum Legal Rate shall take effect without notice to the Company at the time of such change in the Maximum Legal Rate.

15. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS.

16. Headings. The headings of this Note are for convenience of reference only and are not part of the substance of this Note.

17. Waivers. The Company, along with all sureties, endorses and guarantors (if any) of this Note, waive demand, presentment for payment, notice of non-payment, protest, notice of protest and all other notice, filing of suit and diligence in collecting this Note, and consent to any one or more extensions or postponements of time of payment of this Note on any terms or any other indulgences with respect thereto, without notice thereof to any of them.

IN WITNESS WHEREOF, the Company has caused this Note to be issued this 29th day of June, 2001.


LUBY'S INC.


By:  /s/ROBERT T. HERRES
     ___________________________
     Robert T. Herres
     Chairman of the Board

Name of Holder:  Christopher J. Pappas
Address:         642 Yale
                 Houston, Texas  77007



                 (To be Signed Only Upon Conversion of Note)

LUBY'S, INC.

The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into shares of Common Stock, to the extent of $_______________ unpaid principal amount of such Note, and request that the certificates for such shares be issued in the name of, and delivered to, ____________________, whose address is _________________________________.

Dated: _______________________________

                                                _______________________________
                                                (Signature must conform in all
                                                respects to name of holder as
                                                specified on the face of the
                                                Note)

                                                _______________________________
                                                           (Address)

                                                               Exhibit 4(p)

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATIONS STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS AND AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS CONVERTIBLE SUBORDINATED PROMISSORY NOTE IS SUBJECT TO THE SUBORDINATION PROVISIONS SET FORTH IN THE CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF JUNE, 2001, AMONG LUBY'S, INC., BANK OF AMERICA, NATIONAL ASSOCIATION, AS AGENT, AND CERTAIN OTHER PERSONS SIGNATORY THERETO (INCLUDING EACH SUCH PARTY'S SUCCESSORS AND ASSIGNS). A COPY OF THIS AGREEMENT IS ON FILE AT THE OFFICE OF THE ISSUER HEREOF AND IS AVAILABLE FOR INSPECTION AT SUCH OFFICE.

     LUBY'S INC.
     CONVERTIBLE SUBORDINATED PROMISSORY NOTE
     DUE 2011

San Antonio, Texas
June 29, 2001

LUBY'S INC., a Delaware corporation (the "Company"), the principal office of which is located at 2211 Northeast Loop 410, San Antonio, Texas, for value received hereby promises to pay to Harris J. Pappas, or his registered assigns, the sum of One Million Five Hundred Thousand Dollars ($1,500,000.00), or such other amount as shall then equal the outstanding principal amount hereof and any unpaid accrued interest hereon, as set forth below, and such amounts shall be due and payable on the earlier to occur of (i) March 1, 2011, or (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below). Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder. This Note is issued in connection with the transactions described in Section 2 of that certain Purchase Agreement between the Company and the Purchasers described therein, dated as of March 9, 2001 (the "Purchase Agreement"). The holder of this Note is subject to certain restrictions set forth in the Purchase Agreement and shall be entitled to certain rights and privileges set forth in the Purchase Agreement. This Note is one of the Notes referred to as the "Notes" in the Purchase Agreement. Terms used and not otherwise defined herein have the meaning given such terms in the Purchase Agreement.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

(1) "Company" includes any corporation or other entity that, to the extent permitted by this Note or the Purchase Agreement, shall succeed to or assume the obligations of the Company under this Note.

(2) "Holder," when the context refers to a holder of this Note, shall mean any persons who shall at the time be the registered holder of this Note.

(iii) "Interest Rate" means for the three month period preceding each Interest Payment Date (each an "Interest Period"), a rate of interest equal to the lesser of (i) the Maximum Legal Rate divided by 4 and (ii) LIBOR as reported by the Wall Street Journal two business days before the first day of such Interest Period plus two percent (2%). During an Event of Default, the Interest Rate shall equal the greater of (i) LIBOR plus two percent (2%) and (ii) ten percent (10%), but in no event to exceed the Maximum Legal Rate.

(iv) "Last Sale Price" on any Trading Day shall mean (i) the closing price regular way (or, if no closing price is reported the average of the bid and asked prices) as reported on the New York Stock Exchange Composite Tape, or (ii) if on such Trading Day the Common Stock is not listed or admitted to trading on such exchange, the closing price regular way (or, if no closing price is reported the average of the bid and asked prices) on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (iii) if not listed or admitted to trading on any national securities exchange on such Trading Day, then the average of the closing bid and asked prices as reported through the National Association of Securities Dealers, Inc. on its NASDAQ National Market or other NASDAQ market or through a similar organization if NASDAQ is no longer reporting information, or (iv) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market or other NASDAQ market on such Trading Day, then the average of the closing bid and asked prices in the over the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose or (v) if not quoted by any such organization on such Trading Day, the fair value of such Common Stock on such Trading Day, as reasonably determined by the Board of Directors in good faith.

(v) "LIBOR" shall mean the interest rate per annum (rounded upward to the nearest one-sixteenth (1/16th) of one percent) quoted in the Wall Street Journal for a three month contract in the London interbank market. In the event that the Wall Street Journal ceases to report the interest rate for a three month contract in the London interbank market, then LIBOR shall mean the interest rate per annum (rounded upward to the nearest one-sixteenth (1/16) of one percent) announced from time to time by CitiBank N.A. of New York for a three month contract in the London Interbank market two business days before the first day of such Interest Period.

(vi) "Trading Day" shall mean each Monday, Tuesday, Wednesday, Thursday, and Friday, other than any day on which securities are not traded on the New York Stock Exchange.

2. Interest. Commencing on September 1, 2001, and on each of December 1, March 1, June 1, and September 1 thereafter (each such date being referred to as an "Interest Payment Date") until all outstanding principal and interest on this Note shall have been paid in full, the Company shall pay interest at the Interest Rate on the principal of this Note outstanding during the period beginning on the date of issuance of this Note and ending on the date that the principal amount of this Note becomes due and payable. From the original issue date of this Note through and including the Interest Payment Date occurring closest to the second anniversary of the original issue date of this Note, the Company may pay on each Interest Payment Date accrued interest on the Note, at its election, in cash or shares of Common Stock or both; provided that not more than 60% of the total interest paid for the period through the first anniversary of the original issue date and none of the interest paid for the period after the first anniversary of the original issue date and through the second anniversary date of the original issue date shall be paid in shares of Common Stock unless the Holders of 51% of the aggregate principal amount of the outstanding Notes shall have consented to such payment in shares of Common Stock. The Company's election will in each case be made on or prior to the second Trading Day preceding the applicable Interest Payment Date, with prompt notice (as provided in Section 12 hereof) of such election being given to the Holder. The Company shall pay all interest that accrues and becomes payable after September 1, 2003 only in cash. The number of shares of Common Stock to be issued when interest is to be paid in shares of Common Stock will equal (i) the cash amount of the interest payable to be paid in shares of Common Stock divided by (ii) the average of the Last Sale Price of the Common Stock for the twenty (20) Trading Days immediately preceding the applicable Interest Payment Date, rounded down to the nearest full share.

3. Events of Default. If any of the events specified in this Section 3 shall occur (herein individually referred to as an "Event of Default") the Holder may, so long as any such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the
Company:

(i) Default in the payment of the principal and unpaid accrued interest of this Note when due and payable not cured by the Company within ten (10) days;

(ii) Any breach by the Company of any warranty or covenant in this Note; provided, that, in the event of any such breach, to the extent such breach is susceptible to cure, such breach shall not have been cured by the Company within 30 days after written notice to the Company of such breach by the Holder; or

(iii) Any event or occurrence exists that would constitute an "Event of Default" of the Company under any Senior Indebtedness (as defined below) of the Company whether or not such Event of Default has been waived by the holder of such Senior Indebtedness,

4. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Indebtedness, as hereinafter defined, whether outstanding as of the date hereof or thereafter created, received, assumed, or guaranteed.
1.

4.1 Senior Indebtedness. As used in this Note, the term "Senior Indebtedness" shall mean the principal of, and unpaid accrued interest and premium, if any, on: (i) all indebtedness of the Company for money borrowed by the Company (whether or not secured), including any guaranty by the Company of any indebtedness of any subsidiary for money borrowed by such subsidiary (whether or not secured), and (ii) any such indebtedness or any debentures, notes, or other evidence of indebtedness issued in exchange for or to refinance such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor. Notwithstanding the foregoing, Senior Indebtedness shall not include (i) indebtedness of the Company owed or owing to any subsidiary of the Company or an officer, director or employee of the Company or any subsidiary, or (ii) indebtedness to trade creditors.

4.2 Default on Senior Indebtedness. If the Company shall default in the payment of any principal of, or premium or interest on, any Senior Indebtedness when the same becomes due and payable, whether at stated maturity or at a date fixed for redemption or by declaration of acceleration or otherwise (a "Payment Default"), then, upon written notice of such default to the Company by the holders of such Senior Indebtedness or any trustee therefor, unless or until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off, or otherwise) shall be made or agreed to be made on account of the principal of, or interest on, the Note, or in respect of any redemption, retirement, repurchase, or other acquisition of the Note other than those made in capital stock of the Company (or in cash in lieu of fractional shares thereof) pursuant to any conversion right of the Note or otherwise made in capital stock of the Company (or in cash in lieu of fractional shares thereof).


Upon (i) the happening of an Event of Default (other than a Payment Default) that permits the holders of Senior Indebtedness or any trustee therefor to accelerate its maturity (a "Nonpayment Default") and (ii) written notice of such event of default given to the Company by the holders of at least 25% in aggregate principal amount outstanding of such Senior Indebtedness or any trustee therefor (a "Payment Notice"), then, unless and until such Event of Default has been cured or waived or otherwise has ceased to exist, no payment (in cash, property, securities, by set-off, or otherwise) may be made by or on behalf of the Company on account of the principal of, or interest on, the Note), in any such case other than payments made in capital stock of the Company (or in cash in lieu of fractional shares thereof) pursuant to any conversion right of the Note or otherwise made in capital stock of the Company (or in cash in lieu of fractional shares thereof). Notwithstanding the foregoing, unless (i) the Senior Indebtedness in respect of which such Event of Default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period"), and (ii) such declaration has not been rescinded or waived, at the end of the Payment Blockage Period, the Company shall be required to pay all sums not paid to the Holders of the Note during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Note. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within any period of 360 consecutive days, and (ii) no default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such Event of Default is on the same issue of Senior Indebtedness) shall be made the basis for the commencement of any other Payment Blockage Period.

If (a) without the consent of the Company, a court having jurisdiction shall enter an order for relief with respect to the Company under the federal Bankruptcy Code or, without the consent of the Company, a court having jurisdiction shall enter a judgment, order, or decree adjudging the Company a bankrupt or insolvent, or enter an order for relief for reorganization, arrangement, adjustment, or composition of or in respect of the Company under the federal Bankruptcy Code or applicable state insolvency law, or (b) the Company shall institute proceedings for entry of an order for relief with respect to the Company under the federal Bankruptcy Code or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to reorganization, arrangement, composition, or relief under the federal Bankruptcy Code or any applicable state law, or shall consent to the filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official of the Company or of substantially all of its property, or the Company shall make a general assignment for the benefit of creditors as recognized under the federal Bankruptcy Code, then all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities, or other property, shall be made to any Holder of the Note on account thereof. Any payment or distribution, whether in cash, securities (other than a payment or distribution in capital stock of the Company), or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Note, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provision) be payable or deliverable in respect of the Note shall be paid or delivered directly to the holder of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full. In the event of such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the Holders of the Note, together with the Holders of any other obligations of the Company ranking on a parity with the Note, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of and interest on the Note and such other obligations before any payment or other distribution, whether in cash, property, or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to the Note and such other obligations.


If, notwithstanding the foregoing, any payment or distribution of any character, whether in cash, securities, or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Note, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by the Holder of the Note in contravention of any of the terms hereof, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness then outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full. In the event of the failure of the Holder of the Note to endorse or assign any such payment, distribution, or security, each holder of Senior Indebtedness is hereby irrevocably authorized to endorse or assign the same.

4.3 Effect of Subordination. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 4 to receive cash, securities, or other properties otherwise payable or deliverable to the Holder of this Note, nothing contained in this Section 4 shall impair, as between the Company and the Holder of this Note, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder of this Note the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of this Note, upon default hereunder, from exercising all rights, powers, and remedies otherwise provided herein or by applicable law.

4.4 Subrogation. Subject to the payment in full of all Senior Indebtedness and until this Note shall be paid in full, the Holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Subsection 4.2 above) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness.
No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder of this Note, be deemed to be a payment by the Company to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder of this Note would be entitled except for the provisions of this Section 4 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder of this Note, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

4.5 Undertaking. By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 4.

5. Prepayment. Upon 10 days' prior written notice to the Holder, the Company may at any time prepay in whole or in part the principal sum, plus accrued interest to date of payment, of this Note.

6. Conversion.


6.1 Voluntary Conversion. Any Holder of this Note has the right, at the Holder's option, (i) at any time after the 18 month anniversary of the original issue date of the first Note issued and delivered under the Purchase Agreement and prior to the close of business on the second business day prior to March 1, 2011 (unless a notice of prepayment pursuant to Section 5 has been given with respect to the Note or some portion thereof), to convert this Note, in whole or in part, and (ii) at any time after delivery of a notice of prepayment in accordance with Section 5 of this Note and prior to the close of business on the second business day prior to the date prepayment is to be made (unless the Company subsequently fails to make the prepayment on the date of the proposed prepayment, in which event this clause (ii) of this Section 6.1 shall be of no further force or effect with respect to such proposed prepayment), to convert the portion of the Note to be prepaid, in whole or in part, in each case of conversion, into fully paid and nonassessable shares of Common Stock of the Company in accordance with the provisions of Subsection 6.2 hereof. The number of shares of Common Stock to be issued upon conversion ("Conversion Shares") shall be determined by dividing the aggregate principal amount to be converted together with all accrued but unpaid interest to the date of conversion, by the Conversion Price (as defined below) in effect at the time of such conversion. The initial Conversion Price shall be equal to $5.00 per share.

6.2  Conversion Procedure.   Before the Holder shall be entitled to convert
this Note into shares of Common Stock, it shall surrender this Note duly endorsed at the principal office of the Company and shall give written notice to the Company at its principal corporate office, of the election to convert the same pursuant to this Section 6, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to the Holder of this Note a certificate or certificates (bearing such legends as are required by the Purchase Agreement and applicable federal and state securities laws in the opinion of counsel to the Company) for the number of full shares of Common Stock to which the Holder of this Note shall be entitled as aforesaid, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable in lieu of fractional shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay in cash to the Holder the amount of outstanding principal that is not so converted.

7.  Conversion Price Adjustments.

7.1 Adjustments for Stock Splits, Subdivisions, and Combinations. In the event the Company shall (A) pay a dividend or make a distribution in shares of Common Stock on the Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, or (D) issue, by reclassification of its shares of Common Stock, any shares of capital stock of the Company, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of the Note thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company which he would have owned or been entitled to receive immediately following such action had such Note been converted immediately prior thereto.
An adjustment made pursuant to this Subsection 7.1 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a reclassification, subdivision or combination. If as a result of an adjustment made pursuant to this Subsection 7.1, the Holder of the Note thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock (including shares of Common Stock and other capital stock) of the Company, the Board of Directors (whose determination, by a duly adopted resolution, shall be conclusive) shall reasonably determine in good faith the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

7.2 Adjustments for Certain Rights Issuances. In the event the Company shall issue rights, options, or warrants to all holders of Common Stock entitling them (for a period not exceeding 60 days from the date of such issuance) to subscribe for or purchase shares of Common Stock at a price per share less than the average market price per share (as determined pursuant to Subsection 7.6 below) of the Common Stock on the record date mentioned below, the Conversion Price shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying:

(A) the Conversion Price in effect immediately prior to the date of issuance of such rights, options, or warrants by a fraction, of which

(B) the numerator shall be (x) the number of shares of Common Stock outstanding on the date of issuance of such rights, options, or warrants, immediately prior to such issuance, plus (y) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such average market price, and of which

(C) the denominator shall be (x) the number of shares of Common Stock outstanding on the date of issuance of such rights, options, or warrants, immediately prior to such issuance, plus (y) the number of additional shares of Common stock which are so offered for subscription or purchase.

Such adjustments shall become effective immediately after the record date for the determination of holders entitled to receive such rights, options, or warrants; provided, however, that if any such rights, options, or warrants issued by the Company as described in this Subsection 7.2 are only exercisable upon the occurrence of certain triggering events provided for in shareholder rights plans, then the Conversion Price will not be adjusted as provided in this Subsection 7.2 until such triggering events occur.

7.3 Adjustments for Other Distributions. In the event the Company shall distribute to all holders of Common Stock any of its assets, evidences of indebtedness, cash, or other assets or shares of capital stock, other than Common Stock (including securities, but other than (A) dividends or distributions exclusively in cash which exceed $.20 per share of Common Stock in any calendar year or (B) any dividend or distribution for which an adjustment is required to be made in accordance with Subsection 7.1 or 7.2 above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction the numerator of which shall be the average market price per share of the Common Stock (determined as provided in Subsection 7.6 below) on the record date mentioned below less the then fair market value (as reasonably determined in good faith by the Board of Directors) of the portion of the assets or evidence of indebtedness so distributed applicable to one share of Common Stock, and the denominator of which shall be such average market price per share of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

7.4  Notices of Record Date, etc.  In the event of:

(A) Any taking by the Company of a record of the holders of Common Stock of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(B) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or

(C Any voluntary or involuntary dissolution, liquidation, or winding up of the Company, the Company will mail to the Holder of this Note at least ten (10) days prior to the earliest date specified therein, a notice specifying:

(i) The date on which any such record is to be taken for the purpose of such dividend, distribution, or right, and the amount and character of such dividend, distribution, or right; and

(ii) The date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

7.5 Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Common Stock (and/or its treasury stock) shall not be sufficient to effect the conversion of the entire outstanding principal amount of the Note, in addition to such other remedies as shall be available to the holder of the Note, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (and/or its treasury stock) to such number of shares as shall be sufficient for such purposes.

7.6  Market Price.  For the purpose of any computation under Subsections 7.2 and
7.3 above, the average market price per share of Common Stock on any date shall be deemed to be the average of the Last Sale Price of a share of Common Stock for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the date in question and the date before the "'ex' date," with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "'ex' date," when used with respect to any issuance or distribution means the first date on which the Common Stock trades regular way on the New York Stock Exchange (or if not listed or admitted to trading thereon, then on the principal national securities exchange on which the Common Stock is listed or admitted to trading) without the right to receive such issuance or distribution.

7.7 Notice of Adjustment. Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly mail or cause to be mailed a notice of such adjustment to the Holder of the Note at the address of the Holder as the same appears on the registry books of the Company.

8. Assignment. Subject to the restrictions on transfer described in Section 10 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators, and transferees of the parties.

9. Waiver and Amendment. Any provision of this Note may be amended, waived, or modified upon the written consent of the Company and holders of at least two thirds of the aggregate principal amount of all then outstanding Notes.

10. Transfer of This Note or Securities Issuable on Conversion Hereof. This Note shall not be sold, transferred, hypothecated, pledged, or disposed of prior to the 18 month anniversary of the original issue date of the Note unless the employment of Holder is terminated prior to such date without "Cause" by the Company or by the Holder for "good reason," in each case as such terms are defined in that certain Employment Agreement between the Company and Holder dated March 9, 2001; provided, however, that the original Holder hereof may pledge this Note as security to any financial institution for any financing of such Holder's purchase of this Note. With respect to any offer, sale, or other disposition of this Note or securities into which such Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale, or other distribution may be effected without registration or qualification under any federal or state law then in effect. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with registration or qualification requirements under federal or state law, unless in the opinion of counsel for the Company such legend is not required. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.
1.

11. Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account, and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state, or local tax authorities.

12. Notices. Any notice, request, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if faxed with confirmation of receipt by telephone or if telegraphed or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered, faxed, or on the third Trading Day after being deposited in the mail or telegraphed in the manner set forth above and shall be deemed to have been received when delivered.

13. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or the Underlying Shares obtainable hereunder until, and then only to the extent that, this Note shall have been converted.

14.  Usury Savings Clause.

14.1 If at any time the sum of (i) the amount of interest computed in accordance with this Note and (ii) all other consideration received by a Holder that is deemed to constitute interest under applicable law, would exceed the Maximum Legal Rate, then the interest payable under this Note shall be computed upon the basis of the Maximum Legal Rate and strictly limited thereto, but any subsequent increase in the Maximum Legal Rate or subsequent reduction in the rate of interest payable under this Note shall not reduce such interest thereafter payable below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable equals the total amount of interest that would have accrued if such interest had been at all times computed solely on the basis of the interest rate set forth in Section 2 plus the other compensation received by such Holder that is deemed to constitute interest under applicable law. Furthermore, if at the maturity date, the total amount of interest paid or accrued under the foregoing provisions is less than the total amount of interest that would have accrued based upon the interest rate specified in Section 2, then, to the extent allowed by law, the Company agrees to pay to the Holder an amount equal to the difference between
(A) the lesser of (x) the amount of interest that would have accrued if the Maximum Legal Rate had at all times been in effect and (y) the amount of interest that would have accrued if the rate specified in Section 2 above had at all times been in effect; and (B) the amount of interest accrued in accordance with the foregoing provisions.


14.2 No agreements, conditions, provisions, or stipulations contained in this Note or any other instrument, document, or agreement between a Holder and the Company, or default of the Company, or exercise by a Holder of the right to accelerate the payment or the maturity of principal and interest, or to exercise any option whatsoever contained in this Note or any other agreement between a Holder and the Company, or arising out of any contingency whatsoever, shall entitle a Holder to contract for, charge, collect, or receive, in any event, interest exceeding the Maximum Legal Rate; and in no event shall the Company be obligated to pay interest exceeding such Maximum Legal Rate; and all agreements, conditions, or stipulations, if any, that may in any event or contingency whatsoever operate to bind, obligate, or compel the Company to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is contracted for, charged, collected, or received in excess of the Maximum Legal Rate ("Excess"), such Excess shall be, first, applied to reduce the principal then unpaid under this Note; and second, returned to the Company, it being the intention of the parties hereto not to enter into or cause at any time a usurious or otherwise illegal relationship. For the purpose of determining whether or not any Excess has been contracted for, charged, collected, or received by a Holder, the Company and each Holder shall, to the maximum extent permitted under applicable law, (A) characterize any nonprincipal payment as an expense, fee, or premium rather than interest, (B) exclude voluntary prepayments and the effects thereof, and (C) with respect to all interest at any time contracted for, charged, collected, or received by the Holders in connection with this Note, amortize, prorate, allocate, and spread the same in equal parts, or otherwise as appropriate, to ensure that, to the extent possible, no Excess exists during the entire term of this Note.

14.3 If, prior to the repayment in full of the obligations under this Note, the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Note or any other instrument, document, or agreement between a Holder and the Company than is currently allowed by applicable state or federal law, then the limitation of interest hereunder by the Maximum Legal Rate shall be increased to such greater rate of interest, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to each Holder by reason thereof, if any, shall be payable upon demand concurrently with the next payment of interest due under the Note; provided, however, if the Note is fully paid and discharged, no such interest charges shall be owing to a Holder by reason of such amendment.

14.4 "Maximum Legal Rate" means the maximum non-usurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged, or received with respect to the Note as to which such rate is to be determined, payable to the Holders pursuant to this Note or any other agreement, contract, or document by or between the Holders and the Company, under laws applicable to the Holders which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. The Maximum Legal Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of this Note or any other agreement, contract, or document by or between the Holders and the Company that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Legal Rate resulting from a change in the Maximum Legal Rate shall take effect without notice to the Company at the time of such change in the Maximum Legal Rate.

15. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS.

16. Headings. The headings of this Note are for convenience of reference only and are not part of the substance of this Note.

17. Waivers. The Company, along with all sureties, endorses and guarantors (if any) of this Note, waive demand, presentment for payment, notice of non-payment, protest, notice of protest and all other notice, filing of suit and diligence in collecting this Note, and consent to any one or more extensions or postponements of time of payment of this Note on any terms or any other indulgences with respect thereto, without notice thereof to any of them.

IN WITNESS WHEREOF, the Company has caused this Note to be issued this 29th day of June, 2001.


LUBY'S INC.


By:  /s/ROBERT T. HERRES
     __________________________________
     Robert T. Herres
     Chairman of the Board


Name of Holder:     Harris J. Pappas
Address:            642 Yale
                    Houston, Texas  77007



     (To be Signed Only Upon Conversion of Note)

LUBY'S, INC.

The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into shares of Common Stock, to the extent of $_______________ unpaid principal amount of such Note, and request that the certificates for such shares be issued in the name of, and delivered to, ____________________, whose address is _________________________________.

Dated: _______________________________

____________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Note)

____________________________________
                        (Address)


                                                              Exhibit 4(q)

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATIONS STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS AND AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS CONVERTIBLE SUBORDINATED PROMISSORY NOTE IS SUBJECT TO THE SUBORDINATION PROVISIONS SET FORTH IN THE CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF JUNE, 2001, AMONG LUBY'S, INC., BANK OF AMERICA, NATIONAL ASSOCIATION, AS AGENT, AND CERTAIN OTHER PERSONS SIGNATORY THERETO (INCLUDING EACH SUCH PARTY'S SUCCESSORS AND ASSIGNS). A COPY OF THIS AGREEMENT IS ON FILE AT THE OFFICE OF THE ISSUER HEREOF AND IS AVAILABLE FOR INSPECTION AT SUCH OFFICE.

LUBY'S INC.
CONVERTIBLE SUBORDINATED PROMISSORY NOTE
DUE 2011

San Antonio, Texas
June 29, 2001

LUBY'S INC., a Delaware corporation (the "Company"), the principal office of which is located at 2211 Northeast Loop 410, San Antonio, Texas, for value received hereby promises to pay to Christopher J. Pappas, or his registered assigns, the sum of Three Million Five Hundred Thousand Dollars ($3,500,000.00), or such other amount as shall then equal the outstanding principal amount hereof and any unpaid accrued interest hereon, as set forth below, and such amounts shall be due and payable on the earlier to occur of (i) March 1, 2011, or (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below). Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder. This Note is issued in connection with the transactions described in Section 2 of that certain Purchase Agreement between the Company and the Purchasers described therein, dated as of March 9, 2001 (the "Purchase Agreement"). The holder of this Note is subject to certain restrictions set forth in the Purchase Agreement and shall be entitled to certain rights and privileges set forth in the Purchase Agreement. This Note is one of the Notes referred to as the "Notes" in the Purchase Agreement. Terms used and not otherwise defined herein have the meaning given such terms in the Purchase Agreement.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:


1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

(1) "Company" includes any corporation or other entity that, to the extent permitted by this Note or the Purchase Agreement, shall succeed to or assume the obligations of the Company under this Note.

(2) "Holder," when the context refers to a holder of this Note, shall mean any persons who shall at the time be the registered holder of this Note.

(iii) "Interest Rate" means for the three month period preceding each Interest Payment Date (each an "Interest Period"), a rate of interest equal to the lesser of (i) the Maximum Legal Rate divided by 4 and (ii) LIBOR as reported by the Wall Street Journal two business days before the first day of such Interest Period plus two percent (2%). During an Event of Default, the Interest Rate shall equal the greater of (i) LIBOR plus two percent (2%) and (ii) ten percent (10%), but in no event to exceed the Maximum Legal Rate.

(iv) "Last Sale Price" on any Trading Day shall mean (i) the closing price regular way (or, if no closing price is reported the average of the bid and asked prices) as reported on the New York Stock Exchange Composite Tape, or (ii) if on such Trading Day the Common Stock is not listed or admitted to trading on such exchange, the closing price regular way (or, if no closing price is reported the average of the bid and asked prices) on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (iii) if not listed or admitted to trading on any national securities exchange on such Trading Day, then the average of the closing bid and asked prices as reported through the National Association of Securities Dealers, Inc. on its NASDAQ National Market or other NASDAQ market or through a similar organization if NASDAQ is no longer reporting information, or (iv) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market or other NASDAQ market on such Trading Day, then the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose or (v) if not quoted by any such organization on such Trading Day, the fair value of such Common Stock on such Trading Day, as reasonably determined by the Board of Directors in good faith.

(v) "LIBOR" shall mean the interest rate per annum (rounded upward to the nearest one-sixteenth (1/16th) of one percent) quoted in the Wall Street Journal for a three month contract in the London interbank market. In the event that the Wall Street Journal ceases to report the interest rate for a three month contract in the London interbank market, then LIBOR shall mean the interest rate per annum (rounded upward to the nearest one-sixteenth (1/16) of one percent) announced from time to time by CitiBank N.A. of New York for a three month contract in the London interbank market two business days before the first day of such Interest Period.

(vi) "Trading Day" shall mean each Monday, Tuesday, Wednesday, Thursday, and Friday, other than any day on which securities are not traded on the New York Stock Exchange.

2. Interest. Commencing on September 1, 2001, and on each of December 1, March 1, June 1, and September 1 thereafter (each such date being referred to as an "Interest Payment Date") until all outstanding principal and interest on this Note shall have been paid in full, the Company shall pay interest at the Interest Rate on the principal of this Note outstanding during the period beginning on the date of issuance of this Note and ending on the date that the principal amount of this Note becomes due and payable. From the original issue date of this Note through and including the Interest Payment Date occurring closest to the second anniversary of the original issue date of this Note, the Company may pay on each Interest Payment Date accrued interest on the Note, at its election, in cash or shares of Common Stock or both; provided that not more than 60% of the total interest paid for the period through the first anniversary of the original issue date and none of the interest paid for the period after the first anniversary of the original issue date and through the second anniversary date of the original issue date shall be paid in shares of Common Stock unless the Holders of 51% of the aggregate principal amount of the outstanding Notes shall have consented to such payment in shares of Common Stock. The Company's election will in each case be made on or prior to the second Trading Day preceding the applicable Interest Payment Date, with prompt notice (as provided in Section 12 hereof) of such election being given to the Holder. The Company shall pay all interest that accrues and becomes payable after September 1, 2003 only in cash. The number of shares of Common Stock to be issued when interest is to be paid in shares of Common Stock will equal (i) the cash amount of the interest payable to be paid in shares of Common Stock divided by (ii) the average of the Last Sale Price of the Common Stock for the twenty (20) Trading Days immediately preceding the applicable Interest Payment Date, rounded down to the nearest full share.

3. Events of Default. If any of the events specified in this Section 3 shall occur (herein individually referred to as an "Event of Default") the Holder may, so long as any such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the
Company:

(i) Default in the payment of the principal and unpaid accrued interest of this Note when due and payable not cured by the Company within ten (10) days;

(ii) Any breach by the Company of any warranty or covenant in this Note; provided, that, in the event of any such breach, to the extent such breach is susceptible to cure, such breach shall not have been cured by the Company within 30 days after written notice to the Company of such breach by the Holder; or

(iii) Any event or occurrence exists that would constitute an "Event of Default" of the Company under any Senior Indebtedness (as defined below) of the Company whether or not such Event of Default has been waived by the holder of such Senior Indebtedness,

4. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Indebtedness, as hereinafter defined, whether outstanding as of the date hereof or thereafter created, received, assumed, or guaranteed.

4.1 Senior Indebtedness. As used in this Note, the term "Senior Indebtedness" shall mean the principal of, and unpaid accrued interest and premium, if any, on: (i) all indebtedness of the Company for money borrowed by the Company (whether or not secured), including any guaranty by the Company of any indebtedness of any subsidiary for money borrowed by such subsidiary (whether or not secured), and (ii) any such indebtedness or any debentures, notes, or other evidence of indebtedness issued in exchange for or to refinance such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor. Notwithstanding the foregoing, Senior Indebtedness shall not include (i) indebtedness of the Company owed or owing to any subsidiary of the Company or an officer, director or employee of the Company or any subsidiary, or (ii) indebtedness to trade creditors.

4.2 Default on Senior Indebtedness. If the Company shall default in the payment of any principal of, or premium or interest on, any Senior Indebtedness when the same becomes due and payable, whether at stated maturity or at a date fixed for redemption or by declaration of acceleration or otherwise (a "Payment Default"), then, upon written notice of such default to the Company by the holders of such Senior Indebtedness or any trustee therefor, unless or until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off, or otherwise) shall be made or agreed to be made on account of the principal of, or interest on, the Note, or in respect of any redemption, retirement, repurchase, or other acquisition of the Note other than those made in capital stock of the Company (or in cash in lieu of fractional shares thereof) pursuant to any conversion right of the Note or otherwise made in capital stock of the Company (or in cash in lieu of fractional shares thereof).

Upon (i) the happening of an Event of Default (other than a Payment Default) that permits the holders of Senior Indebtedness or any trustee therefor to accelerate its maturity (a "Nonpayment Default") and (ii) written notice of such event of default given to the Company by the holders of at least 25% in aggregate principal amount outstanding of such Senior Indebtedness or any trustee therefor (a "Payment Notice"), then, unless and until such Event of Default has been cured or waived or otherwise has ceased to exist, no payment (in cash, property, securities, by set-off, or otherwise) may be made by or on behalf of the Company on account of the principal of, or interest on, the Note), in any such case other than payments made in capital stock of the Company (or in cash in lieu of fractional shares thereof) pursuant to any conversion right of the Note or otherwise made in capital stock of the Company (or in cash in lieu of fractional shares thereof). Notwithstanding the foregoing, unless (i) the Senior Indebtedness in respect of which such Event of Default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period"), and (ii) such declaration has not been rescinded or waived, at the end of the Payment Blockage Period, the Company shall be required to pay all sums not paid to the Holders of the Note during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Note. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within any period of 360 consecutive days, and (ii) no default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such Event of Default is on the same issue of Senior Indebtedness) shall be made the basis for the commencement of any other Payment Blockage Period.

If (a) without the consent of the Company, a court having jurisdiction shall enter an order for relief with respect to the Company under the federal Bankruptcy Code or, without the consent of the Company, a court having jurisdiction shall enter a judgment, order, or decree adjudging the Company a bankrupt or insolvent, or enter an order for relief for reorganization, arrangement, adjustment, or composition of or in respect of the Company under the federal Bankruptcy Code or applicable state insolvency law, or (b) the Company shall institute proceedings for entry of an order for relief with respect to the Company under the federal Bankruptcy Code or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to reorganization, arrangement, composition, or relief under the federal Bankruptcy Code or any applicable state law, or shall consent to the filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official of the Company or of substantially all of its property, or the Company shall make a general assignment for the benefit of creditors as recognized under the federal Bankruptcy Code, then all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities, or other property, shall be made to any Holder of the Note on account thereof. Any payment or distribution, whether in cash, securities (other than a payment or distribution in capital stock of the Company), or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Note, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provision) be payable or deliverable in respect of the Note shall be paid or delivered directly to the holder of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full. In the event of such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the Holders of the Note, together with the Holders of any other obligations of the Company ranking on a parity with the Note, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of and interest on the Note and such other obligations before any payment or other distribution, whether in cash, property, or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to the Note and such other obligations.

If, notwithstanding the foregoing, any payment or distribution of any character, whether in cash, securities, or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Note, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by the Holder of the Note in contravention of any of the terms hereof, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness then outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full. In the event of the failure of the Holder of the Note to endorse or assign any such payment, distribution, or security, each holder of Senior Indebtedness is hereby irrevocably authorized to endorse or assign the same.

4.3 Effect of Subordination. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 4 to receive cash, securities, or other properties otherwise payable or deliverable to the Holder of this Note, nothing contained in this Section 4 shall impair, as between the Company and the Holder of this Note, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder of this Note the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of this Note, upon default hereunder, from exercising all rights, powers, and remedies otherwise provided herein or by applicable law.

4.4 Subrogation. Subject to the payment in full of all Senior Indebtedness and until this Note shall be paid in full, the Holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Subsection 4.2 above) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness.
No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder of this Note, be deemed to be a payment by the Company to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder of this Note would be entitled except for the provisions of this Section 4 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder of this Note, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

4.5 Undertaking. By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 4.

5. Prepayment. Upon 10 days' prior written notice to the Holder, the Company may at any time prepay in whole or in part the principal sum, plus accrued interest to date of payment, of this Note.

6.  Conversion.

6.1 Voluntary Conversion. Any Holder of this Note has the right, at the Holder's option, (i) at any time after the 18 month anniversary of the original issue date of the first Note issued and delivered under the Purchase Agreement and prior to the close of business on the second business day prior to March 1, 2011 (unless a notice of prepayment pursuant to Section 5 has been given with respect to the Note or some portion thereof), to convert this Note, in whole or in part, and (ii) at any time after delivery of a notice of prepayment in accordance with Section 5 of this Note and prior to the close of business on the second business day prior to the date prepayment is to be made (unless the Company subsequently fails to make the prepayment on the date of the proposed prepayment, in which event this clause (ii) of this Section 6.1 shall be of no further force or effect with respect to such proposed prepayment), to convert the portion of the Note to be prepaid, in whole or in part, in each case of conversion, into fully paid and nonassessable shares of Common Stock of the Company in accordance with the provisions of Subsection 6.2 hereof. The number of shares of Common Stock to be issued upon conversion ("Conversion Shares") shall be determined by dividing the aggregate principal amount to be converted together with all accrued but unpaid interest to the date of conversion, by the Conversion Price (as defined below) in effect at the time of such conversion. The initial Conversion Price shall be equal to $5.00 per share.

6.2  Conversion Procedure.   Before the Holder shall be entitled to
convert this Note into shares of Common Stock, it shall surrender this Note duly endorsed at the principal office of the Company and shall give written notice to the Company at its principal corporate office, of the election to convert the same pursuant to this Section 6, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to the Holder of this Note a certificate or certificates (bearing such legends as are required by the Purchase Agreement and applicable federal and state securities laws in the opinion of counsel to the Company) for the number of full shares of Common Stock to which the Holder of this Note shall be entitled as aforesaid, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable in lieu of fractional shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay in cash to the Holder the amount of outstanding principal that is not so converted.

7.  Conversion Price Adjustments.

7.1 Adjustments for Stock Splits, Subdivisions, and Combinations. In the event the Company shall (A) pay a dividend or make a distribution in shares of Common Stock on the Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, or (D) issue, by reclassification of its shares of Common Stock, any shares of capital stock of the Company, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of the Note thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company which he would have owned or been entitled to receive immediately following such action had such Note been converted immediately prior thereto.
An adjustment made pursuant to this Subsection 7.1 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a reclassification, subdivision or combination. If as a result of an adjustment made pursuant to this Subsection 7.1, the Holder of the Note thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock (including shares of Common Stock and other capital stock) of the Company, the Board of Directors (whose determination, by a duly adopted resolution, shall be conclusive) shall reasonably determine in good faith the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

7.2 Adjustments for Certain Rights Issuances. In the event the Company shall issue rights, options, or warrants to all holders of Common Stock entitling them (for a period not exceeding 60 days from the date of such issuance) to subscribe for or purchase shares of Common Stock at a price per share less than the average market price per share (as determined pursuant to Subsection 7.6 below) of the Common Stock on the record date mentioned below, the Conversion Price shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying:

(A) the Conversion Price in effect immediately prior to the date of issuance of such rights, options, or warrants by a fraction, of which

(B) the numerator shall be (x) the number of shares of Common Stock outstanding on the date of issuance of such rights, options, or warrants, immediately prior to such issuance, plus (y) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such average market price, and of which

(C) the denominator shall be (x) the number of shares of Common Stock outstanding on the date of issuance of such rights, options, or warrants, immediately prior to such issuance, plus (y) the number of additional shares of Common stock which are so offered for subscription or purchase.

Such adjustments shall become effective immediately after the record date for the determination of holders entitled to receive such rights, options, or warrants; provided, however, that if any such rights, options, or warrants issued by the Company as described in this Subsection 7.2 are only exercisable upon the occurrence of certain triggering events provided for in shareholder rights plans, then the Conversion Price will not be adjusted as provided in this Subsection 7.2 until such triggering events occur.

7.3 Adjustments for Other Distributions. In the event the Company shall distribute to all holders of Common Stock any of its assets, evidences of indebtedness, cash, or other assets or shares of capital stock, other than Common Stock (including securities, but other than (A) dividends or distributions exclusively in cash which exceed $.20 per share of Common Stock in any calendar year or (B) any dividend or distribution for which an adjustment is required to be made in accordance with Subsection 7.1 or 7.2 above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction the numerator of which shall be the average market price per share of the Common Stock (determined as provided in Subsection 7.6 below) on the record date mentioned below less the then fair market value (as reasonably determined in good faith by the Board of Directors) of the portion of the assets or evidence of indebtedness so distributed applicable to one share of Common Stock, and the denominator of which shall be such average market price per share of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

7.4  Notices of Record Date, etc.  In the event of:

(A) Any taking by the Company of a record of the holders of Common Stock of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(B) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or

(C) Any voluntary or involuntary dissolution, liquidation, or winding up of the Company, the Company will mail to the Holder of this Note at least ten (10) days prior to the earliest date specified therein, a notice specifying:

(i) The date on which any such record is to be taken for the purpose of such dividend, distribution, or right, and the amount and character of such dividend, distribution, or right; and

(ii) The date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

7.5 Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Common Stock (and/or its treasury stock) shall not be sufficient to effect the conversion of the entire outstanding principal amount of the Note, in addition to such other remedies as shall be available to the holder of the Note, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (and/or its treasury stock) to such number of shares as shall be sufficient for such purposes.

7.6 Market Price. For the purpose of any computation under Subsections 7.2 and 7.3 above, the average market price per share of Common Stock on any date shall be deemed to be the average of the Last Sale Price of a share of Common Stock for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the date in question and the date before the "'ex' date," with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "'ex' date," when used with respect to any issuance or distribution means the first date on which the Common Stock trades regular way on the New York Stock Exchange (or if not listed or admitted to trading thereon, then on the principal national securities exchange on which the Common Stock is listed or admitted to trading) without the right to receive such issuance or distribution.

7.7 Notice of Adjustment. Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly mail or cause to be mailed a notice of such adjustment to the Holder of the Note at the address of the Holder as the same appears on the registry books of the Company.

8. Assignment. Subject to the restrictions on transfer described in Section 10 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators, and transferees of the parties.

9. Waiver and Amendment. Any provision of this Note may be amended, waived, or modified upon the written consent of the Company and holders of at least two-thirds of the aggregate principal amount of all then outstanding Notes.

10. Transfer of This Note or Securities Issuable on Conversion Hereof. This Note shall not be sold, transferred, hypothecated, pledged, or disposed of prior to the 18 month anniversary of the original issue date of the Note unless the employment of Holder is terminated prior to such date without "Cause" by the Company or by the Holder for "good reason," in each case as such terms are defined in that certain Employment Agreement between the Company and Holder dated March 9, 2001; provided, however, that the original Holder hereof may pledge this Note as security to any financial institution for any financing of such Holder's purchase of this Note. With respect to any offer, sale, or other disposition of this Note or securities into which such Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale, or other distribution may be effected without registration or qualification under any federal or state law then in effect. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with registration or qualification requirements under federal or state law, unless in the opinion of counsel for the Company such legend is not required. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

11. Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account, and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state, or local tax authorities.

12. Notices. Any notice, request, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if faxed with confirmation of receipt by telephone or if telegraphed or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered, faxed, or on the third Trading Day after being deposited in the mail or telegraphed in the manner set forth above and shall be deemed to have been received when delivered.

13. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or the Underlying Shares obtainable hereunder until, and then only to the extent that, this Note shall have been converted.

14.  Usury Savings Clause.

14.1 If at any time the sum of (i) the amount of interest computed in accordance with this Note and (ii) all other consideration received by a Holder that is deemed to constitute interest under applicable law, would exceed the Maximum Legal Rate, then the interest payable under this Note shall be computed upon the basis of the Maximum Legal Rate and strictly limited thereto, but any subsequent increase in the Maximum Legal Rate or subsequent reduction in the rate of interest payable under this Note shall not reduce such interest thereafter payable below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable equals the total amount of interest that would have accrued if such interest had been at all times computed solely on the basis of the interest rate set forth in Section 2 plus the other compensation received by such Holder that is deemed to constitute interest under applicable law. Furthermore, if at the maturity date, the total amount of interest paid or accrued under the foregoing provisions is less than the total amount of interest that would have accrued based upon the interest rate specified in Section 2, then, to the extent allowed by law, the Company agrees to pay to the Holder an amount equal to the difference between
(A) the lesser of (x) the amount of interest that would have accrued if the Maximum Legal Rate had at all times been in effect and (y) the amount of interest that would have accrued if the rate specified in Section 2 above had at all times been in effect; and (B) the amount of interest accrued in accordance with the foregoing provisions.

14.2 No agreements, conditions, provisions, or stipulations contained in this Note or any other instrument, document, or agreement between a Holder and the Company, or default of the Company, or exercise by a Holder of the right to accelerate the payment or the maturity of principal and interest, or to exercise any option whatsoever contained in this Note or any other agreement between a Holder and the Company, or arising out of any contingency whatsoever, shall entitle a Holder to contract for, charge, collect, or receive, in any event, interest exceeding the Maximum Legal Rate; and in no event shall the Company be obligated to pay interest exceeding such Maximum Legal Rate; and all agreements, conditions, or stipulations, if any, that may in any event or contingency whatsoever operate to bind, obligate, or compel the Company to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is contracted for, charged, collected, or received in excess of the Maximum Legal Rate ("Excess"), such Excess shall be, first, applied to reduce the principal then unpaid under this Note; and second, returned to the Company, it being the intention of the parties hereto not to enter into or cause at any time a usurious or otherwise illegal relationship. For the purpose of determining whether or not any Excess has been contracted for, charged, collected, or received by a Holder, the Company and each Holder shall, to the maximum extent permitted under applicable law, (A) characterize any nonprincipal payment as an expense, fee, or premium rather than interest, (B) exclude voluntary prepayments and the effects thereof, and (C) with respect to all interest at any time contracted for, charged, collected, or received by the Holders in connection with this Note, amortize, prorate, allocate, and spread the same in equal parts, or otherwise as appropriate, to ensure that, to the extent possible, no Excess exists during the entire term of this Note.

14.3 If, prior to the repayment in full of the obligations under this Note, the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Note or any other instrument, document, or agreement between a Holder and the Company than is currently allowed by applicable state or federal law, then the limitation of interest hereunder by the Maximum Legal Rate shall be increased to such greater rate of interest, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to each Holder by reason thereof, if any, shall be payable upon demand concurrently with the next payment of interest due under the Note; provided, however, if the Note is fully paid and discharged, no such interest charges shall be owing to a Holder by reason of such amendment.

14.4 "Maximum Legal Rate" means the maximum non-usurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged, or received with respect to the Note as to which such rate is to be determined, payable to the Holders pursuant to this Note or any other agreement, contract, or document by or between the Holders and the Company, under laws applicable to the Holders which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. The Maximum Legal Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of this Note or any other agreement, contract, or document by or between the Holders and the Company that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Legal Rate resulting from a change in the Maximum Legal Rate shall take effect without notice to the Company at the time of such change in the Maximum Legal Rate.

15. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS.

16. Headings. The headings of this Note are for convenience of reference only and are not part of the substance of this Note.

17. Waivers. The Company, along with all sureties, endorses and guarantors (if any) of this Note, waive demand, presentment for payment, notice of non-payment, protest, notice of protest and all other notice, filing of suit and diligence in collecting this Note, and consent to any one or more extensions or postponements of time of payment of this Note on any terms or any other indulgences with respect thereto, without notice thereof to any of them.

IN WITNESS WHEREOF, the Company has caused this Note to be issued this 29th day of June, 2001.


LUBY'S INC.


By: /s/ROBERT T. HERRES
    __________________________________
    Robert T. Herres
    Chairman of the Board


Name of Holder:   Christopher J. Pappas
Address:          642 Yale
                  Houston, Texas  77007


(To be Signed Only Upon Conversion of Note)

LUBY'S, INC.

The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into shares of Common Stock, to the extent of $_______________ unpaid principal amount of such Note, and request that the certificates for such shares be issued in the name of, and delivered to, ____________________, whose address is _________________________________.

Dated:  _______________________________

        ____________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Note)

        ____________________________________
                     (Address)


                                                             Exhibit 4(r)

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATIONS STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS AND AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS CONVERTIBLE SUBORDINATED PROMISSORY NOTE IS SUBJECT TO THE SUBORDINATION PROVISIONS SET FORTH IN THE CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF JUNE, 2001, AMONG LUBY'S, INC., BANK OF AMERICA, NATIONAL ASSOCIATION, AS AGENT, AND CERTAIN OTHER PERSONS SIGNATORY THERETO (INCLUDING EACH SUCH PARTY'S SUCCESSORS AND ASSIGNS). A COPY OF THIS AGREEMENT IS ON FILE AT THE OFFICE OF THE ISSUER HEREOF AND IS AVAILABLE FOR INSPECTION AT SUCH OFFICE.

LUBY'S INC.
CONVERTIBLE SUBORDINATED PROMISSORY NOTE
DUE 2011

San Antonio, Texas
June 29, 2001

LUBY'S INC., a Delaware corporation (the "Company"), the principal office of which is located at 2211 Northeast Loop 410, San Antonio, Texas, for value received hereby promises to pay to Harris J. Pappas, or his registered assigns, the sum of Three Million Five Hundred Thousand Dollars ($3,500,000.00), or such other amount as shall then equal the outstanding principal amount hereof and any unpaid accrued interest hereon, as set forth below, and such amounts shall be due and payable on the earlier to occur of (i) March 1, 2011, or (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below). Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder. This Note is issued in connection with the transactions described in Section 2 of that certain Purchase Agreement between the Company and the Purchasers described therein, dated as of March 9, 2001 (the "Purchase Agreement"). The holder of this Note is subject to certain restrictions set forth in the Purchase Agreement and shall be entitled to certain rights and privileges set forth in the Purchase Agreement. This Note is one of the Notes referred to as the "Notes" in the Purchase Agreement. Terms used and not otherwise defined herein have the meaning given such terms in the Purchase Agreement.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

(1) "Company" includes any corporation or other entity that, to the extent permitted by this Note or the Purchase Agreement, shall succeed to or assume the obligations of the Company under this Note.

(2) "Holder," when the context refers to a holder of this Note, shall mean any persons who shall at the time be the registered holder of this Note

(iii) "Interest Rate" means for the three month period preceding each Interest Payment Date (each an "Interest Period"), a rate of interest equal to the lesser of (i) the Maximum Legal Rate divided by 4 and (ii) LIBOR as reported by the Wall Street Journal two business days before the first day of such Interest Period plus two percent (2%). During an Event of Default, the Interest Rate shall equal the greater of (i) LIBOR plus two percent (2%) and (ii) ten percent (10%), but in no event to exceed the Maximum Legal Rate.

(iv) "Last Sale Price" on any Trading Day shall mean (i) the closing price regular way (or, if no closing price is reported the average of the bid and asked prices) as reported on the New York Stock Exchange Composite Tape, or (ii) if on such Trading Day the Common Stock is not listed or admitted to trading on such exchange, the closing price regular way (or, if no closing price is reported the average of the bid and asked prices) on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (iii) if not listed or admitted to trading on any national securities exchange on such Trading Day, then the average of the closing bid and asked prices as reported through the National Association of Securities Dealers, Inc. on its NASDAQ National Market or other NASDAQ market or through a similar organization if NASDAQ is no longer reporting information, or (iv) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market or other NASDAQ market on such Trading Day, then the average of the closing bid and asked prices in the over the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose or (v) if not quoted by any such organization on such Trading Day, the fair value of such Common Stock on such Trading Day, as reasonably determined by the Board of Directors in good faith.

(v) "LIBOR" shall mean the interest rate per annum (rounded upward to the nearest one-sixteenth (1/16th) of one percent) quoted in the Wall Street Journal for a three month contract in the London interbank market. In the event that the Wall Street Journal ceases to report the interest rate for a three month contract in the London interbank market, then LIBOR shall mean the interest rate per annum (rounded upward to the nearest one-sixteenth (1/16) of one percent) announced from time to time by CitiBank N.A. of New York for a three month contract in the London Interbank market two business days before the first day of such Interest Period.

(vi) "Trading Day" shall mean each Monday, Tuesday, Wednesday, Thursday, and Friday, other than any day on which securities are not traded on the New York Stock Exchange.

2. Interest. Commencing on September 1, 2001, and on each of December 1, March 1, June 1, and September 1 thereafter (each such date being referred to as an "Interest Payment Date") until all outstanding principal and interest on this Note shall have been paid in full, the Company shall pay interest at the Interest Rate on the principal of this Note outstanding during the period beginning on the date of issuance of this Note and ending on the date that the principal amount of this Note becomes due and payable. From the original issue date of this Note through and including the Interest Payment Date occurring closest to the second anniversary of the original issue date of this Note, the Company may pay on each Interest Payment Date accrued interest on the Note, at its election, in cash or shares of Common Stock or both; provided that not more than 60% of the total interest paid for the period through the first anniversary of the original issue date and none of the interest paid for the period after the first anniversary of the original issue date and through the second anniversary date of the original issue date shall be paid in shares of Common Stock unless the Holders of 51% of the aggregate principal amount of the outstanding Notes shall have consented to such payment in shares of Common Stock. The Company's election will in each case be made on or prior to the second Trading Day preceding the applicable Interest Payment Date, with prompt notice (as provided in Section 12 hereof) of such election being given to the Holder. The Company shall pay all interest that accrues and becomes payable after September 1, 2003 only in cash. The number of shares of Common Stock to be issued when interest is to be paid in shares of Common Stock will equal (i) the cash amount of the interest payable to be paid in shares of Common Stock divided by (ii) the average of the Last Sale Price of the Common Stock for the twenty (20) Trading Days immediately preceding the applicable Interest Payment Date, rounded down to the nearest full share.

3. Events of Default. If any of the events specified in this Section 3 shall occur (herein individually referred to as an "Event of Default") the Holder may, so long as any such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the
Company:

(i) Default in the payment of the principal and unpaid accrued interest of this Note when due and payable not cured by the Company within ten (10) days;

(ii) Any breach by the Company of any warranty or covenant in this Note; provided, that, in the event of any such breach, to the extent such breach is susceptible to cure, such breach shall not have been cured by the Company within 30 days after written notice to the Company of such breach by the Holder; or

(iii) Any event or occurrence exists that would constitute an "Event of Default" of the Company under any Senior Indebtedness (as defined below) of the Company whether or not such Event of Default has been waived by the holder of such Senior Indebtedness,

4. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Indebtedness, as hereinafter defined, whether outstanding as of the date hereof or thereafter created, received, assumed, or guaranteed.

4.1 Senior Indebtedness. As used in this Note, the term "Senior Indebtedness" shall mean the principal of, and unpaid accrued interest and premium, if any, on: (i) all indebtedness of the Company for money borrowed by the Company (whether or not secured), including any guaranty by the Company of any indebtedness of any subsidiary for money borrowed by such subsidiary (whether or not secured), and (ii) any such indebtedness or any debentures, notes, or other evidence of indebtedness issued in exchange for or to refinance such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor. Notwithstanding the foregoing, Senior Indebtedness shall not include (i) indebtedness of the Company owed or owing to any subsidiary of the Company or an officer, director or employee of the Company or any subsidiary, or (ii) indebtedness to trade creditors.

4.2 Default on Senior Indebtedness. If the Company shall default in the payment of any principal of, or premium or interest on, any Senior Indebtedness when the same becomes due and payable, whether at stated maturity or at a date fixed for redemption or by declaration of acceleration or otherwise (a "Payment Default"), then, upon written notice of such default to the Company by the holders of such Senior Indebtedness or any trustee therefor, unless or until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off, or otherwise) shall be made or agreed to be made on account of the principal of, or interest on, the Note, or in respect of any redemption, retirement, repurchase, or other acquisition of the Note other than those made in capital stock of the Company (or in cash in lieu of fractional shares thereof) pursuant to any conversion right of the Note or otherwise made in capital stock of the Company (or in cash in lieu of fractional shares thereof).

Upon (i) the happening of an Event of Default (other than a Payment Default) that permits the holders of Senior Indebtedness or any trustee therefor to accelerate its maturity (a "Nonpayment Default") and (ii) written notice of such event of default given to the Company by the holders of at least 25% in aggregate principal amount outstanding of such Senior Indebtedness or any trustee therefor (a "Payment Notice"), then, unless and until such Event of Default has been cured or waived or otherwise has ceased to exist, no payment (in cash, property, securities, by set-off, or otherwise) may be made by or on behalf of the Company on account of the principal of, or interest on, the Note), in any such case other than payments made in capital stock of the Company (or in cash in lieu of fractional shares thereof) pursuant to any conversion right of the Note or otherwise made in capital stock of the Company (or in cash in lieu of fractional shares thereof). Notwithstanding the foregoing, unless (i) the Senior Indebtedness in respect of which such Event of Default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period"), and (ii) such declaration has not been rescinded or waived, at the end of the Payment Blockage Period, the Company shall be required to pay all sums not paid to the Holders of the Note during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Note. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within any period of 360 consecutive days, and (ii) no default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such Event of Default is on the same issue of Senior Indebtedness) shall be made the basis for the commencement of any other Payment Blockage Period.

If (a) without the consent of the Company, a court having jurisdiction shall enter an order for relief with respect to the Company under the federal Bankruptcy Code or, without the consent of the Company, a court having jurisdiction shall enter a judgment, order, or decree adjudging the Company a bankrupt or insolvent, or enter an order for relief for reorganization, arrangement, adjustment, or composition of or in respect of the Company under the federal Bankruptcy Code or applicable state insolvency law, or (b) the Company shall institute proceedings for entry of an order for relief with respect to the Company under the federal Bankruptcy Code or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to reorganization, arrangement, composition, or relief under the federal Bankruptcy Code or any applicable state law, or shall consent to the filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official of the Company or of substantially all of its property, or the Company shall make a general assignment for the benefit of creditors as recognized under the federal Bankruptcy Code, then all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities, or other property, shall be made to any Holder of the Note on account thereof. Any payment or distribution, whether in cash, securities (other than a payment or distribution in capital stock of the Company), or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Note, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provision) be payable or deliverable in respect of the Note shall be paid or delivered directly to the holder of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full. In the event of such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the Holders of the Note, together with the Holders of any other obligations of the Company ranking on a parity with the Note, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of and interest on the Note and such other obligations before any payment or other distribution, whether in cash, property, or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to the Note and such other obligations.


If, notwithstanding the foregoing, any payment or distribution of any character, whether in cash, securities, or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Note, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by the Holder of the Note in contravention of any of the terms hereof, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness then outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full. In the event of the failure of the Holder of the Note to endorse or assign any such payment, distribution, or security, each holder of Senior Indebtedness is hereby irrevocably authorized to endorse or assign the same.


4.3 Effect of Subordination. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 4 to receive cash, securities, or other properties otherwise payable or deliverable to the Holder of this Note, nothing contained in this Section 4 shall impair, as between the Company and the Holder of this Note, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder of this Note the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of this Note, upon default hereunder, from exercising all rights, powers, and remedies otherwise provided herein or by applicable law.

4.4 Subrogation. Subject to the payment in full of all Senior Indebtedness and until this Note shall be paid in full, the Holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Subsection 4.2 above) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness.
No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder of this Note, be deemed to be a payment by the Company to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder of this Note would be entitled except for the provisions of this Section 4 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder of this Note, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

4.5 Undertaking. By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 4.

5. Prepayment. Upon 10 days' prior written notice to the Holder, the Company may at any time prepay in whole or in part the principal sum, plus accrued interest to date of payment, of this Note.

6. Conversion.

6.1 Voluntary Conversion. Any Holder of this Note has the right, at the Holder's option, (i) at any time after the 18 month anniversary of the original issue date of the first Note issued and delivered under the Purchase Agreement and prior to the close of business on the second business day prior to March 1, 2011 (unless a notice of prepayment pursuant to Section 5 has been given with respect to the Note or some portion thereof), to convert this Note, in whole or in part, and (ii) at any time after delivery of a notice of prepayment in accordance with Section 5 of this Note and prior to the close of business on the second business day prior to the date prepayment is to be made (unless the Company subsequently fails to make the prepayment on the date of the proposed prepayment, in which event this clause (ii) of this Section 6.1 shall be of no further force or effect with respect to such proposed prepayment), to convert the portion of the Note to be prepaid, in whole or in part, in each case of conversion, into fully paid and nonassessable shares of Common Stock of the Company in accordance with the provisions of Subsection 6.2 hereof. The number of shares of Common Stock to be issued upon conversion ("Conversion Shares") shall be determined by dividing the aggregate principal amount to be converted together with all accrued but unpaid interest to the date of conversion, by the Conversion Price (as defined below) in effect at the time of such conversion. The initial Conversion Price shall be equal to $5.00 per share.

6.2  Conversion Procedure.   Before the Holder shall be entitled to convert
this Note into shares of Common Stock, it shall surrender this Note duly endorsed at the principal office of the Company and shall give written notice to the Company at its principal corporate office, of the election to convert the same pursuant to this Section 6, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to the Holder of this Note a certificate or certificates (bearing such legends as are required by the Purchase Agreement and applicable federal and state securities laws in the opinion of counsel to the Company) for the number of full shares of Common Stock to which the Holder of this Note shall be entitled as aforesaid, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable in lieu of fractional shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay in cash to the Holder the amount of outstanding principal that is not so converted.

7. Conversion Price Adjustments.

7.1 Adjustments for Stock Splits, Subdivisions, and Combinations. In the event the Company shall (A) pay a dividend or make a distribution in shares of Common Stock on the Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, or (D) issue, by reclassification of its shares of Common Stock, any shares of capital stock of the Company, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of the Note thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company which he would have owned or been entitled to receive immediately following such action had such Note been converted immediately prior thereto.
An adjustment made pursuant to this Subsection 7.1 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a reclassification, subdivision or combination. If as a result of an adjustment made pursuant to this Subsection 7.1, the Holder of the Note thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock (including shares of Common Stock and other capital stock) of the Company, the Board of Directors (whose determination, by a duly adopted resolution, shall be conclusive) shall reasonably determine in good faith the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

7.2 Adjustments for Certain Rights Issuances. In the event the Company shall issue rights, options, or warrants to all holders of Common Stock entitling them (for a period not exceeding 60 days from the date of such issuance) to subscribe for or purchase shares of Common Stock at a price per share less than the average market price per share (as determined pursuant to Subsection 7.6 below) of the Common Stock on the record date mentioned below, the Conversion Price shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying:

(A) the Conversion Price in effect immediately prior to the date of issuance of such rights, options, or warrants by a fraction, of which

(B) the numerator shall be (x) the number of shares of Common Stock outstanding on the date of issuance of such rights, options, or warrants, immediately prior to such issuance, plus (y) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such average market price, and of which

(C) the denominator shall be (x) the number of shares of Common Stock outstanding on the date of issuance of such rights, options, or warrants, immediately prior to such issuance, plus (y) the number of additional shares of Common stock which are so offered for subscription or purchase.

Such adjustments shall become effective immediately after the record date for the determination of holders entitled to receive such rights, options, or warrants; provided, however, that if any such rights, options, or warrants issued by the Company as described in this Subsection 7.2 are only exercisable upon the occurrence of certain triggering events provided for in shareholder rights plans, then the Conversion Price will not be adjusted as provided in this Subsection 7.2 until such triggering events occur.

7.3 Adjustments for Other Distributions. In the event the Company shall distribute to all holders of Common Stock any of its assets, evidences of indebtedness, cash, or other assets or shares of capital stock, other than Common Stock (including securities, but other than (A) dividends or distributions exclusively in cash which exceed $.20 per share of Common Stock in any calendar year or (B) any dividend or distribution for which an adjustment is required to be made in accordance with Subsection 7.1 or 7.2 above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction the numerator of which shall be the average market price per share of the Common Stock (determined as provided in Subsection 7.6 below) on the record date mentioned below less the then fair market value (as reasonably determined in good faith by the Board of Directors) of the portion of the assets or evidence of indebtedness so distributed applicable to one share of Common Stock, and the denominator of which shall be such average market price per share of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

7.4 Notices of Record Date, etc.  In the event of:

(A) Any taking by the Company of a record of the holders of Common Stock of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(B) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or

(C) Any voluntary or involuntary dissolution, liquidation, or winding up of the Company, the Company will mail to the Holder of this Note at least ten (10) days prior to the earliest date specified therein, a notice specifying:

(i) The date on which any such record is to be taken for the purpose of such dividend, distribution, or right, and the amount and character of such dividend, distribution, or right; and

(ii) The date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

7.5 Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Common Stock (and/or its treasury stock) shall not be sufficient to effect the conversion of the entire outstanding principal amount of the Note, in addition to such other remedies as shall be available to the holder of the Note, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (and/or its treasury stock) to such number of shares as shall be sufficient for such purposes.

7.6 Market Price.  For the purpose of any computation under Subsections 7.2 and
7.3 above, the average market price per share of Common Stock on any date shall be deemed to be the average of the Last Sale Price of a share of Common Stock for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the date in question and the date before the "'ex' date," with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "'ex' date," when used with respect to any issuance or distribution means the first date on which the Common Stock trades regular way on the New York Stock Exchange (or if not listed or admitted to trading thereon, then on the principal national securities exchange on which the Common Stock is listed or admitted to trading) without the right to receive such issuance or distribution.

7.7 Notice of Adjustment. Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly mail or cause to be mailed a notice of such adjustment to the Holder of the Note at the address of the Holder as the same appears on the registry books of the Company.

8. Assignment. Subject to the restrictions on transfer described in Section 10 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators, and transferees of the parties.

9. Waiver and Amendment. Any provision of this Note may be amended, waived, or modified upon the written consent of the Company and holders of at least two-thirds of the aggregate principal amount of all then outstanding Notes.

10. Transfer of This Note or Securities Issuable on Conversion Hereof. This Note shall not be sold, transferred, hypothecated, pledged, or disposed of prior to the 18 month anniversary of the original issue date of the Note unless the employment of Holder is terminated prior to such date without "Cause" by the Company or by the Holder for "good reason," in each case as such terms are defined in that certain Employment Agreement between the Company and Holder dated March 9, 2001; provided, however, that the original Holder hereof may pledge this Note as security to any financial institution for any financing of such Holder's purchase of this Note. With respect to any offer, sale, or other disposition of this Note or securities into which such Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale, or other distribution may be effected without registration or qualification under any federal or state law then in effect. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with registration or qualification requirements under federal or state law, unless in the opinion of counsel for the Company such legend is not required. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

11. Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account, and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state, or local tax authorities.

12. Notices. Any notice, request, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if faxed with confirmation of receipt by telephone or if telegraphed or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered, faxed, or on the third Trading Day after being deposited in the mail or telegraphed in the manner set forth above and shall be deemed to have been received when delivered.

13. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or the Underlying Shares obtainable hereunder until, and then only to the extent that, this Note shall have been converted.

14. Usury Savings Clause.

14.1 If at any time the sum of (i) the amount of interest computed in accordance with this Note and (ii) all other consideration received by a Holder that is deemed to constitute interest under applicable law, would exceed the Maximum Legal Rate, then the interest payable under this Note shall be computed upon the basis of the Maximum Legal Rate and strictly limited thereto, but any subsequent increase in the Maximum Legal Rate or subsequent reduction in the rate of interest payable under this Note shall not reduce such interest thereafter payable below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable equals the total amount of interest that would have accrued if such interest had been at all times computed solely on the basis of the interest rate set forth in Section 2 plus the other compensation received by such Holder that is deemed to constitute interest under applicable law. Furthermore, if at the maturity date, the total amount of interest paid or accrued under the foregoing provisions is less than the total amount of interest that would have accrued based upon the interest rate specified in Section 2, then, to the extent allowed by law, the Company agrees to pay to the Holder an amount equal to the difference between
(A) the lesser of (x) the amount of interest that would have accrued if the Maximum Legal Rate had at all times been in effect and (y) the amount of interest that would have accrued if the rate specified in Section 2 above had at all times been in effect; and (B) the amount of interest accrued in accordance with the foregoing provisions.

14.2 No agreements, conditions, provisions, or stipulations contained in this Note or any other instrument, document, or agreement between a Holder and the Company, or default of the Company, or exercise by a Holder of the right to accelerate the payment or the maturity of principal and interest, or to exercise any option whatsoever contained in this Note or any other agreement between a Holder and the Company, or arising out of any contingency whatsoever, shall entitle a Holder to contract for, charge, collect, or receive, in any event, interest exceeding the Maximum Legal Rate; and in no event shall the Company be obligated to pay interest exceeding such Maximum Legal Rate; and all agreements, conditions, or stipulations, if any, that may in any event or contingency whatsoever operate to bind, obligate, or compel the Company to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is contracted for, charged, collected, or received in excess of the Maximum Legal Rate ("Excess"), such Excess shall be, first, applied to reduce the principal then unpaid under this Note; and second, returned to the Company, it being the intention of the parties hereto not to enter into or cause at any time a usurious or otherwise illegal relationship. For the purpose of determining whether or not any Excess has been contracted for, charged, collected, or received by a Holder, the Company and each Holder shall, to the maximum extent permitted under applicable law, (A) characterize any nonprincipal payment as an expense, fee, or premium rather than interest, (B) exclude voluntary prepayments and the effects thereof, and (C) with respect to all interest at any time contracted for, charged, collected, or received by the Holders in connection with this Note, amortize, prorate, allocate, and spread the same in equal parts, or otherwise as appropriate, to ensure that, to the extent possible, no Excess exists during the entire term of this Note.

14.3 If, prior to the repayment in full of the obligations under this Note, the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Note or any other instrument, document, or agreement between a Holder and the Company than is currently allowed by applicable state or federal law, then the limitation of interest hereunder by the Maximum Legal Rate shall be increased to such greater rate of interest, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to each Holder by reason thereof, if any, shall be payable upon demand concurrently with the next payment of interest due under the Note; provided, however, if the Note is fully paid and discharged, no such interest charges shall be owing to a Holder by reason of such amendment

14.4 "Maximum Legal Rate" means the maximum non-usurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged, or received with respect to the Note as to which such rate is to be determined, payable to the Holders pursuant to this Note or any other agreement, contract, or document by or between the Holders and the Company, under laws applicable to the Holders which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. The Maximum Legal Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of this Note or any other agreement, contract, or document by or between the Holders and the Company that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Legal Rate resulting from a change in the Maximum Legal Rate shall take effect without notice to the Company at the time of such change in the Maximum Legal Rate.

15. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS.

16. Headings. The headings of this Note are for convenience of reference only and are not part of the substance of this Note.

17. Waivers. The Company, along with all sureties, endorses and guarantors (if any) of this Note, waive demand, presentment for payment, notice of non-payment, protest, notice of protest and all other notice, filing of suit and diligence in collecting this Note, and consent to any one or more extensions or postponements of time of payment of this Note on any terms or any other indulgences with respect thereto, without notice thereof to any of them.

IN WITNESS WHEREOF, the Company has caused this Note to be issued this 29th day of June, 2001.


LUBY'S INC.


By: /s/ROBERT T. HERRES
    __________________________________
    Robert T. Herres
    Chairman of the Board


Name of Holder:  Harris J. Pappas
Address:         642 Yale
                 Houston, Texas  77007



(To be Signed Only Upon Conversion of Note)

LUBY'S, INC.

The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into shares of Common Stock, to the extent of $_______________ unpaid principal amount of such Note, and request that the certificates for such shares be issued in the name of, and delivered to, ____________________, whose address is _________________________________.

Dated: _______________________________

____________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Note)

____________________________________
                        (Address)